As filed with the Securities and Exchange Commission on October 8, 1996
                                                  Registration No. 333-_________

      ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         TeleBanc Financial Corporation
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                                      6712
            (Primary Standard Industrial Classification Code Number)

                                   13-3759196
                     (I.R.S. Employer Identification Number)
                                   -----------

                           1111 North Highland Street
                            Arlington, Virginia 22201
                                 (703) 247-3700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                     -------

                                Aileen Lopez Pugh
                         TeleBanc Financial Corporation
                           1111 North Highland Street
                            Arlington, Virginia 22201
                                 (703) 247-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   -----------

                          Copies of communications to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                                       CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of each class of                                                    Proposed maximum
   securities to be          Amount to be         Proposed maximum       aggregate offering          Amount of
      registered              registered       offering price per unit          price             registration fee
----------------------- ---------------------- ---------------------- -----------------------  ----------------------
Common Stock, par              2,482,330
value $.01 per share           shares *               $740.21**            $15,804,999.00            $4,789.39
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
----------
*    Based upon the maximum number of shares of TeleBanc  Financial  Corporation Common Stock, par value $.01 per share, to be issued in connection with the transactions described in this Registration Statement.
**   Amount  calculated  pursuant to Rule  457(f)(2)  under the  Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page 1 of ____ pages.                    Exhibit Index is located at page II-11.

                         TELEBANC FINANCIAL CORPORATION


         Cross Reference Sheet pursuant to Item 501 of Regulation S-K between Items in Part I of Form S-4 and Proxy Statement/Prospectus.

                                                                           Location in Proxy
                           Items of Form S-4                             Statement/Prospectus
                           -----------------                             --------------------
A.    INFORMATION ABOUT THE TRANSACTION

1.    Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus....................         Forepart of Registration Statement and
                                                                 Outside Front Cover Page of Proxy
                                                                 Statement/Prospectus
2.    Inside Front and Outside Back Cover Pages of
      Prospectus........................................         Available Information, Incorporation of
                                                                 Certain Documents by Reference, Table of
                                                                 Contents
3.    Risk Factors, Ratio of Earnings to Fixed Charges
      and Other Information.............................         Outside Front Cover Page of Proxy
                                                                 Statement/Prospectus, Risk Factors,
                                                                 Selected Consolidated Financial and Other
                                                                 Data

4.    Terms of the Transaction..........................         Proposed Merger of MET Holdings into
                                                                 TeleBanc, Description of TeleBanc Stock

5.    Pro Forma Financial Information...................         Unaudited Pro Forma Combined Financial
                                                                 Information

6.    Material Contracts with the Company Being Acquired
                                                                                   Not applicable
7.    Additional Information Required for Reoffering by
      Persons and Parties Deemed to be Underwriters.....                           Not applicable

8.    Interests of Named Experts and Counsel............                           Not applicable

9.    Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities....                           Not applicable

B.    INFORMATION ABOUT THE REGISTRANT

10.   Information with Respect to S-3 Registrants.......         Incorporation of Certain Documents by
                                                                 Reference, Risk Factors, Proposed Merger of
                                                                 MET Holdings into TeleBanc

11.   Incorporation of Certain Information by Reference.         Incorporation of Certain Documents by
                                                                 Reference

                                                                           Location in Proxy
                           Items of Form S-4                             Statement/Prospectus
                           -----------------                             --------------------

12.   Information with Respect to S-2 or S-3
      Registrants.......................................                           Not applicable

13.   Incorporation of Certain Information by
      Reference.........................................                           Not applicable

14.   Information with Respect to Registrants Other
      Than S-3 or S-2 Registrants.......................                           Not applicable

C.    INFORMATION ABOUT THE COMPANY
      BEING ACQUIRED

15.   Information with Respect to S-3 Companies.........                           Not applicable

16.   Information with Respect to S-2 or S-3
      Companies.........................................                           Not applicable

17.   Information with Respect to Companies Other Than
      S-3 or S-2 Companies..............................         Proposed Merger of MET Holdings into
                                                                 TeleBanc, Description of MET Holdings
                                                                 Corporation, MET Holdings Management's
                                                                 Discussion and Analysis of Financial
                                                                 Condition and Results of Operations

D.    VOTING AND MANAGEMENT INFORMATION

18.   Information if Proxies, Consents or
      Authorizations are to be Solicited................         Outside Front Cover Page of Proxy
                                                                 Statement/Prospectus, Incorporation of Certain
                                                                 Documents by Reference, Proposed Merger of MET
                                                                 Holdings into TeleBanc, The MET Holdings Special
                                                                 Meeting, The TeleBanc Special Meeting, Security
                                                                 Ownership of Certain Beneficial Owners and
                                                                 Management of MET Holdings
19.   Information if Proxies, Consents or
      Authorizations are not to be Solicited or in an
      Exchange Offer....................................                           Not applicable

                            MET HOLDINGS CORPORATION

                           405 Park Avenue, Suite 1104
                            New York, New York 10022
                                 (212) 758-5100

                                                          _____________ __, 1996

To Our Stockholders:

         You are cordially invited to attend the Special Meeting of Stockholders of MET Holdings Corporation ("MET Holdings") to be held at 405 Park Avenue, Suite 1104, New York, New York 10022, on _____, _____________ __, 1996 at 11:00
a.m.

         At the Special Meeting, holders of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings will be asked to consider and to vote on the approval and adoption of the Agreement and Plan of Merger, dated as of May 10, 1996, as amended (the "Agreement"), by and among TeleBanc Financial Corporation ("TeleBanc") and MET Holdings and the merger provided for therein pursuant to which MET Holdings will merge with and into TeleBanc (the "Merger"). Based in Arlington, Virginia, TeleBanc is a Delaware corporation which had total assets of $599.8 million at June 30, 1996.

         Details of the proposed transaction are set forth in the accompanying Proxy Statement/Prospectus. You are urged to read it carefully in its entirety. Approval of the Agreement and the Merger provided for therein requires the affirmative vote, in person or by proxy, of the holders of at least three-fourths of the outstanding shares of Class A Common Stock of MET Holdings and the holders of at least two-thirds of the outstanding shares of Class B Serial Preferred Stock of MET Holdings, voting as separate classes. The directors of MET Holdings, David A. Smilow and Mitchell H. Caplan, beneficially own, respectively, 3,968 shares (39.9%) and 987 shares (9.9%) of Class A Common Stock and 2,091 shares (41.8%) and 1,079 shares (21.6%) of Class B Serial Preferred Stock. Each share of Class A Common Stock and each share of Class B Serial Preferred Stock will entitle its holder to one vote. The holders of Class B Common Stock of MET Holdings are not entitled to vote at the MET Holdings Special Meeting.

         Your Board of Directors unanimously approved the Merger and believes that it is in the best interests of MET Holdings and our stockholders. Accordingly, the Board of Directors unanimously recommends that you vote TO APPROVE AND ADOPT the Agreement and the Merger provided for therein.

         We hope you can attend the Special Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own.

         We look forward to seeing you at the Special Meeting.

                                        Sincerely,



                                        David A. Smilow
                                        Chairman of the Board
                                            and Chief Executive Officer

                            MET HOLDINGS CORPORATION
                           405 Park Avenue, Suite 1104
                            New York, New York 10022
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      to be held on _____________ __, 1996
                            ------------------------

         A Special Meeting of the Stockholders (the "Special Meeting") of MET Holdings Corporation ("MET Holdings") will be held on _____, _____________ __, 1996 at 11:00 a.m. local time at 405 Park Avenue, Suite 1104, New York, New York 10022, for the following purposes:

                  (a) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 10, 1996, as amended (the "Agreement"), by and among TeleBanc Financial Corporation ("TeleBanc") and MET Holdings, and the merger provided for therein (the "Merger"). A copy of the Agreement is included as Annex A to the accompanying Proxy Statement/Prospectus.

                  (b) To vote on such other business as may properly come before the Special Meeting.

         If the Agreement and Merger are approved, adopted and consummated, each stockholder of MET Holdings will have the right to dissent and demand payment of the fair value of his shares. This right is contingent upon strict compliance with the procedures set forth in the applicable statute. The full text of this statute is included as Annex B to the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed _____________ __, 1996 as the record date for the Special Meeting. All of the holders of any class of MET Holdings stock, whether voting or nonvoting, at the close of business on that day are entitled to receive notice of the Special Meeting. The holders of the Class A Common Stock and the holders of the Class B Serial Preferred Stock of MET Holdings are entitled to vote at the Special Meeting or at any adjournments or postponements thereof. Each share of Class A Common Stock and each share of Class B Serial Preferred Stock of MET Holdings will entitle its holder to one vote. Holders of shares of Class B Common Stock of MET Holdings are not entitled to vote at the Special Meeting. There are no issued and outstanding shares of Class A Serial Preferred Stock of MET Holdings.

         All stockholders are urged to attend the Special Meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID ENVELOPE IS PROVIDED. If you decide to attend the Special Meeting, you may revoke your proxy and vote your shares in person.

                                 By order of the Board of Directors of
                                 MET Holdings Corporation



                                 Jane H. Gelman
                                 Secretary

New York, New York
_____________ __, 1996

         THE BOARD OF DIRECTORS OF MET HOLDINGS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN.

                         TELEBANC FINANCIAL CORPORATION

                           1111 North Highland Street
                            Arlington, Virginia 22201
                                 (703) 247-3700

                                                          _____________ __, 1996

To Our Stockholders:

         You are cordially invited to attend the Special Meeting of Stockholders of TeleBanc Financial Corporation ("TeleBanc") to be held at TeleBanc's principal executive office at 1111 North Highland Street, Arlington, Virginia 22201 on _____, _____________ __, 1996 at 11:00 a.m.

         At the Special Meeting, holders of the common stock of TeleBanc (the "TeleBanc Stock") will be asked to consider and to vote on the approval and adoption of the Agreement and Plan of Merger, dated as of May 10, 1996, as amended (the "Agreement"), by and among TeleBanc and MET Holdings Corporation ("MET Holdings") and the merger provided for therein pursuant to which MET Holdings will merge with and into TeleBanc (the "Merger"), and to amend TeleBanc's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.01 per share (the "TeleBanc Stock"), from 3,500,000 to 5,000,000 and preferred stock, par value $.01 per share, from 500,000 to 5,000,000.

         MET Holdings presently owns approximately 63.4% of the issued and outstanding TeleBanc Stock. As a result of the Merger, current MET Holdings stockholders would own 76.8% of the issued and outstanding shares of TeleBanc Stock, assuming all shares placed in escrow upon the Merger are distributed as contemplated. Details of the proposed transaction are set forth in the accompanying Proxy Statement/Prospectus. You are urged to read it carefully in its entirety.

         Approval of the Agreement and the Merger provided for therein requires the affirmative vote, in person or by proxy, of at least (i) the holders of 80% of the total number of outstanding shares of TeleBanc Stock and (ii) the holders of at least two-thirds of the voting power of the outstanding shares of TeleBanc Stock, excluding for such purposes the total number of outstanding shares of TeleBanc Stock owned by MET Holdings and its affiliates and associates.

         Adoption of the amendment to TeleBanc's Certificate of Incorporation requires the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of TeleBanc Stock entitled to vote at the TeleBanc Special Meeting. Such amendment is necessary to have enough authorized stock to effect the Merger, but also authorizes significant additional capital stock for future issuance.

         Each share of TeleBanc Stock will entitle its holder to one vote. The directors of TeleBanc have indicated that they intend to vote the shares of TeleBanc Stock that they beneficially own in favor of the Agreement and the Merger and the adoption of the amendment to the Certificate of Incorporation. The directors of MET Holdings have indicated that they intend to vote the TeleBanc Stock held by MET Holdings and the shares of TeleBanc Stock beneficially owned by such directors in favor of the Agreement and the Merger and the amendment to the Certificate of Incorporation. Therefore, the amendment to TeleBanc's Certificate of Incorporation will be approved, notwithstanding the vote of other TeleBanc stockholders.

         The independent members of your Board of Directors unanimously approved the Agreement and the Merger provided for therein and the amendment to the Certificate of Incorporation and believe that they are in the best interests of TeleBanc and our stockholders. Accordingly, the Board of Directors unanimously recommends that you vote TO APPROVE AND ADOPT the Agreement and the Merger provided for therein and the amendment to the Certificate of Incorporation to increase the authorized number of shares of TeleBanc capital stock.

         We hope you can attend the Special Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own.

         We look forward to seeing you at the Special Meeting.

                                   Sincerely,



                                   David A. Smilow
                                   Chairman of the Board and
                                       Chief Executive Officer

                         TELEBANC FINANCIAL CORPORATION
                           1111 North Highland Street
                            Arlington, Virginia 22201
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       to be held on _____________ __ 1996
                            ------------------------

         A Special Meeting of the Stockholders (the "Special Meeting") of TeleBanc Financial Corporation ("TeleBanc") will be held on _____, _____________ __, 1996 at 11:00 a.m. local time at TeleBanc's principal executive office at 1111 North Highland Street, Arlington, Virginia 22201, for the following purposes:
                  (a) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 10, 1996, as amended (the "Agreement"), by and among TeleBanc and MET Holdings Corporation ("MET Holdings") and the merger provided for therein (the "Merger"). A copy of the Agreement is included as Annex A to the accompanying Proxy Statement/Prospectus.
                  (b) To amend TeleBanc's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, par value $.01 per share, of TeleBanc ("TeleBanc Stock") from 3,500,000 to 5,000,000 and preferred stock, par value $.01 per share, of TeleBanc ("TeleBanc Preferred Stock") from 500,000 to 5,000,000.
                  c) If necessary, to adjourn the Special Meeting to solicit further votes in favor of the Agreement and the Merger.
                 (d) To vote on such other business as may properly come before the Special Meeting.

         If the Agreement and Merger are approved, adopted and consummated, each stockholder of TeleBanc will have the right to dissent and demand payment of the fair value of his shares. This right is contingent upon strict compliance with the procedures set forth in the applicable statute. The full text of this statute is included as Annex B to the accompanying Proxy Statement/Prospectus.

         The Board of Directors has fixed _____________ __, 1996 as the record date for the Special Meeting. All holders of TeleBanc Stock at the close of business on that day are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any adjournments or postponements thereof. Each share of TeleBanc Stock will entitle its holder to one vote.

         All stockholders are urged to attend the Special Meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID ENVELOPE IS PROVIDED. If you decide to attend the Special Meeting, you may revoke your proxy and vote your shares in person.

                                           By order of the Board of Directors of
                                           TeleBanc Financial Corporation


                                           David A. Smilow
                                           Chairman of the Board and Chief
                                               Executive Officer
Arlington, Virginia
_____________ __, 1996

         THE BOARD OF DIRECTORS OF TELEBANC UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF TELEBANC STOCK AND TELEBANC PREFERRED STOCK.

                         TELEBANC FINANCIAL CORPORATION
                           PROXY STATEMENT/PROSPECTUS
                                2,482,330 Shares
                                  Common Stock
                            -------------------------
                            MET HOLDINGS CORPORATION
                                 PROXY STATEMENT

         This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to the holders of the common stock, par value $0.01 per share ("TeleBanc Stock"), of TeleBanc Financial Corporation ("TeleBanc"), in
connection with the solicitation of proxies by the Board of Directors of TeleBanc for use at the Special Meeting of Stockholders of TeleBanc to be held at TeleBanc's principal executive office at 1111 North Highland Street, Arlington, Virginia, 22201 on _____, _____________ __, 1996 at 11:00 a.m., and
at any and all adjournments or postponements thereof (the "TeleBanc Special Meeting").

         This Proxy Statement/Prospectus also is being furnished to the holders of the Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), the Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"), and the Class B Serial Preferred Stock, par value $0.10 per share (the "Class B Serial Preferred Stock") of MET Holdings Corporation ("MET Holdings") in connection with the solicitation of proxies by the Board of Directors of MET Holdings for use at the Special Meeting of Stockholders of MET Holdings to be held at 405 Park Avenue, Suite 1104, New York, New York 10022, on _____, _____________ __, 1996 at 11:00 a.m., and at any and all adjournments or postponements thereof (the "MET Holdings Special Meeting"). No shares of Class A Serial Preferred Stock, par value $0.10 per share (the "Class A Serial Preferred Stock") of MET Holdings are issued and outstanding. The Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock and Class B Serial Preferred Stock are sometimes hereinafter collectively referred to as "MET Holdings Stock."

         The directors of TeleBanc have indicated that they intend to vote their shares of TeleBanc Stock in favor of the Agreement and the Merger provided for therein (as these terms are defined below) and the amendment to TeleBanc's Amended and Restated Certificate of Incorporation (TeleBanc's "Certificate of Incorporation") to increase the number of authorized shares of TeleBanc capital stock from 4,000,000 to 10,000,000 (the "Amendment").

         MET Holdings is the holder of approximately 63.4% of the issued and outstanding TeleBanc Stock. The directors of MET Holdings have indicated that they intend to vote the shares of TeleBanc Stock owned by MET Holdings in favor of the Agreement and the Merger provided for therein and the Amendment.

         The directors of MET Holdings, each of whom is also a director of TeleBanc, have agreed to vote their shares of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings in favor of the Agreement and the Merger provided for therein. The directors of MET Holdings, David A. Smilow and Mitchell H. Caplan, beneficially own, respectively, 3,968 shares (39.9%) and 987 shares (9.9%) of the Class A Common Stock and 2,091 shares (41.8%) and 1,079 shares (21.6%) of the Class B Serial Preferred Stock.

         A TeleBanc stockholder who votes to approve the Agreement and the Merger provided for therein may be deemed to have ratified the terms (including the fairness) thereof and may be precluded from challenging the Merger in a subsequent legal proceeding.

         A MET Holdings stockholder who votes to approve the Agreement and the Merger provided for therein may be deemed to have ratified the terms (including the fairness) thereof and may be precluded from challenging the Merger in a subsequent legal proceeding.

         THE TELEBANC STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. MET HOLDINGS STOCKHOLDERS SHOULD CONSIDER CAREFULLY THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING AT PAGE 2 RELATING TO CERTAIN FACTORS RELEVANT TO AN ASSESSMENT OF TELEBANC AND THE TELEBANC STOCK.

                              ---------------------

             THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
                 OR DEPOSITS, AND ARE NOT INSURED BY THE FEDERAL
                   DEPOSIT INSURANCE CORPORATION (THE "FDIC"),
                        OR ANY OTHER GOVERNMENTAL AGENCY.

                              ---------------------

         THE TELEBANC STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY
            STATE SECURITIES COMMISSION, THE OFFICE OF THRIFT SUPER-
             VISION (THE "OTS") OR THE FDIC, NOR HAS THE COMMISSION,
                 ANY STATE SECURITIES COMMISSION, THE OTS OR THE
                    FDIC PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROXY STATEMENT/PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              ---------------------

         This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of TeleBanc and MET Holdings on or about _____________ __, 1996.

                              ---------------------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO ANY PERSON TO EXCHANGE OR SELL, OR A SOLICITATION FROM ANY PERSON OF AN OFFER TO EXCHANGE OR PURCHASE, THE TELEBANC STOCK OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

           The date of this Proxy Statement/Prospectus is _____________ __, 1996

                              ---------------------

         This Proxy Statement/Prospectus relates to TeleBanc's proposed acquisition of MET Holdings, to be effected by a merger of MET Holdings with and into TeleBanc (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of May 10, 1996, by and among TeleBanc and MET Holdings, as amended (the "Agreement"), which is attached hereto as Annex A and incorporated herein by reference. MET Holdings currently owns approximately 63.4% of the issued and outstanding TeleBanc Stock. In connection with the Merger and general corporate governance, TeleBanc also proposes to amend the TeleBanc Certificate of Incorporation to increase the number of authorized shares of TeleBanc capital stock from 4,000,000 to 10,000,000 (the Amendment).

         MET Holdings currently owns 1,299,500 shares of TeleBanc Stock. In the Merger, these shares will be canceled and returned to the treasury of TeleBanc. Such shares effectively will be reissued to the MET Holdings stockholders as part of the conversion of the MET Holdings Stock to TeleBanc Stock. Also as part of the Merger, an additional 840,226 shares of TeleBanc Stock will be issued to holders of MET Holdings capital stock, including William M. Daugherty. Furthermore, upon the Merger, TeleBanc also will issue 342,604 shares of TeleBanc Stock to Mr. Daugherty to acquire from Mr. Daugherty all of the shares of Arbor Capital Partners, Inc. ("Arbor") not owned by MET Holdings.

         As described more fully below, at the Effective Time, (i) certain shares of TeleBanc Stock will be issued to holders of MET Holdings Stock and to Mr. Daugherty, as a holder of MET Holdings Stock and as the holder of the Remaining Arbor Stock (as defined below), and (ii) certain shares of TeleBanc Stock will be issued and deposited into four separate escrow accounts. An individual stockholder of MET Holdings may have shares of TeleBanc Stock held in more than one of these escrow accounts.

         The specific terms of the Merger are summarized as follows: (i) all shares of TeleBanc Stock owned by MET Holdings shall be canceled and returned to the treasury of TeleBanc; (ii) each issued and outstanding share of Class A Common Stock and Class B Common Stock of MET Holdings (other than the shares held by MET Holdings stockholders that have timely and properly perfected their dissenters' rights pursuant to Section 262 of the Delaware General Corporation Law (respectively, the "Dissenting Shares" and the "DGCL")) automatically shall be converted into the right to receive 102.2797 shares of TeleBanc Stock, and each issued and outstanding share of Class B Serial Preferred Stock of MET Holdings (other than Dissenting Shares) automatically shall be converted into the right to receive 94.5550 shares of TeleBanc Stock; (iii) in connection with the $2.5 million investment of Arbor, a MET Holdings subsidiary, in AG Spruce Fund, L.P. and AGEA Partners, L.P. (individually, "Spruce" and "AGEA," and collectively, the "Funds"), TeleBanc shall issue and deposit in escrow approximately 500,000 shares of TeleBanc Stock (the "Stockholder Escrow Shares"), which shares shall be released on a pro rata basis to MET Holdings' stockholders as of the Merger if Arbor has received from the Funds $1,875,000 of cumulative return of capital as measured from the closing date of the Merger (the "Closing Date") to the final liquidation, dissolution or termination of the Funds (the "Escrow Termination Date"), such that for each $15.46 of additional cumulative net income of Arbor earned prior to the Escrow Termination Date, one share of TeleBanc Stock shall be released from escrow; (iv) the issued and outstanding shares of the common stock of Arbor not held by MET Holdings at the Effective Time (as defined below) of the Merger shall be exchanged for 342,604 shares of TeleBanc Stock (at an exchange ratio of 6,464.2264 shares of TeleBanc Stock per share) of which (x) 46,302 shares (the "First Daugherty Escrow Shares") shall be immediately issued to Mr. Daugherty, (y) 46,302 shares shall be issued and deposited in escrow, which shares shall be reissued to the proportion, if any, that Arbor receives a return of its capital investment in the funds of $2.5 million as of the Escrow Termination Date, and (z) 250,000 shares shall be issued and deposited in escrow (the "Second Daugherty Escrow Shares"), which shares shall be released to Mr. Daugherty if Arbor has received from the Funds $1,875,000 of cumulative return of capital as measured from the Closing Date to the Escrow Termination Date such that for each $30.93 of additional cumulative net income of Arbor, one share of TeleBanc Stock shall be released from escrow; and (v) all options or any other rights to purchase or acquire shares of MET Holdings Stock, including, without limitation, options, warrants, stock appreciation rights or similar rights to acquire MET Holdings Stock or equity capital stock of any MET Holdings subsidiary ("MET Holdings Options") shall terminate and TeleBanc shall pay to each holder of outstanding unexpired and unexercised MET Holdings Options $82,219.59, or issue to such holder 9,640 shares of TeleBanc Stock, or compensate such holder part in cash and part in TeleBanc Stock. Other than with respect to certain escrow shares, cash will be paid in lieu of fractional shares of TeleBanc Stock. As a result of the Merger, current MET Holdings stockholders would own 76.8% of the issued and outstanding shares of TeleBanc Stock (assuming all shares placed in escrow upon the Merger are distributed as contemplated).

         In the Merger, 235,990 shares of TeleBanc Stock which otherwise would be issued (as described in clauses (ii) or (v) above) or attributed (by virtue of family relationships) to the common MET Holdings and TeleBanc directors,

Mitchell H. Caplan and David A. Smilow, and certain of their family relations and affiliates (the "Caplan/Smilow Escrow Shares") will be placed into escrow, and released on a pro rata basis to such persons to the proportion, if any, that Arbor receives net return of capital from the Funds of $2.5 million as of the Escrow Termination Date. To the extent any Stockholder Escrow Shares, First Daugherty Escrow Shares, Second Daugherty Escrow Shares or Caplan/Smilow Escrow Shares are not released from escrow on the basis of Arbor's cumulative net income or return of capital as of the Escrow Termination Date, they will be canceled and returned to the treasury of TeleBanc.

         Consummation of the Merger is subject to various conditions, including the approval of the Agreement by the requisite vote of the stockholders of MET Holdings and TeleBanc and approval of the Amendment by the stockholders of TeleBanc. In the event that the Merger is consummated, MET Holdings stockholders will become stockholders of TeleBanc, whose rights will be governed by the TeleBanc Certificate of Incorporation and Bylaws, rather than the MET Holdings Amended and Restated Certificate of Incorporation, as amended (MET Holdings' "Certificate of Incorporation") and Bylaws, and whose rights will continue to be governed by the DGCL. Consequently, MET Holdings stockholders may relinquish certain rights in the Merger. See "Proposed Merger of MET Holdings into TeleBanc--Certain Differences in Rights of Stockholders of MET Holdings and TeleBanc."

         Each share of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings will entitle its holder to one vote. Holders of shares of Class B Common Stock of MET Holdings are not entitled to vote on the Agreement or the Merger provided for therein. The affirmative vote, in person or by proxy, of the holders of at least three-fourths of the outstanding shares of Class A Common Stock of MET Holdings and the holders of at least two-thirds of the outstanding shares of Class B Serial Preferred Stock of MET Holdings, voting as separate classes, is necessary to approve the Agreement and the Merger provided for therein. Directors and executive officers of MET Holdings and their affiliates beneficially own 6,966.5 shares (70.2%) of the Class A Common Stock of MET Holdings and 4,504 shares (90.1%) of the Class B Serial Preferred Stock of MET Holdings outstanding and entitled to vote at the MET Holdings Special Meeting.

         Each share of TeleBanc Stock will entitle its holder to one vote. The affirmative vote, in person or by proxy, of at least (i) the holders of 80% of the total number of outstanding shares of TeleBanc Stock and (ii) the holders of at least two-thirds of the voting power of the outstanding shares of TeleBanc Stock, excluding for such purposes all outstanding shares of TeleBanc Stock owned by MET Holdings and its affiliates and associates, is necessary to approve the Agreement and the Merger provided for therein. MET Holdings currently owns approximately 63.4% of the issued and outstanding TeleBanc Stock. Directors and executive officers of TeleBanc and their affiliates (which includes MET
Holdings) beneficially own 1,381,973 shares (67.4%) of the TeleBanc Stock outstanding and entitled to vote at the TeleBanc Special Meeting.

         Adoption of the amendment to TeleBanc's Certificate of Incorporation requires the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of TeleBanc Stock entitled to vote at the TeleBanc Special Meeting. Such amendment is necessary to have enough authorized stock to effect the Merger, but also authorizes significant additional capital stock for future issuance.

         The affirmative vote, in person or by proxy, of at least the holders of a majority of the votes cast is necessary to approve an adjournment of the TeleBanc Special Meeting if necessary to solicit additional votes in favor of the Merger and the Agreement.

         The presence of a stockholder at the MET Holdings Special Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of MET Holdings a written notice of revocation, by delivering to Met Holdings a duly executed proxy bearing a later date, or by attending the MET Holdings Special Meeting and voting in person.

         The presence of a stockholder at the TeleBanc Special Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of TeleBanc a written notice of revocation, by delivering to TeleBanc a duly executed proxy bearing a later date, or by attending the TeleBanc Special Meeting and voting in person.

         If the Agreement and the Merger are approved, adopted and consummated, each stockholder of MET Holdings will have the right to dissent and demand payment of the fair value of his shares, and each stockholder of TeleBanc will have the right to dissent and demand payment of the fair value of his shares. This right is conditioned on strict compliance with the procedures set forth in the applicable statute. See "Proposed Merger of MET Holdings into TeleBanc--Rights of Dissenting Stockholders."

         For a discussion of the federal income tax consequences of the Merger, see "Proposed Merger of MET Holdings into TeleBanc -- Federal Income Tax Consequences."

         TeleBanc's principal executive office is located at 1111 North Highland Street, Arlington, Virginia 22201, telephone number (703) 247-3700. MET Holdings' principal executive office is located at 405 Park Avenue, Suite 1104, New York, New York 10022, telephone number (212) 758-5100. The information presented in this Proxy Statement/Prospectus concerning TeleBanc and its subsidiaries has been provided by TeleBanc, and the information concerning MET Holdings and its subsidiaries has been provided by MET Holdings.

                              AVAILABLE INFORMATION

         TeleBanc is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such materials may be obtained, at prescribed rates, by delivering a request to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. TeleBanc Stock is not listed on a national securities exchange. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is (http://www.sec.gov).

         TeleBanc has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities to which this Proxy Statement/Prospectus relates. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement. Statements contained herein concerning provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and while such summaries reflect all material terms of the documents, each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. TeleBanc will provide a copy of any information that has been incorporated by reference in this Proxy Statement/Prospectus but not delivered herewith (not including exhibits to the information incorporated by reference), without charge, to each person, including any beneficial owner, to whom a Proxy Statement/Prospectus is delivered, who makes a written or oral request. These documents are available upon request, without charge, from Aileen Lopez Pugh, Executive Vice President - Chief Financial Officer - Treasurer, TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201, telephone number (703) 247-3700. In order to ensure timely delivery of the documents, any request should be made by _____________ ___, 1996. [5 business days prior to date of meeting]

         TeleBanc's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, Current Report on Form 8-K as filed with the SEC on May 20, 1996, Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 29, 1996, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, all as filed by TeleBanc with the Commission pursuant to the Exchange Act, and TeleBanc's Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement, as filed by TeleBanc with the Commission pursuant to the Securities Act, are incorporated by reference herein. Furthermore, all documents filed by TeleBanc pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the MET Holdings Special Meeting and the TeleBanc Special Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


                                TABLE OF CONTENTS

RECENT DEVELOPMENTS...........................................................................
RISK FACTORS..................................................................................
         Interests of Certain Persons in the Merger...........................................
         Future Sales of TeleBanc Stock by TeleBanc...........................................
         Restrictions on Availability of Funds for Dividends on TeleBanc Stock................
         Non-Traditional Operating Plan.......................................................
         Adverse Impact of Interest Rate Changes..............................................
         Government Regulation................................................................
         No Public Market.....................................................................
THE MET HOLDINGS SPECIAL MEETING..............................................................
         Purpose of the MET Holdings Special Meeting..........................................
         Record Date; Voting Rights; Proxies..................................................
         Solicitation of Proxies..............................................................
         Quorum...............................................................................
         Required Vote........................................................................
THE TELEBANC SPECIAL MEETING..................................................................
         Purpose of the TeleBanc Special Meeting..............................................
         Record Date; Voting Rights; Proxies..................................................
         Solicitation of Proxies..............................................................
         Quorum...............................................................................
         Required Vote........................................................................
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA................................................
         TeleBanc.............................................................................
         MET Holdings.........................................................................
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..................................
PROPOSED MERGER OF MET HOLDINGS INTO TELEBANC.................................................
         General Description of the Transaction...............................................
         Termination..........................................................................
         Background of the Merger.............................................................
         Recommendation of the Board of Directors of MET Holdings; Reasons for the Merger.....
         Interests of Certain Persons in the Merger...........................................
         Recommendation of the Independent Directors of TeleBanc; Reasons for the Merger......
         Opinion of Financial Advisor.........................................................
         Conditions to the Merger.............................................................
         Intentions and Undertakings..........................................................
         Federal Income Tax Consequences......................................................
         Accounting Treatment.................................................................
         Federal Securities Law Consequences..................................................
         Certain Differences in Rights of Stockholders of MET Holdings and TeleBanc...........
         Rights of Dissenting Stockholders....................................................
AMENDMENT OF TELEBANC'S CERTIFICATE OF INCORPORATION TO
     INCREASE THE NUMBER OF AUTHORIZED SHARES OF TELEBANC CAPITAL STOCK.......................
DESCRIPTION OF TELEBANC STOCK.................................................................
         Capital Stock........................................................................
         Delaware Law and Certain Charter and Bylaw Provisions................................
         Other Restrictions on the Acquisition of Stock.......................................
         Limitation on Liability..............................................................
         Transfer Agent and Registrar.........................................................
DESCRIPTION OF MET HOLDINGS CORPORATION.......................................................
         General..............................................................................
         Market for MET Holdings Stock; Dividends.............................................
MET HOLDINGS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS......................................................
         Results of Operations for the Years Ended December 31, 1995, 1994 and 1993...........

                                      -ii-

         Results of Operations for the Six Months Ended June 30, 1996 and 1995................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT OF MET HOLDINGS...............................................................
ADJOURNMENT OF TELEBANC SPECIAL MEETING.......................................................
STOCKHOLDER PROPOSALS.........................................................................
OTHER MATTERS.................................................................................
EXPERTS.......................................................................................
ANNEX A....................................................................................A-1
         Agreement and Plan of Merger, dated as of May 10, 1996, by and among TeleBanc
              Financial Corporation and MET Holdings Corporation...........................A-1
         First Amendment to Agreement and Plan of Merger, dated as of October 7, 1996, by and among TeleBanc Financial Corporation and MET Holdings Corporation...........A-36
ANNEX B................................................................................... B-1
         Delaware General Corporation Law, Section 262.....................................B-1
ANNEX C....................................................................................C-1
         Opinion of Corporate Finance of Washington, Inc...................................C-1
ANNEX D....................................................................................D-1
         Stock Exchange Agreement, dated as of ___________, 1996, by and among TeleBanc
              Financial Corporation, MET Holdings Corporation and William M. Daugherty.....D-1
INDEX TO FINANCIALS........................................................................F-1
ANNEX F....................................................................................F-2


                               RECENT DEVELOPMENTS

         On September 30, 1996, legislation was enacted that authorizes the Federal Deposit Insurance Corporation (the FDIC) to impose a special assessment on deposits insured by the Savings Association Insurance Fund (the "SAIF") as of March 31, 1995 (the "Legislation"). Subsequently, the FDIC announced that it expects that the special assessment will be .657% of a bank's SAIF deposits as of March 31, 1995, and that the banks must pay the special assessment no later than November 29, 1996. Based upon on its level of SAIF deposits as of March 31, 1995, TeleBanc's wholly owned subsidiary, TeleBank, a federally chartered savings bank which has its principal offices in Arlington, Virginia ("the Bank"), expects to accrue an expense of approximately $1.7 million to pay for the special assessment. As a result of the recapitalization of the SAIF, the Bank expects that its future deposit insurance premiums to the SAIF will be significantly reduced.

         The Legislation also authorizes the merger of the SAIF with the Bank Insurance Fund (the "BIF"), which currently insures deposits in national and state-chartered banks. The combined deposit insurance fund, to formally be known as the Depository Insurance Fund (the "DIF"), will be formed no earlier than January 1, 1999 and will insure deposits at all FDIC insured depository institutions. As a condition to the formation of the DIF, however, no insured depository institution can be chartered as a savings association. To facilitate the abolition of the savings association charter, the Secretary of the Treasury is required to report to the Congress no later than March 31, 1997 with respect to the development of a common charter for all insured depository institutions and the abolition of separate and distinct charters between banks and savings associations. At this time, neither the Bank nor TeleBanc can predict the effect of such comtemplated legislation.

                                  RISK FACTORS

         The TeleBanc Stock offered hereby involves a high degree of risk. In addition to the other information set forth in this Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the TeleBanc Stock offered by this Proxy Statement/Prospectus.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As of the date of this Proxy Statement/Prospectus, MET Holdings owns approximately 63.4% of the issued and outstanding TeleBanc Stock. The two directors of MET Holdings serve as the Chairman of the Board, President and Chief Executive Officer of MET Holdings, and also serve as Directors of TeleBanc and as TeleBanc's Chairman of the Board, President and Chief Executive Officer. In addition, there are approximately 22 other holders of MET Holdings capital stock. Following the Merger, all such persons will collectively own approximately 76.8 % of the issued and outstanding TeleBanc Stock (assuming all shares placed in escrow upon the Merger are distributed as contemplated).

         Also as a result of the Merger, assuming all shares of TeleBanc Stock are distributed from escrow, the Chairman of the Board of TeleBanc, David A. Smilow, who also serves as Chairman of the Board of MET Holdings, and Mr. Smilow's affiliates, will beneficially own 34.0% of the issued and outstanding shares of TeleBanc Stock; and Mitchell H. Caplan, President of MET Holdings and of TeleBanc, and his affiliates, will beneficially own 9.6% of the issued and outstanding shares of TeleBanc Stock (in each case, assuming that all shares of TeleBanc Stock placed into escrow are distributed as contemplated). Although no employment contracts or other severance or change of control agreements are being entered into in connection with the Merger or otherwise presently exist, Messrs. Smilow and Caplan, including their affiliates, will continue to exert substantial control over the policies and voting stock of TeleBanc.

         In addition to the foregoing, William M. Daugherty, presently a stockholder of MET Holdings, is also presently the beneficial owner of 26 shares (19.7%) of the common stock of Arbor. Following the exercise in full of Mr. Daugherty's right to acquire 27 additional shares of Arbor and the issuance of TeleBanc Stock to Mr. Daugherty as a stockholder of MET Holdings, following the Merger, Mr. Daugherty and his affiliates will beneficially own 12.1% of the issued and outstanding shares of TeleBanc Stock (assuming that all shares of TeleBanc Stock placed in escrow are distributed as contemplated). It is expected that following the Merger, Mr. Daugherty will continue as co-chairman and portfolio manager for AG Arbor Management L.L.C. ("AG Arbor") and a director of Arbor. As a result of such positions, to the extent consistent with applicable laws, Mr. Daugherty also will be eligible for all benefit plans of TeleBanc. The Board of Directors of TeleBanc is expected to consider a grant of an option to Mr. Daugherty to acquire TeleBanc Stock after the Effective Time, with terms and conditions as determined by the Board of Directors and consistent with the terms of options granted pursuant to the TeleBanc Employee Stock Option Plan (the "TeleBanc ESOP").

FUTURE SALES OF TELEBANC STOCK BY TELEBANC

         In connection with and as a condition of the proposed Merger, the holders of TeleBanc Stock will consider whether to adopt an amendment to TeleBanc's Certificate of Incorporation to increase the number of authorized shares of TeleBanc Stock from 3,500,000 to 5,000,000. The amendment is necessary to have enough shares of TeleBanc Stock to issue in the Merger, as well as meet potential obligations pursuant to outstanding options and warrants. All such potential issuances, when combined with the presently issued and outstanding TeleBanc Stock, aggregate to 3,929,580 shares. Thus, if the amendment to TeleBanc's Certificate of Incorporation is approved, upon filing of a certificate of amendment with the Office of the Secretary of State of the State of Delaware (the "Secretary of State"), TeleBanc will be authorized under its Certificate of Incorporation to issue up to an additional 3,179,580 shares of TeleBanc Stock without stockholder approval.

         The proposed amendment to TeleBanc's Certificate of Incorporation also will increase the number of authorized shares of the preferred stock, par value $.01 per share of TeleBanc ("TeleBanc

Preferred Stock") from 500,000 to 5,000,000. No shares of TeleBanc Preferred Stock are presently outstanding. Unrelated to the Merger, TeleBanc presently is exploring alternatives to raise capital, including possibly the sale of additional TeleBanc Stock or TeleBanc Preferred Stock. Although no definitive plans have been made, TeleBanc may seek to raise up to $50.0 million or more, primarily for investment in the operations of the Bank.

         At September 30, 1996, there were 2,049,500 shares of TeleBanc Stock issued and outstanding, 1,299,500 of which are held by MET Holdings. An additional 699,875 shares are reserved for issuance pursuant to stock options (the "TeleBanc Stock Options") and outstanding warrants (the "Warrants"), and
1,182,830 shares are reserved for issuance pursuant to the Merger. Any additional sales of TeleBanc Stock by TeleBanc to non-affiliates of TeleBanc will have a dilutive effect on the ownership of TeleBanc by current stockholders, and may have a dilutive effect on the value of TeleBanc Stock then outstanding if such additional TeleBanc Stock is sold below the book value of the TeleBanc Stock. At June 30, 1996, the book value of the TeleBanc Stock was $10.53 per share. As of September 30, 1996, the last reported sale of TeleBanc Stock to a non-affiliate of TeleBanc was on September 24, 1996 at a price of $10.00 per share.

RESTRICTIONS ON AVAILABILITY OF FUNDS FOR DIVIDENDS ON TELEBANC STOCK

         The principal sources of funds for TeleBanc's payments of any cash dividends on the TeleBanc Stock is dividends from TeleBanc's wholly-owned subsidiary, the Bank, as well as liquid investments of funds which are not invested in the Bank or otherwise required to be maintained by TeleBanc pursuant to the terms of the outstanding Notes (as defined below). After the Merger, dividends from Arbor, if any, will also be available as a source of funds.

         TeleBanc presently incurs an annual expense to service TeleBanc's outstanding subordinated debt of approximately $2.0 million. In addition, one of the conditions to TeleBanc's obligation to consummate the transactions contemplated by the Agreement is that MET Holdings shall have obtained from each of the holders of the Promissory Notes (as defined below) a waiver of the right of repayment set forth in Section 6 of its respective Promissory Note. The "Promissory Notes" are the four promissory notes, each dated May 10, 1993, made by MET Holdings in the aggregate original principal amount of $2,494,560.

         Applicable rules and regulations of the OTS impose limitations on capital distributions by savings institutions such as the Bank. Within these limitations, certain "safe harbor" capital distributions are permitted, subject to providing OTS at least 30 days' advance notice. Savings institutions which have capital in excess of all fully phased-in capital requirements before and after the proposed capital distribution and that have not been notified that they are in need of more than normal supervision may make capital distributions during a calendar year up to the greater of (i) 100% of net income to date during the calendar year, plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four-quarter period.

         The OTS may prohibit a proposed capital distribution by any institution if the OTS determines that such distribution would constitute an unsafe or unsound practice. In addition, effective December 19, 1992, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") prohibits an insured depository institution from declaring any dividend or making any other capital distribution if, following the distribution or payment, the institution would be classified as "undercapitalized" or lower. At June 30, 1996, the Bank qualified as a well capitalized institution. Based on applicable capital requirements, the Bank would have been able to pay $6.4 million in dividends in the aggregate to TeleBanc as of June 30, 1996. TeleBanc does not presently anticipate any difficulties in obtaining regulatory approval for the payment of dividends by the Bank to TeleBanc in order to permit TeleBanc to service its outstanding subordinated debt.

         TeleBanc also may be required by the OTS to maintain the capital of the Bank at a level consistent with regulatory capital requirements. This may reduce the amount of funds that would otherwise be available to TeleBanc for the payment of dividends, if any, on the TeleBanc Stock.

         TeleBanc's capital distributions are also restricted by the terms of the indenture ("Indenture") between TeleBanc and Wilmington Trust Company, as trustee, pursuant to which TeleBanc issued $17.3 million in aggregate principal amount of notes in connection with an offering in May 1994 (respectively, the "Notes" and the "Offering"). The Indenture imposes certain limitations on the payment of dividends and other capital distributions by TeleBanc and requires TeleBanc initially to maintain liquid assets in an amount equal to 150% of the annual debt service on all indebtedness of TeleBanc until certain income targets are achieved and the reserve requirement is reduced to 100% of annual debt service, which occurred earlier in 1996.

NON-TRADITIONAL OPERATING PLAN

         The Bank's business plan differs from that of most banks and thrifts. The Bank principally raises funds through the telemarketing of certificates of deposit and Federal Home Loan Bank of Atlanta ("FHLB") advances and other borrowings, rather than through a branch network. In addition, the Bank maintains a much higher percentage of its interest-earning assets in mortgage-backed and other investment securities than a traditional thrift. The Bank tends to pay relatively high rates of interest on its deposit accounts, while its mortgage-backed and investment securities portfolios, as well as its purchased loan portfolio, generally have higher yields than the residential mortgage loans which thrifts traditionally originate. For example, for the quarter ended June 30, 1996, according to the Office of Thrift Supervision's Uniform Thrift Performance Report, the average yield on interest earning assets and the average cost of funds for savings institutions in the southeast region was 7.90% and 4.90%, respectively, resulting in an interest rate spread of 3.00%. For the same period, the Bank's average yield on interest earning assets and average cost of funds was 8.17 % and 6.14 %, respectively, resulting in an interest rate spread of 2.03 %. Management believes, however, that the level of general and administrative expenses resulting from the Bank's branchless banking strategy enables the Bank to operate profitably notwithstanding the relatively narrower spread between the rate earned on its interest-earning assets and the cost of its interest-bearing liabilities. For example, for the quarter ended June 30, 1996, according to the latest available Federal Home Loan Bank of Atlanta's Comparative Performance Report, general and administrative expenses as a percentage of total assets for savings institutions in the Bank's district was 2.94%, as compared with 1.05% for the Bank. Although the Bank has operated profitably during the past several years, until 1994 this period was characterized by generally declining interest rates and less competition for deposits because of lower loan demand. Net income was adversely impacted by increased market interest rates during 1994, but it improved by $2.2 million, or 407%, in 1995, reflecting the repricing of adjustable interest-earning assets and an improvement in the ratio of interest earning assets to interest-bearing liabilities. Management cannot predict the impact of sustained increased interest rates or renewed competition for deposits. The Bank's net income may also be adversely affected by unanticipated increases in operating expenses which may result from a variety of circumstances beyond the control of management.

         The Bank's non-traditional operating plan also may subject it to increased regulatory scrutiny in the future. In that regard, TeleBanc has grown the Bank significantly over the past two years in order to leverage the significant additional working capital raised in its 1994 Offering. Total assets increased from $220.3 million at December 31, 1993 to $599.8 million at June 30, 1996. This growth was in accordance with the Bank's OTS approved business plan. Management does not expect such growth to continue at similar rates in the foreseeable future.

ADVERSE IMPACT OF INTEREST RATE CHANGES

         TeleBanc's results of operations depend to a large extent on the level of the Bank's net interest income, which is the difference between interest income from interest-earning assets (such as loans and mortgage-backed and related securities) and interest expense on interest-bearing liabilities  (such as deposits and borrowings).  If  interest-rate  fluctuations cause the Bank's cost of funds to increase faster than the yield of its interest-bearing assets, its net interest income will be reduced. For example, during each of 1993 and 1994, the Bank's net interest income decreased from the prior comparable period, primarily due to the fact that interest expense on interest-bearing liabilities rose more quickly than interest income on interest-earning assets. In 1995, the Bank's net interest income increased by $3.9 million, or 82.4%, from 1994. In reaction to the changing interest rate environment, TeleBanc has taken steps to reduce its one-year interest rate sensitivity "gap" (giving effect to hedging activities). At December 31, 1994 and 1995 and June 30, 1996, such gap was 2.85%, (4.49%) and (3.55)%, respectively. Management believes that the Bank's interest-rate risk position at June 30, 1996 represents a reasonable amount of interest-rate risk. TeleBanc is unable to predict future fluctuations in interest rates. The market value of most of the Bank's financial assets are sensitive to fluctuations in market interest rates. Fixed-rate investments, mortgage-backed and related securities and mortgage loans generally decline in value as interest rates rise. Management classifies certain securities as available for sale and mortgage loans classified as held-for-sale to provide flexibility for liquidity purposes as well as to control asset levels for regulatory purposes. If the need to sell an asset for liquidity or other purposes arises, management believes that there are adequate securities classified as available for sale and mortgage loans classified as held-for-sale with a positive mark-to-market and that such sale would not have a material impact on results of operations. As of June 30, 1996, TeleBanc maintained satisfactory liquidity levels requiring no sale of assets classified as available for sale. TeleBanc's asset liability management strategy is to maintain an evenly matched one-to-five year gap, which allows TeleBanc to maintain a relatively stable interest rate spread and minimize the potential negative impact of changing interest rates. The extent to which borrowers prepay loans also is affected by prevailing interest rates. When interest rates increase, borrowers are less likely to prepay their loans; whereas, when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayments may be invested at a lower rate. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that are retained in the Bank's portfolio, net interest income and loan servicing income. Similarly, prepayments on mortgage-backed and related securities also may affect adversely the value of such securities and related income.

GOVERNMENT REGULATION

         TeleBanc is subject to regulation as a savings and loan holding company and the Bank, as a federally chartered savings bank, is subject to extensive regulation by the OTS and the FDIC. The OTS and FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives are anticipated. In addition, among other significant effects, FDICIA provides for regulatory seizure in the event of certain declines in the tangible capital levels of insured institutions, requires risk-based deposit insurance premiums based on assessment of the risks posed by an institution's assets, and imposes liability on holding companies for regulatory capital deficiencies of insured institution subsidiaries under certain circumstances. This legislation, or any future legislation, could have an adverse effect on TeleBanc.

         As a federally chartered, FDIC-insured savings association, the Bank is also subject to numerous statutory and regulatory requirements, including among other things, the Community Reinvestment Act of 1977 ("CRA"). Under the CRA and the OTS's implementing regulations, the Bank has a continuing and affirmative obligation to help meet the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of the institution. In addition, the OTS is required to take into account the Bank's record of meeting the credit needs of its community in determining whether to grant approval for certain types of applications. The Bank's current CRA record is rated by the OTS as "satisfactory."

         In 1995, the federal financial regulatory agencies promulgated a final rule revising the regulations that implement the CRA. The revised regulations outline special evaluations for wholesale institutions. The Bank believes that it meets the definition of a wholesale institution and that it serves the credit needs of the entire nation. The Bank intends to submit a request to the OTS to be designated as a wholesale institution.

         The Bank also is subject to OTS assessments to fund operations. The OTS has adopted the following fees: (i) asset-based assessments for all savings institutions; (ii) examination fees for certain affiliates of savings associations; (iii) application fees; (iv) securities filing fees; and (v) publication fees. Of these fees, the asset-based assessments are the most significant. Such assessments, which are paid semi-annually every January 31 and July 31, incorporate a "general assessment" which varies depending on the asset size of the institution and an additional "premium assessment" for certain institutions requiring increased supervision. The semi-annual assessment paid by the Bank on June 30, 1996 for the six-month period ending December 31, 1996 was comprised solely of a general assessment of approximately $63,856.

NO PUBLIC MARKET

         There is no established market for the TeleBanc Stock. The TeleBanc Stock does not presently qualify for listing on any securities exchange or inclusion for quotation by any quotation system. Therefore, the market for, and liquidity of, the TeleBanc Stock is limited, and is likely to continue to be limited. Friedman, Billings, Ramsay & Co., Inc. ("FBR") presently makes a market in the TeleBanc Stock. FBR is not obligated, however, to make a market in the TeleBanc Stock, and any market making may be discontinued at any time at the sole discretion of FBR.

         The liquidity of the TeleBanc Stock depends upon the presence in the marketplace of willing buyers and sellers, a fact over which neither TeleBanc nor any market maker has control, and may be limited by other factors, including the beneficial ownership limitations imposed on the TeleBanc Stock.

                        THE MET HOLDINGS SPECIAL MEETING

PURPOSE OF THE MET HOLDINGS SPECIAL MEETING

         At the MET Holdings Special Meeting, holders of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings will consider and vote upon a proposal to approve and adopt the Agreement and the Merger provided for therein and such other business as may properly come before the Special Meeting.

         THE BOARD OF DIRECTORS OF MET HOLDINGS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND THE MERGER.

RECORD DATE; VOTING RIGHTS; PROXIES

         The MET Holdings Board of Directors has fixed the close of business on ___________ __, 1996 as the record date for determining the holders of MET Holdings Stock entitled to notice of and to vote at the MET Holdings Special Meeting (the "MET Holdings Record Date").

         As of the MET Holdings Record Date, there were 9,924 shares of Class A Common Stock of MET Holdings issued and outstanding and 5,000 shares of Class B Serial Preferred Stock of MET Holdings issued and outstanding. Each share of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings will entitle its holder to one vote at the MET Holdings Special Meeting. All shares of MET Holdings Class A Common Stock and Class B Serial Preferred Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF MET HOLDINGS CLASS A COMMON STOCK AND CLASS B SERIAL PREFERRED STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN. MET Holdings does not know of any matters other than as described in the Notice of Special Meeting that are to come before the MET Holdings Special Meeting. If any other matter or matters are properly presented for action at the MET Holdings Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A MET Holdings stockholder who has given a proxy may revoke it at any time prior to its exercise by filing with the Secretary of MET Holdings a written revocation thereof, by delivering to MET Holdings a duly executed proxy bearing a later date or by attending the MET Holdings Special Meeting and voting in person. Mere attendance at the MET Holdings Special Meeting will not in and of itself have the effect of revoking a previously granted proxy.

         Votes cast by proxy or in person at the MET Holdings Special Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. Where, as to any matter submitted to a vote of the MET Holdings stockholders, proxies are marked as abstentions (or stockholders appear in person but abstain from voting) or a broker indicates on a proxy that it does not have discretionary authority with respect to certain shares, such abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         Holders of shares of Class B Common Stock of MET Holdings are not entitled to vote. No shares of Class A Serial Preferred Stock of MET Holdings are issued and outstanding.

         TeleBanc has adopted and is the sponsor of a combined stock bonus and money purchase pension plan, which was originally established by MET Holdings, that constitutes an "employee stock ownership plan" under applicable law (the TeleBanc ESOP). For the purposes of this Proxy Statement/Prospectus, with respect to the TeleBanc ESOP, the term "participant" shall be deemed to include the beneficiary of a deceased participant. The TeleBanc ESOP holds shares of TeleBanc Stock as well as shares of the Class A Common Stock, Class B Common Stock and Class B Serial

Preferred Stock of MET Holdings. Each participant in the TeleBanc ESOP will receive a form to be used to instruct the trustees of the TeleBanc ESOP how to vote the MET Holdings Stock held by the TeleBanc ESOP that is allocated to such participant. The TeleBanc ESOP provides that on major corporate issues, participants in the TeleBanc ESOP are permitted to direct the trustees as to the voting of the shares of MET Holdings Stock allocated to their accounts;
otherwise the trustees of the TeleBanc ESOP have sole discretion as to the voting of such stock held by the TeleBanc ESOP, so long as such stock is not required to be registered under Section 12 of the Exchange Act. The TeleBanc ESOP provides that the trustees will vote such shares as instructed. The TeleBanc ESOP also provides that the trustees of the TeleBanc ESOP shall vote all unallocated shares and allocated shares for which the trustees have not received directions from the applicable participant in their sole discretion. The trustees of the TeleBanc ESOP are David A. Smilow, the Chairman of the Board and Chief Executive Officer of TeleBanc and MET Holdings; Mitchell H. Caplan, the President, Chief Operating Officer and a Director of TeleBanc and the President and a Director of MET Holdings; and Emidio Morizio, the Senior Vice President/Treasurer of MET Holdings.

         The directions of participants regarding the voting of the shares allocated to them will not be disclosed to TeleBanc, MET Holdings or the trustees of the TeleBanc ESOP, and will be tabulated by Blue Ridge ESOP Associates, Inc., which is the recordkeeper for the TeleBanc ESOP.

         To be effective, directions to the trustees of the TeleBanc ESOP must be received by the recordkeeper at Blue Ridge ESOP Associates, Inc., 600 E. Water Street, Suite C, Charlottesville, Virginia 22902, ATTN.: TeleBanc ESOP Vote, by the close of business (5:00 p.m. E.D.T.) on ___________ __, 1996. Directions to the trustees received after the close of business on ___________ __, 1996, or received at a different address, will not be effective. A participant in the TeleBanc ESOP who is otherwise a MET Holdings stockholder should (i) complete and return directions to the TeleBanc ESOP trustees with respect to shares of MET Holdings Stock held by the TeleBanc ESOP that are allocated to such participant and (ii) complete and return the enclosed proxy with respect to such other shares of MET Holdings Stock.

SOLICITATION OF PROXIES

         MET Holdings will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of MET Holdings by personal interview, telephone or telegram. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Class A Common Stock or Class B Serial Preferred Stock of MET Holdings held of record by such persons, in which case MET Holdings will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

QUORUM

         The presence, in person or by proxy, of (i) the holders of the majority of the shares of Class A Common Stock of MET Holdings entitled to vote at the Special Meeting and (ii) the holders of a majority of the shares of Class B Serial Preferred Stock of MET Holdings entitled to vote at the Special Meeting are necessary to constitute a quorum for the separate votes of the Class A Common Stock and the Class B Serial Preferred Stock at the MET Holdings Special Meeting.

REQUIRED VOTE

         Each share of Class A Common Stock and Class B Serial Preferred Stock of MET Holdings will entitle its holder to one vote at the MET Holdings Special Meeting. Holders of Class B Common Stock are not entitled to vote. The affirmative vote, in person or by properly executed proxy, of the holders of at least three-fourths of the outstanding shares of the Class A Common Stock of MET Holdings and the affirmative vote of the holders of at least two-thirds of the outstanding shares of

Class B Serial Preferred Stock of MET Holdings, voting as separate classes, is necessary to approve the Agreement and the Merger provided for therein.

         Because the required vote of MET Holdings stockholders on the Agreement and the Merger is based upon the total number of votes attributable to the outstanding shares of the Class A Common Stock and Class B Serial Preferred Stock of MET Holdings, failure to submit a proxy card (or failure to vote in person at the MET Holdings Special Meeting), abstention from voting and any broker non-vote will have the same effect as a vote against the Agreement and the Merger.

         As of the MET Holdings Record Date, directors and executive officers of MET Holdings and their affiliates beneficially owned an aggregate of 6,966.5 shares (70.2%) of Class A Common Stock of MET Holdings and an aggregate of 4,504 shares (90.1%) of Class B Serial Preferred Stock of MET Holdings outstanding and entitled to vote at the MET Holdings Special Meeting, including an aggregate of 368 shares of MET Holdings Class A Common Stock and 310 shares of MET Holdings Class B Serial Preferred Stock held in the executive officers' accounts in the TeleBanc ESOP. The directors of MET Holdings have indicated that they intend to vote their shares of Class A Common Stock and Class B Serial Preferred Stock in favor of the Agreement and the Merger provided for therein.

         The TeleBanc ESOP owns 368 shares (3.7%) of the Class A Common Stock and 310 shares (6.2%) of the Class B Serial Preferred Stock of MET Holdings outstanding and entitled to vote at the MET Holdings Special Meeting. All of the shares of Class A Common Stock and all of the shares of Class B Serial Preferred Stock of MET Holdings held by the TeleBanc ESOP have been allocated to the accounts of participants as of the MET Holdings Record Date. The TeleBanc ESOP provides that on major corporate issues, participants in the TeleBanc ESOP are permitted to direct the trustees as to the voting of the shares of MET Holdings Stock allocated to their accounts; otherwise the trustees of the TeleBanc ESOP have sole discretion as to the voting of such stock held by the TeleBanc ESOP, so long as such stock is not required to be registered under Section 12 of the Exchange Act. The trustees have discretion to vote unallocated shares and allocated shares for which no instructions are received.
See "--Record Date; Voting Rights; Proxies."

         THE MATTERS TO BE CONSIDERED AT THE MET HOLDINGS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF MET HOLDINGS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/ PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                          THE TELEBANC SPECIAL MEETING

PURPOSE OF THE TELEBANC SPECIAL MEETING

         At the TeleBanc Special Meeting, holders of TeleBanc Stock will consider and vote upon a proposal to approve and adopt the Agreement and the Merger provided for therein, the amendment to TeleBanc's Certificate of Incorporation (the Amendment), and such other business as may properly come before the meeting.

         THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS OF TELEBANC (THE "INDEPENDENT DIRECTORS") HAVE UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND THE AMENDMENT AND RECOMMEND A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND MERGER AND A VOTE FOR THE AMENDMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

         The TeleBanc Board of Directors has fixed the close of business on ___________ __, 1996 as the record date for determining the holders of TeleBanc Stock entitled to notice of and to vote at the TeleBanc Special Meeting (the "TeleBanc Record Date").

         As of the TeleBanc Record Date, there were 2,049,500 shares of TeleBanc Stock issued and outstanding, each of which entitles its holder to one vote at the TeleBanc Special Meeting. All shares of TeleBanc Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF TELEBANC STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND FOR THE AMENDMENT. TeleBanc does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the TeleBanc Special Meeting. If any other matter or matters are properly presented for action at the TeleBanc Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A TeleBanc stockholder who has given a proxy may revoke it at any time prior to its exercise by filing with the Secretary of TeleBanc a written revocation thereof, by delivering to TeleBanc a duly executed proxy bearing a later date or by attending the TeleBanc Special Meeting and voting in person. Mere attendance at the TeleBanc Special Meeting will not in and of itself have the effect of revoking a previously granted proxy.

         Votes cast by proxy or in person at the TeleBanc Special Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. Where, as to any matter submitted to a vote of the TeleBanc stockholders, proxies are marked as abstentions (or stockholders appear in person but abstain from voting) or a broker indicates on a proxy that it does not have discretionary authority with respect to certain shares, such abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of quorum.

         No shares of TeleBanc Preferred Stock are issued and outstanding.

         Each participant in the TeleBanc ESOP will receive a form to be used to instruct the trustees of the TeleBanc ESOP how to vote the TeleBanc Stock held by the TeleBanc ESOP that is allocated to such participant. The TeleBanc ESOP provides that each participant shall direct the trustees of the TeleBanc ESOP as to the manner in which shares allocated to such participant are to be voted. The TeleBanc ESOP provides that the trustees will vote such shares as instructed. The TeleBanc ESOP also provides that the trustees of the TeleBanc ESOP shall vote all unallocated shares and allocated shares for which the trustees have not received directions from the applicable participant in their sole discretion. The trustees of the TeleBanc ESOP are David A. Smilow, the Chairman of the Board and Chief Executive Officer of TeleBanc and MET Holdings; Mitchell H. Caplan, the

President,  Chief Operating Officer and a Director of TeleBanc and the President
and  a  Director  of  MET  Holdings;   and  Emidio  Morizio,   the  Senior  Vice
President/Treasurer of MET Holdings.

         The directions of participants regarding the voting of the shares allocated to them will not be disclosed to TeleBanc, MET Holdings or the trustees of the TeleBanc ESOP, and will be tabulated by Blue Ridge ESOP Associates, Inc., which is the recordkeeper for the TeleBanc ESOP.

         To be effective, directions to the trustees of the TeleBanc ESOP must be received by the recordkeeper at Blue Ridge ESOP Associates, Inc., 600 E. Water Street, Charlottesville, Virginia 22902, ATTN.: TeleBanc ESOP Vote, by the close of business (5:00 p.m. E.D.T.) on ___________ __, 1996. Directions to the trustees received after the close of business on ___________ __, 1996, or received at a different address, will not be effective. A participant or beneficiary in the TeleBanc ESOP who is otherwise a TeleBanc stockholder should
(i) complete and return directions to the TeleBanc ESOP trustees with respect to shares of TeleBanc Stock held by the TeleBanc ESOP that are allocated to such participant and (ii) complete and return the enclosed proxy with respect to such other shares of TeleBanc Stock.

SOLICITATION OF PROXIES

         TeleBanc will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of TeleBanc by personal interview, telephone or telegram. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of TeleBanc Stock held of record by such persons, in which case TeleBanc will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

QUORUM

         The presence, in person or by proxy, of (i) the holders of a majority of the TeleBanc Stock issued and outstanding and entitled to vote at the Special Meeting and (ii) the holders of a majority of the voting power of the outstanding shares of TeleBanc Stock, excluding for such purposes the total number of outstanding shares of TeleBanc Stock owned by MET Holdings and its affiliates or associates are necessary to constitute a quorum for the separate votes described in "Required Vote" below.

REQUIRED VOTE

         Each share of TeleBanc Stock will entitle its holder to one vote at the TeleBanc Special Meeting. Holders of TeleBanc Preferred Stock are not entitled to vote.

         The affirmative vote, in person or by properly executed proxy, of at least (i) the holders of 80% of the total number of outstanding shares of TeleBanc Stock and (ii) the holders of at least two-thirds of the voting power of the outstanding shares of TeleBanc Stock, excluding for the purposes of calculating the affirmative vote and the total number of outstanding shares of TeleBanc Stock under this clause (ii) all outstanding shares of TeleBanc Stock of which the beneficial owner is an Interested Shareholder involved in the Merger or any affiliate or associate of such Interested Shareholder (as such terms are defined in the Certificate of Incorporation of TeleBanc), is necessary to approve the Agreement and the Merger provided for therein. Under TeleBanc's Certificate of Incorporation, the term "Interested Shareholder" includes any person that is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of capital stock of TeleBanc entitled to vote generally in the election of directors. Because MET Holdings is an Interested Shareholder with respect to the Merger, the shares of TeleBanc Stock owned by MET Holdings and its affiliates and associates will be excluded from the vote required under clause (ii) above.

         Adoption of the Amendment requires the affirmative vote, in person or by properly executed proxy, of the holders of at least a majority of the shares of TeleBanc Stock entitled to vote at the TeleBanc Special Meeting.

         Because the required vote of TeleBanc stockholders on the Agreement and the Merger provided for therein and the Amendment is based on the total number of votes attributable to the outstanding shares of TeleBanc Stock, failure to submit a proxy card (or failure to vote in person at the TeleBanc Special Meeting), abstention from voting and any broker non-vote will have the same effect as voting against the Agreement and the Merger and the Amendment.

         As of the TeleBanc Record Date, excluding the 1,299,500 shares of TeleBanc Stock owned by MET Holdings, the directors and executive officers of TeleBanc and their affiliates beneficially owned an aggregate of 257,411 shares (12.56%) of the TeleBanc Stock, including 67,273 shares of TeleBanc Stock held in the executive officers' accounts in the TeleBanc ESOP. The directors of TeleBanc have indicated that they intend to vote their shares of TeleBanc Stock in favor of the Agreement and the Merger provided for therein and the Amendment. MET Holdings is the holder of approximately 63.4% of the issued and outstanding TeleBanc Stock. The directors of MET Holdings have indicated that they intend to vote the shares of TeleBanc Stock owned by MET Holdings and the shares of TeleBanc Stock beneficially owned by such directors in favor of the Agreement and the Merger provided for therein and the Amendment. Therefore, the Amendment will be approved, notwithstanding the vote of other TeleBanc stockholders.

         The TeleBanc ESOP owns 67,273 shares (3.3%) of the TeleBanc Stock outstanding and entitled to vote at the TeleBanc Special Meeting. All of the shares of TeleBanc Stock held by the TeleBanc ESOP have been allocated to the accounts of participants as of the TeleBanc Record Date. The TeleBanc ESOP provides that each participant shall direct the trustees of the TeleBanc ESOP as to the manner in which shares allocated to such participant are to be voted. The trustees have discretion to vote unallocated shares and allocated shares for which no instructions are received. See "--Record Date; Voting Rights; Proxies."

         THE MATTERS TO BE CONSIDERED AT THE TELEBANC SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF TELEBANC. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

TELEBANC

(Dollars in Thousands)
                                        ------------------------------------    --------------------------------
Selected Balance Sheet Data:               Year ended December 31,                  Six Months ended June 30,
                                        ------------------------------------    --------------------------------
                                            1993           1994         1995            1995            1996
                                            ----           ----         ----            ----            ----
Investment securities .................. $ 18,110       $  12,444    $  40,058        $ 26,363        $ 60,897
Mortgage backed and related securities .   80,782         236,464      234,210         267,997         216,206
Loans receivable, net ..................  100,859         154,742      248,667         192,969         292,072
Total Assets ...........................  220,301         427,292      553,943         513,668         599,822

Deposits ...............................  113,132         212,411      306,500         268,948         346,257
Advances from FHLB .....................   61,000          96,000      105,000         105,500         120,500
Securities sold under agreement
       to repurchase ...................   29,642          79,613       93,905          96,775          79,944
Total Liabilities ......................  207,923         410,264      532,378         495,520         576,842

Total Stockholders' Equity .............   12,378          17,028       21,565          18,148          22,980
Return on average total assets (a) .....     0.61            0.17         0.53            0.40            0.49
Return on average stockholders' equity..    11.79            3.17        14.10           11.38           13.06


                                        ------------------------------------    --------------------------------
Selected Operating Data:                   Year ended December 31,                  Six Months ended June 30,
                                        ------------------------------------    --------------------------------
                                            1993           1994         1995            1995            1996
                                            ----           ----         ----            ----            ----
Interest income (a) .................... $ 16,667        $ 22,208    $  40,511        $ 19,067        $ 22,495
Interest expense .......................   11,828          16,286       29,857          14,269          15,769
Subordinated debt interest expense ......     --            1,227        2,089           1,037           1,037
                                          -------         -------      -------         -------         -------
Net Interest Income .....................   4,839           4,695        8,565           3,761           5,689
Provision for loan losses ...............     211             492        1,722             661             619
                                          -------         -------      -------         -------         -------
Net interest income after provision
        for loan losses .................   4,628           4,203        6,843           3,100           5,070
Non-interest income .....................   1,157             175        3,777           1,042             896
General and administrative expenses .....   2,997           3,503        5,561           2,721           3,428
Other non-interest operating expenses ...     739             153          679             166             383
                                          -------         -------      -------         -------         -------

Income before income taxes and
    cumulative effect of change
    in accounting principle .............   2,049             722        4,380           1,255           2,155
Income tax expense ......................     842             182        1,660             429             748
Cumulative effect of changes in
      accounting principle ..............     170              --           --              --              --
                                           -------         -------     -------         -------         -------
Net income ..............................  $1,377          $  540       $2,720         $   826          $1,407
                                           -------         -------     -------         -------         -------

----------

(a) Returns have been annualized for the six month reporting periods of June 30, 1995 and June 30, 1996.

MET HOLDINGS

(Dollars in Thousands)
                                        -----------------------------           -----------------------------------
Selected Operating Data:                   Year ended December 31,                     Six Months ended June 30,
                                        -----------------------------           -----------------------------------
                                           1993       1994     1995                      1995       1996
                                           ----       ----     ----                      ----       ----

Interest Income                         $     6    $    83  $   207                    $   98    $     77
Interest Expense                             96        154      150                        77         147
                                             --        ---      ---                        --         ---
Net Interest Income                         (90)       (71)      57                        21         (70)

Non-Interest income:                          6        622      776                       558         161
General and administrative expenses         344        628    1,096                       569         352
Other non-interest operating expenses        28         22        9                        --          --
                                             --         --        -                       ---         ---
Net Income before income taxes             (456)       (99)    (272)                       10        (261)

Income tax expense                         (179)       (53)     (84)                        -         (80)
Net Income attributed to Minority
       Interest Holders                       -          9      (40)                       (2)        (23)
Equity in undistributed earnings of
       Bank subsidiary                    1,377        553    1,733                       524         893
                                          -----        ---    -----                       ---         ---
Net Income (Loss)                        $1,100    $   498   $1,585                    $  536    $   (735)
                                         ======       ====    =====                       ===        ====


                                        -----------------------------           -----------------------------------
Selected Balance Sheet Data:               Year ended December 31,                     Six Months ended June 30,
                                        -----------------------------           -----------------------------------
                                           1993       1994     1995                      1995        1996
                                           ----       ----     ----                      ----        ----

Investment securities                   $   365   $    100  $     -                 $     287   $     298
Mortgage backed and related securities       --         63        -                         -           -
Loans receivable, net                        --         89        -                         -           -
Equity investment in Bank subsidiary     11,692     10,360   13,672                    11,506      14,569
Equity investment in other subsidiary       233          -        2                        27       1,884
Total Assets                             12,543     11,491   14,732                    11,500      18,179

Note payable                              2,727      2,495    2,595                     2,494       2,495
Total Liabilities                         2,434      2,268    2,670                     2,459       2,440

Minority interest                             -          -       62                         -          39

Total Stockholder's Equity               10,109      9,223   12,000                     9,041      15,739


Additional financial data

         Return on Assets                -2.21%     -0.27%    -0.87%                    0.08%       -1.36%  *.***

         Return on Equity                -2.82%     -0.35%    -1.07%                    0.10%       -1.58%  **.***

*        Based on month end June 30, 1996 assets
**       Based on month end June 30, 1996 equity
***      Six month income at June 30, 1996 annualized

                               UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION


         The following pro forma financial information  reflects:

                    o    the consummation of the Merger

                    o    the increase in the minority ownership of Arbor

                    o the acquisition of the Arbor minority interest by TeleBanc

                    o the assumption of $42.0 million in deposits from an unrelated savings institution

                    o    the  impact  of  the one-time   assessment  on  savings
                         institutions such as TeleBanc to recapitalize the SAIF fund.

         The pro forma financial information has been prepared using the historical consolidated financial statements appearing in TeleBanc's Annual Report on Form 10-K for the year ended December 31, 1995. The historical consolidated financial statements of MET Holdings included herein have also been used as the basis for the MET Holdings column in the pro forma information. However for the purpose of illustrating the impact of the above transactions, MET Holding's interest in TeleBanc has been presented on the equity method of accounting instead of on a consolidated basis. Furthermore, the pro forma combined balance sheet gives effect to the transactions described above as if they had occurred as of June 30, 1996. The pro forma combined statements of income include the impact of the above transactions as if they had occurred on January 1, 1996 and 1995 for the pro forma statements of income for the six months ending June 30, 1996 and the year ending December 31, 1995.

         The pro forma financial data of TeleBanc has been derived from and should be read in conjunction with TeleBanc's consolidated financial statements incorporated herein and MET Holdings' financial statements included herein. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred had the transactions described above been effected on the dates assumed nor is the pro forma financial information intended to be indicative of TeleBanc's future financial position or results of operations.

                      Pro Forma Consolidated Balance Sheet
                              As of June 30, 1996
                                  (Unaudited)

                                                                            MET
                                                         TeleBanc,       Holdings,                                   TeleBanc,
                                                         historical      historical     Adjustments                as Adjusted
                                                         ----------      ----------     -----------                -----------

Assets:

  Cash & equivalents ...............................    $  5,005,193     $ 1,041,393     $ (2,105,098)     (a)(f)(h)    $  3,941,488
  AFS investment securities ........................      60,896,787         298,370               --                     61,195,157
  AFS mortgage-backed securities ...................     216,206,337              --               --                    216,206,337
  Loans receivable, net ............................     185,509,163              --               --                    185,509,163
  Loans receivable held for sale ...................     106,563,000              --               --                    106,563,000
  Equity investments ...............................         924,829      16,453,585      (14,569,270)     (c)             2,809,144
  Real estate acquired through foreclosure .........       1,127,001              --               --      (c)             1,127,001
  Other Assets .....................................      23,589,750         451,919       (1,147,402)     (a)(b)(d)      22,894,267
                                                         -----------     -----------      -----------                    -----------

     TOTAL ASSETS ..................................    $599,822,060     $18,245,267     $(17,821,770)                  $600,245,557
                                                         ===========      ===========      ===========                    ==========


Liabilities and Stockholders' Equity:

Liabilities:

Deposits ...........................................    $346,257,138      $       --      $42,226,352      (a)(b)      $ 388,483,490
FHLB Advances ......................................     120,500,000              --               --                    120,500,000
Rev repo's & other borrowings ......................      79,943,825              --      (42,000,000)     (e)            37,943,825
Note payable .......................................              --       2,494,560               --                      2,494,560
Subordinated debt ..................................      16,541,090              --               --                     16,541,090
Mortgage escrows ...................................         627,703              --               --                        627,703
Income taxes payable ...............................       2,018,507         (79,935)        (583,753)     (f)             1,354,819
Accrued interest payable ...........................       2,399,827              --               --      (a)             2,399,827
Other liabilities...................................       8,554,049         (13,477)           8,402      (a)             8,548,974
                                                           ---------         -------            -----                      ---------
   TOTAL LIABILITIES ...............................     576,842,139       2,401,148         (348,999)                   578,894,288
                                                         -----------       ---------         --------                    -----------

   MINORITY INTEREST ...............................              --          39,120          (39,120)     (d)(h)                 --

Stockholders Equity:
  Preferred stock ..................................              --       3,000,000       (3,000,000)     (c)                    --
  Common stock, Class A ............................              --           1,126           (1,126)     (c)                    --
  Common stock, Class B ............................              --             694             (694)     (c)                    --
  Common stock .....................................          20,495              --            1,968      (c)(d)             22,463
  Additional paid-in capital .......................      14,636,433       7,205,355       (7,789,213)     (b)(c)(d)      14,052,575
  Retained earnings ................................       6,759,582       5,437,823       (6,484,585)     (c)(f)(h)       5,712,820
  Treasury stock at cost ...........................              --        (831,200)         831,200      (c)                    --
  Unrealized gain/losses mkt sec ...................       1,563,411         991,201         (991,201)     (c)             1,563,411
                                                           ---------         -------         --------                      ---------

     TOTAL STOCKHOLDERS' EQUITY ....................      22,979,921      15,804,999      (17,433,651)                    21,351,269
                                                          ----------      ----------      -----------                     ----------

     TOTAL LIABILITIES AND EQUITY ..................    $599,822,060    $ 18,245,267     $(17,821,770)                  $600,245,557
                                                         ===========      ==========      ===========                    ===========


See Notes to Pro Forma Financial information on page 19.

                 Pro Forma Consolidated Statement of Operations
                              As of June 30, 1996
                                  (Unaudited)

                                                                              MET
                                                         TeleBanc,         Holdings,                          TeleBanc,
                                                         historical        historical     Adjustments        as Adjusted
                                                         ----------      - ---------     -----------        -----------



Interest Income:
       Mortgage Loans .................................   $10,865,991      $      --     $       --      $ 10,865,991
       Mort backed and related securities .............       215,583             --             --           215,583
       Inv Sec and int bearing deposits ...............       423,195         76,819             --           500,014
       MB rel securities avail for sale ...............     9,418,267             --             --         9,418,267
       Inv securities avail for sale ..................     1,547,998             --             --         1,547,998
       Repurchase agreements ..........................         2,229             --             --             2,229
       Federal funds sold .............................        22,191             --             --            22,191
                                                               ------                                          ------
            TOTAL INTEREST INCOME .....................    22,495,454         76,819             --        22,572,273

Interest Expense:
       Deposits .......................................     9,783,303             --      1,238,870  (e)   11,022,173
       Advances from FHLB .............................     3,078,290             --             --         3,078,290
       Reverse repurchase agreements ..................     2,663,459             --     (1,223,434) (e)    1,440,025
       Other borrowed money ...........................       243,891             --             --           243,891
       Subordinated debt ..............................     1,037,167             --             --         1,037,167
       Note payable ...................................            --        103,309             --           103,309
                                                                    -        -------              -           -------
            TOTAL INTEREST EXPENSE ....................    16,806,110        103,309         15,436        16,924,855

            NET INTEREST INCOME (LOSS) ................     5,689,344        (26,490)       (15,436)        5,647,418

       Provision for loan & lease losses ..............       618,620             --             --           618,620
                                                              -------         ------         ------           -------
            NET INCOME (LOSS) AFTER PROVISION .........     5,070,724        (26,490)       (15,436)        5,028,798

Non-interest income:
     Loan fees and service charges ....................       457,207             --             --           457,207
     Gain/loss loans held for sale ....................       316,220             --             --           316,220
     Gain/loss on sale of MBS .........................      (131,802)            --             --          (131,802)
     Gain/loss sale of inv securities .................       214,219             --             --           214,219
    Commissions ......................................             --        160,717             --           160,717
     Other ............................................        40,475             --             --            40,475
                                                               ------         ------         ------            ------

            TOTAL NON INTEREST INCOME .................       896,319        160,717             --         1,057,036

Non-interest expense:
  General and administrative expenses:
       Compensation and employee benefits .............     1,788,205        166,291             --         1,954,496
       Office occupancy and equipment .................       229,156         40,553             --           269,709
       Federal insurance premiums .....................       343,517             --         48,300(e)        391,817
       Professional services ..........................       629,293         74,303             --           703,596
       Other ..........................................       437,364         70,649             --           508,013
                                                              -------         ------         ------           -------
            TOTAL G & A EXPENSES ......................     3,427,535        351,796         48,300         3,827,631

       REO expenses, net ..............................        47,121             --             --            47,121
       Amortization of deferred charges ...............        63,339             --             --            63,339
       Amortization intangibles .......................       272,786             --         15,860(d)        288,646
                                                              -------             --         ------           -------
            TOTAL NON-INTEREST EXPENSES ...............     3,810,781        351,796         64,160         4,226,737

     NET INCOME (LOSS) BEFORE INCOME TAXES ............     2,156,262       (217,569)       (79,596)        1,859,097

       Income tax expense (benefit) ...................       748,289        (79,935)      (407,298)(g)       261,056
                                                              -------        -------       --------           -------

            NET INCOME (LOSS) BEFORE PREFERRED DIVIDENDS    1,407,973       (137,634)       327,702         1,598,041

       Preferred stock dividends ......................            --         43,613             --            43,613
                                                                              ------                           ------

            NET INCOME (LOSS) AVAILABLE TO COMMON          $1,407,973      $(181,247)      $327,702        $1,554,428
            STOCKHOLDERS...............................     =========       ========        =======         =========

Net Income (Loss) per Common Stock ....................    $     0.65       ($ 11.12)                      $     0.63
                                                            =========       ========                        =========

Weighted average Common Stock Outstanding .............     2,171,354         16,298                        2,482,341
                                                            =========       ========                        =========

See Notes to Pro Forma Financial information on page 19.

                 Pro Forma Consolidated Statement of Operations
                            As of December 31, 1995
                                  (Unaudited)

                                                                             MET
                                                         TeleBanc,          Holdings,                       TeleBanc,
                                                         historical         historical     Adjustments     as Adjusted
                                                         ----------         ----------     -----------     -----------

Interest Income:
       Mortgage Loans .................................   $17,726,308     $       --   $         --     $  17,726,308
       Mort backed and related securities .............    18,613,802             --             --        18,613,802
       Inv Sec and int bearing deposits ...............       943,069         41,242             --           984,311
       MB rel securities avail for sale ...............     1,590,580        164,728             --         1,755,308
       Inv securities avail for sale ..................     1,403,635          1,458             --         1,405,093
       Trading account ................................       167,195             --             --           167,195
       Repurchase agreements ..........................        16,546             --             --            16,546
       Federal funds sold .............................        49,453             --             --            49,453
                                                               ------        -------           ----        ----------
            TOTAL INTEREST INCOME .....................    40,510,588        207,428             --        40,718,016

Interest Expense:
       Deposits .......................................    17,033,420             --      2,477,740 (e)    19,511,160
       Advances from FHLB .............................     5,985,070             --             --         5,985,070
       Reverse repurchase agreements ..................     6,252,456             --     (2,446,868)(e)     3,805,588
       Other borrowed money ...........................       585,435             --             --           585,435
       Subordinated debt ..............................     2,089,333             --             --         2,089,333
       Note payable ...................................            --        149,674             --           149,674
                                                           ----------        -------      ---------        ----------
            TOTAL INTEREST EXPENSE ....................    31,945,714        149,674         30,872        32,126,260

            NET INTEREST INCOME (LOSS) ................     8,564,874         57,754        (30,872)        8,591,756

       Provision for loan & lease losses ..............     1,721,834             --             --         1,721,834
                                                            ---------      ---------      ---------         ---------

            NET INCOME (LOSS) AFTER PROVISION .........     6,843,040         57,754        (30,872)        6,869,922


Non-interest income:
     Loan fees and service charges ....................       182,907             --             --           182,907
     Gain/loss loans held for sale ....................       231,712             --             --           231,712
     Gain/loss on sale of MBS .........................     1,594,054             --             --         1,594,054
     Gain/loss sale of inv securities .................     1,141,430         (2,934)            --         1,138,496
     Profit trading activity ..........................       677,084             --             --           677,084
     Commissions ......................................            --        747,408             --           747,408
     Other ............................................       (50,203)        31,358             --           (18,845)
                                                              -------         ------      ---------         ---------
            TOTAL NON INTEREST INCOME .................     3,776,984        775,832             --         4,552,816

Non-interest expense:
  General and administrative expenses:
       Compensation and employee benefits .............     3,030,546        802,299             --         3,832,845
       Office occupancy and equipment .................       425,753         80,022             --           505,775
       Federal insurance premiums .....................       526,315             --         96,600 (e)       622,915
       Professional services ..........................     1,008,743         67,550             --         1,076,293
       Other ..........................................       570,028        146,573             --           716,601
                                                              -------        -------         ------         ---------
            TOTAL G & A EXPENSES ......................     5,561,385      1,096,444         96,600         6,754,429

       REO expenses, net ..............................       430,218             --             --           430,218
       Amortization of deferred charges ...............       126,679             --             --           126,679
       Amortization intangibles .......................       121,717          9,000         29,572 (d)       160,289
                                                              -------          -----         ------           -------
            TOTAL NON-INTEREST EXPENSES ...............     6,239,999      1,105,444        126,172        7,471,615

     NET INCOME (LOSS) BEFORE INCOME TAXES ............     4,380,025       (271,858)      (157,044)        3,951,123

       Income tax expense (benefit) ...................     1,660,150        (95,871)      (435,157)(g)     1,129,122
                                                            ---------        -------       --------         ---------

            NET INCOME (LOSS) .........................    $2,719,875      $(175,987)       278,113        $2,822,001
                                                            =========       ========        =======         =========

Net Income (Loss) per Common Stock ....................    $     1.33     ($   10.80)                      $     1.14
                                                            =========         ======                        =========
Weighted average Common Stock Outstanding .............     2,045,019         16,298                        2,482,341
                                                            =========         ======                        =========

See Notes to Pro Forma Financial information on page 19.

      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) Reflects the elimination of $501,549 of Met Holdings deposits held by TeleBanc and $8,402 of other intercompany receivables and payables between MET Holdings and TeleBanc.

(b) Reflects the downstream merger whereby TeleBanc acquires all the 1,299,500 TeleBanc shares held by its parent MET Holdings. This transaction is treated as a purchase whereby the portion of TeleBanc's assets and liabilities allocable to the minority interests are recorded at fair value. The recorded amount of such assets and liabilities exceeded their fair values by $2,201,000 which is reflected as a reduction of additional paid-in capital. In addition, $728,000 of the $2,201,000 was recorded as an increase to deposits. The remaining $1,473,000 which represents negative goodwill was reflected as a decrease to long term assets included in other assets.

(c) Reflects the elimination of MET Holdings' approximately 63.4% equity investment in TeleBanc and the related equity accounts pursuant to the downstream merger transaction. TeleBanc's acquisition of MET Holding's interests in TeleBanc and Arbor is reflected at the carrying amounts of such interests in MET Holdings financial statements.

(d) Reflects the acquisition of the 33% minority interest in Arbor through the issuance of 46,302 shares of TeleBanc Stock (excluding any escrow shares). This was recorded as a purchase transaction, therefore common stock of $463 and additional paid-in capital of $382,918 was recorded to reflect the purchase price of $383,381. Furthermore, the minority interest obligation of $66,186 was eliminated and goodwill of $317,195 was recorded to reflect the purchased interests. Amortization of the goodwill of $15,860 and $31,720 was recorded in the pro forma statements of income for the six months ending June 30, 1996 and the year ending December 31, 1995, respectively.

(e) Reflects the assumption of $42,000,000 of deposits from an unaffiliated savings institution that is intended to replace other borrowings.

(f) Reflects the one-time assessment on deposits held by SAIF-insured institutions such as TeleBank to recapitalize the SAIF fund payable on November 29, 1996. The estimated assessment of $1,667,867 was recorded as a reduction of retained earnings of $1,084,114 which was net of expected tax benefits of $583,753.

(g) Reflects the impact of the tax benefits attributable to the pro forma adjustments. The reduction in the provision for income taxes amounted to $611,612 and $639,471 for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.

(h) Reflects the increase in the percentage ownership of Arbor by the minority shareholder from 19.7% to 33.3%. This was accomplished through the issuance of additional common stock pursuant to the exercise of stock options held by the minority shareholder. The purchase price of the additional interests was estimated to be $64,418 which is recorded as an increase in cash and equivalents. Additionally, because the price paid per share is less than the carrying amount of the net equity of Arbor, $27,066 was recorded as an additional obligation to the minority interests with the remaining $37,352 recorded as an increase to retained earinings.

                  PROPOSED MERGER OF MET HOLDINGS INTO TELEBANC

         The holders of the Class A Common Stock and the Class B Serial Preferred Stock of MET Holdings and the holders of TeleBanc Stock are being asked to approve and adopt the Agreement and the Merger provided for therein. While the following description reflects all material terms of the Agreement, it is a summary only and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is included as Annex A to this Proxy Statement/Prospectus and is incorporated by reference. TELEBANC AND MET HOLDINGS STOCKHOLDERS ARE URGED TO READ THE AGREEMENT IN ITS ENTIRETY.

GENERAL DESCRIPTION OF THE TRANSACTION

         Under the Agreement, at the Effective Time (as defined below), MET Holdings shall be merged with and into TeleBanc. Upon the effectiveness of the Merger, (a) the separate existence of MET Holdings shall cease, and (b) TeleBanc, as the surviving corporation of the Merger (the "Surviving Corporation"), shall continue to exist under and be governed by the DGCL. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be in the form of the Certificate of Incorporation and Bylaws of TeleBanc immediately preceding the Merger. At the Effective Time, the board of directors and executive officers of TeleBanc shall be the directors and executive officers of the Surviving Corporation. The time at which the Merger becomes effective shall be the later of (a) the date and time set forth in the certificate of merger or (b) the date and time at which the certificate of merger is accepted for filing by the Secretary of State (the "Effective Time").

         As described more fully below, at the Effective Time, (i) certain shares of TeleBanc Stock will be issued to holders of MET Holdings Stock and to Mr. Daugherty, as a holder of MET Holdings Stock and as the holder of the Remaining Arbor Stock (as defined below), and (ii) certain shares of TeleBanc Stock will be issued and deposited into four separate escrow accounts. An individual stockholder of MET Holdings may have shares of TeleBanc Stock held in more than one of these accounts.

         At the Effective Time, all of the shares of TeleBanc Stock owned by MET Holdings shall be canceled and returned to the treasury of TeleBanc. Also at the Effective Time, each issued and outstanding share of Class A Common Stock and Class B Common Stock (other than Dissenting Shares) shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive 102.2797 shares of TeleBanc Stock (the "Common Stock Exchange Ratio"). Also at the Effective Time, each issued and outstanding share of Class B Serial Preferred Stock (other than Dissenting Shares) shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive 94.5550 shares of TeleBanc Stock (the "Preferred Stock Exchange Ratio"). All other shares of MET Holdings Stock shall be canceled. No payment shall be made in respect of authorized but unissued shares of MET Holdings Stock or treasury shares of MET Holdings Stock, and such shares shall be canceled upon the consummation of the Merger and any other transactions contemplated by the Agreement on the closing date thereof (the "Closing").

         In the Merger, 235,990 shares of TeleBanc Stock (the Caplan/Smilow Escrow Shares) which otherwise would be issued (as described in the preceding paragraph or for MET Holdings Options as described below) or attributed (by virtue of family relationships) to the common MET Holdings and TeleBanc directors, Mitchell H. Caplan and David A. Smilow, and certain of their family relations and affiliates (collectively, the "Caplan/Smilow Group"), will be placed into escrow, and released on a pro rata basis to the members of the Caplan/Smilow Group to the proportion, if any, that Arbor receives net return of its capital investment in the Funds of $2.5 million as of the Escrow Termination Date. To the extent that such shares are not paid out of escrow to the members of the Caplan/Smilow Group, they will be canceled and returned to the treasury of TeleBanc. Prior to the Escrow Termination Date, the Caplan/Smilow Escrow Shares shall be voted on a pro rata basis by the members of the Caplan/Smilow Group. Any dividends or other earnings on the Caplan/Smilow Escrow Shares will be held in escrow and distributed with the Caplan/Smilow Escrow Shares to which such dividends or earnings relate. If any Caplan/Smilow Escrow Shares are returned to TeleBanc from escrow, any dividends or earnings on such shares also will be returned to TeleBanc.

         Also at the Effective Time, TeleBanc shall issue and deposit into escrow approximately 500,000 shares of TeleBanc Stock (the Stockholder Escrow Shares), which shares will be released on a pro rata basis to the MET Holdings' stockholders as of the Merger if Arbor has received from the Funds $1,875,000 of cumulative return of capital, determined in accordance with generally accepted accounting principles, as measured from the Closing Date to the Escrow Termination Date (the "Stockholder Initial Arbor Earnings Goal"), such that for each $15.46 of additional cumulative net income (determined in accordance with generally accepted accounting principles) of Arbor earned as of the Escrow Termination Date, one share of the TeleBanc Stock shall be released from escrow. If the Stockholder Initial Arbor Earnings Goal has not been met as of the Escrow Termination Date and if any of the Stockholder Escrow Shares remain in the escrow account after the Escrow Termination Date, any remaining Stockholder Escrow Shares in the escrow account shall be canceled and returned to TeleBanc's treasury. Prior to the Escrow Termination Date, Stockholder Escrow Shares shall be voted by the Escrow Agent in the same pro rata proportion as the other issued and outstanding shares of TeleBanc Stock are voted. Any dividends or other earnings on the Stockholder Escrow Shares will be held in escrow and distributed with the Stockholder Escrow Shares to which such dividends or earnings relate. If any Stockholder Escrow Shares are returned to TeleBanc from the escrow account, any dividends or other earnings thereon will be distributed to TeleBanc. For so long as any of the Stockholder Escrow Shares or any dividends or other earnings thereon are held in escrow pursuant to the Stockholder Escrow Agreement, such shares and any dividends or other earnings thereon shall be available to satisfy any claims for indemnification by TeleBanc for the applicable period set forth in the Agreement.

         Under the Agreement, pursuant to a stock exchange agreement to be entered into by and among TeleBanc, MET Holdings and William M. Daugherty (the "Stock Exchange Agreement"), attached hereto as Annex D immediately prior to the Effective Time, Mr. Daugherty will exercise his right, to acquire 27 additional shares of Arbor common stock (the "Daugherty Option"), and at the Effective Time, such shares along with the 26 shares presently owned by Mr. Daugherty (collectively, such shares constitute all of the capital stock of Arbor not owned by MET Holdings and are hereinafter referred to as the "Remaining Arbor Stock") shall be exchanged for 342,604 shares of TeleBanc Stock at an exchange ratio of 6,464.2264 shares of TeleBanc Stock for each of the 53 shares of Remaining Arbor Stock. Of such 342,604 shares, (i) 46,302 shares shall be issued to Mr. Daugherty at the Effective Time, (ii) 250,000 shares shall be placed in escrow as described below, and (iii) 46,302 shares (the First Daugherty Escrow Shares) will be placed in escrow and released to the proportion, if any, that Arbor receives net return of capital from the Funds of $2.5 million as of the Escrow Termination Date. To the extent such First Daugherty Escrow Shares are not paid out of escrow to Mr. Daugherty, they will be canceled and returned to the treasury of TeleBanc. Prior to the Escrow Termination Date, the First Daugherty Escrow Shares shall be voted by Mr. Daugherty. Any dividends or other earnings on the First Daugherty Escrow Shares will be held in escrow and distributed with the First Daugherty Escrow Shares to which such dividends or earnings relate.

         Also at the Effective Time, of the 342,604 shares of TeleBanc Stock issued to Mr. Daugherty, 250,000 of such shares (the Second Daugherty Escrow Shares) shall be deposited in escrow. If Arbor has received from the Funds $1,875,000 of cumulative return of capital, determined in accordance with generally accepted accounting principles, as measured from the Closing Date to the Escrow Termination Date (the "Daugherty Initial Arbor Earnings Goal"), for each $30.93 of additional cumulative net income (determined in accordance with generally accepted accounting principles) of Arbor earned as of the Escrow Termination Date, one share of TeleBanc Stock shall be released from escrow. If the Daugherty Initial Arbor Earnings Goal has not been met as of the Escrow Termination Date and if any Second Daugherty Escrow Shares remain in the escrow account as of the Escrow Termination Date, such shares shall be returned to TeleBanc's treasury. Prior to the Escrow Termination Date, the Second Daugherty Escrow Shares shall be voted by Mr. Daugherty. Any dividends or other earnings on the Second Daugherty Escrow Shares will be held in escrow and distributed with the Second Daugherty Escrow Shares to which such dividends or earnings relate.

         The  342,604  shares  of  TeleBanc  Stock  that  will be  issued to Mr.
Daugherty for the Remaining Arbor Stock are in addition to the shares of TeleBanc Stock that will be issued to Mr. Daugherty as a MET Holdings stockholder (some of which will be Stockholder Escrow Shares). It is expected that following the Merger, Mr. Daugherty will continue as co-chairman and portfolio manager for AG Arbor and a director of Arbor. As a result of such positions, to the extent consistent with applicable laws, Mr. Daugherty also will be eligible for all benefit plans of TeleBanc. The Board of Directors of TeleBanc is expected to consider a grant of an option to Mr. Daugherty to acquire TeleBanc Stock after the Effective Time, pursuant to which Mr. Daugherty would have the option to purchase 30,000 shares of TeleBanc Stock at a per-share exercise price equal to the then fair market value of the TeleBanc Stock (as determined by the TeleBanc Board of Directors with reference to the trading price of TeleBanc Stock on the over-the-counter markets), with terms and conditions as determined by the Board of Directors and consistent with the terms of options granted pursuant to the TeleBanc ESOP.

         At the Effective Time, all MET Holdings Options shall terminate. At the election of the holder, as may be determined by any holder by providing written instructions to TeleBanc no less than 10 calendar days before the Effective Time, TeleBanc shall either (i) pay to each holder of outstanding unexpired and unexercised MET Holdings Options $82,219.59 in cash, or (ii) issue to each holder of outstanding unexpired and unexercised MET Holdings Options 9,640 shares of TeleBanc Stock which equals the Common Stock Exchange Ratio times the number of shares of MET Holdings Stock into which such MET Holdings Options are exercisable less the strike price of such options, or (iii) pay to the holder part cash and part shares of TeleBanc Stock, with the amount of cash and the number of shares of TeleBanc Stock to be determined, respectively, as set forth in clauses (i) and (ii) of this paragraph.

         Certificates for fractions of shares of TeleBanc Stock will not be issued, other than with respect to certain escrow shares. In lieu of a fraction of a share of TeleBanc Stock, each holder of MET Holdings Stock otherwise entitled to a fraction of a share of TeleBanc Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of TeleBanc Stock to which such holder would otherwise be entitled, multiplied by (ii) the average prices for trades of TeleBanc Stock for the 30 days proceeding the Closing Date as reported in the over-the-counter markets.

         A diagram of the current corporate structure of TeleBanc is as follows:

         [Diagram and related notes appear here]


         A diagram of the corporate structure of TeleBanc giving effect to the Merger is as follows:

         [Diagram and related notes appear here]

         PROCEDURES FOR EXCHANGE OF CERTIFICATES. At and after the Effective Time, certificates for shares of MET Holdings Stock shall represent the right to receive certificates representing the number of shares of TeleBanc Stock and, except with respect to certain escrow shares, cash in lieu of fractional shares represented thereby, as described above. As promptly as practicable after the Effective Time, TeleBanc shall cause Wilmington Trust Company, acting as the exchange agent (the "Exchange Agent"), to send to each holder of record of MET Holdings Stock immediately prior to the Effective Time transmittal materials and instructions for use in exchanging such certificates of MET Holdings Stock (other than Dissenting Shares) for new certificates representing shares of TeleBanc Stock. Certificates of TeleBanc Stock, any checks for amounts due in respect of fractional shares and any dividends that a holder may be entitled to receive after the Effective Time shall be paid by the Exchange Agent only after the delivery to the Exchange Agent of such holder's certificates representing all of such holder's shares of MET Holdings Stock. No interest shall be paid on any amounts due in respect of fractional shares or dividends.

         Until surrendered, certificates formerly representing shares of MET Holdings Stock (other than Dissenting Shares) will be deemed for all corporate purposes to evidence the number of whole shares of TeleBanc Stock that a holder would be entitled to receive upon surrender and the amount to paid in respect of fractional shares.

         MET HOLDINGS STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL MATERIALS AND INSTRUCTIONS FROM THE EXCHANGE AGENT. MET HOLDINGS STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Termination

         The Agreement may be terminated:

         (1)      By mutual written agreement of TeleBanc and MET Holdings;

         (2) By any party under any one or more of the following circumstances, provided that there does not then exist any default under the Agreement (a "Default") by the party giving such notice:

                  (a) at any time after March 31, 1997, if the Closing shall not have occurred for any reason other than a Default by the party giving such notice;

                  (b) this Agreement is not approved by the requisite vote of the stockholders of MET Holdings or TeleBanc and the Amendment is not approved by the requisite vote of the stockholders of TeleBanc;

                  (c) any application for regulatory approval is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice believes is responsive to the comments of the applicable governmental authority within 90 days after it is so denied or withdrawn; and

                  (d) a court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the Merger and such order, writ, injunction, decree or other action shall have become final and nonappealable.

         (3)      By   TeleBanc   under  any  one  or  more  of  the   following
                  circumstances, provided that there does not then exist any Default by TeleBanc:

                  (a) at any time if there shall have occurred a Default by MET Holdings;

                  (b) on the Closing Date, if specified closing conditions not have been satisfied; and

                  (c) at any time if a material adverse change in the business, financial condition, operating results or prospects of MET Holdings and the MET Holdings subsidiaries taken as a whole (a "Material Adverse Change in MET Holdings") has occurred.

         (4) By MET Holdings under any one or more of the following circumstances, provided that there does not then exist any Default by MET Holdings:

                  (a) at any time if there shall have occurred a Default by TeleBanc;

                  (b) on the Closing Date, if specified closing conditions have not been satisfied; and

                  (c) at any time if a material adverse change in the business, financial condition, operating results or prospects of TeleBanc and the TeleBanc subsidiaries taken as a whole (a "Material Adverse Change in TeleBanc") has occurred.

BACKGROUND OF THE MERGER

         In 1989, MET Holdings purchased the Bank. TeleBanc was organized by MET Holdings, to become, in March 1994, the direct savings and loan holding company of the Bank and to facilitate the Offering in order to raise capital for investment in the Bank. The primary business of TeleBanc is the business of the Bank.

         In light of MET Holdings' activities related to the organization of the Funds, and the expansion of the Bank's activities to include loan servicing for others, the Independent Directors of TeleBanc believed that there were both a number of synergies among the operations of MET Holdings and TeleBanc, as well as various potential conflicts of interest arising out of both the activities of MET Holdings and its significant ownership and management positions in TeleBanc. Although the directors of TeleBanc could not necessarily eliminate the potential conflicts of interest, they felt that TeleBanc would be in a better position to manage those conflicts, as well as provide for the combined companies to profit from such opportunities, if MET Holdings and TeleBanc were merged. Commencing in the third quarter of 1995, management of MET Holdings (which includes the senior management of TeleBanc and the Bank), began discussing various merger strategies and valuations with the Independent Directors of TeleBanc. These discussions included not only valuation issues, but structural and conflict issues as well.

         Upon negotiation of definitive documentation with respect to the Merger, the MET Holdings Board approved by unanimous consent the terms of the Merger. The MET Holdings Board of Directors concluded that the Merger presented MET Holdings' stockholders enhanced value for a variety of reasons including improved liquidity and potential for stock price appreciation. Although MET Holdings' Board of Directors did not seek independent financial advice as to the fairness of the Merger, the MET Holdings Board believes, based on its review of the external financial evaluations, that the Merger is fair.

         On May 10, 1996, the MET Holdings Board of Directors approved the Agreement in its then current form, subject to certain technical changes, all of which were made prior to execution on May 10, 1996.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF MET HOLDINGS; REASONS FOR THE MERGER

         THE BOARD OF DIRECTORS OF MET HOLDINGS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND THE MERGER.

         In reaching its decision to approve the Agreement and the Merger provided for therein and to recommend that the MET Holdings stockholders vote to approve such Agreement and Merger, and in reaching its conclusion that the Agreement and the Merger are fair to and in the best interests of MET Holdings and its stockholders, the MET Holdings Board of Directors considered the following material factors:

                  (i) The MET Holdings Board of Directors' familiarity with, and review of MET Holdings' business, financial condition, results of operations and prospects, including, but not limited to, MET Holdings' potential growth, development, productivity and profitability and the business risks associated therewith. Based on its consideration of these factors, the MET Holdings Board of Directors concluded that synergies available from a combination with TeleBanc on the terms contemplated would enhance MET Holdings'prospects and potential growth by improving its financial condition and results of operations, and that, in light of the characteristics of TeleBanc, the business risks associated with the transaction and combined operations were outweighed by the potential benefits therefrom.

                  (ii) The potential for appreciation and growth in the market and book value of TeleBanc Stock following the proposed Merger. Based on its judgment that the Merger would result in substantial synergies, the MET Holdings Board of Directors concluded that the proposed Merger would enhance the potential for appreciation in the value of TeleBanc Stock and, therefore, would benefit the former MET Holdings stockholders.

                  (iii) The financial and other significant terms of the proposed Merger, including the terms and conditions of the Agreement.

         The MET Holdings Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

         For a discussion of the interests of certain directors and executive officers of MET Holdings in the Merger, see "--Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendations of the Boards of Directors of MET Holdings and TeleBanc with respect to the Merger, holders of MET Holdings Stock and TeleBanc Stock should be aware that certain members of MET Holdings' management, some of whom are members of the Board of Directors of MET Holdings and TeleBanc, and the members of the Boards of Directors have certain interests in the Merger, in addition to those of the MET Holdings and TeleBanc stockholders generally. The Board of Directors of MET Holdings and the Independent Directors of TeleBanc were aware of these interests when they considered and approved the Merger and the Agreement.

         As of September 30, 1996, David A. Smilow and his affiliates beneficially owned (including currently exercisable options) 5,427.5 shares (54.7%) of the Class A Common Stock, 2,711 shares (42.5%) of the Class B Common Stock and 2,832 shares (56.6%) of Class B Serial Preferred Stock of MET Holdings. As of September 30, 1996, Mitchell H. Caplan and his affiliates beneficially owned (including currently exercisable options) 987 shares (9.9%) of the Class A Common Stock, 1,051 shares (16.5%) of the Class B Common Stock and 1,079 shares (21.6%) of Class B Serial Preferred Stock of MET Holdings.

         There are no employment, termination, severance, resignation, change of control or similar arrangements or payments which will result in benefit to members of MET Holdings management as a consequence of the Merger.

         William M. Daugherty is the co-chairman and portfolio manager of AG Arbor and a director of Arbor. It is expected that he will continue to hold those positions following the Merger. For a description of the benefits that Mr. Daugherty will receive in connection with the Merger, see "-- General Description of the Transaction."

RECOMMENDATION OF THE INDEPENDENT DIRECTORS OF TELEBANC; REASONS FOR THE MERGER

         The Independent Directors have unanimously approved the Agreement and the Merger provided for therein and recommend a vote FOR approval and adoption of the Agreement and the Merger.

         In reaching their decisions to approve the Agreement and the Merger provided for therein and to recommend that the TeleBanc stockholders vote to approve such Agreement and Merger, and in reaching their conclusions that the Agreement and the Merger are fair to, and in the best interests of, TeleBanc and its stockholders, the Independent Directors considered materials provided by their financial advisor, Corporate Finance of Washington, Inc, ("Corporate Finance"), and the following material factors:

                  (a) The Board's knowledge of the business, operations, assets, book value, financial condition, operating results, including financial characteristics such as net worth, earnings, deposits, assets and financial ratios, and prospects of TeleBanc and MET Holdings. Based on its consideration of these factors, the Independent Directors concluded that the business and operations of the two entities are compatible and present the potential for substantial synergies, and that combining the expertise and resources would present greater prospects for growth and success than TeleBanc alone, absent the Merger. The Board also believes that within the foregoing context, the Merger will help TeleBanc manage potential conflicts of interest.

                  (b) Presentations by TeleBanc's management with respect to TeleBanc and MET Holdings. The Independent Directors concluded that such presentations are consistent with the Independent Directors'
                           conclusions relating to the potential synergies available from the Merger, competitive conditions and the market niche available to the merged entity.

                  (c) The terms of the Agreement, which were the product of arms' length negotiations and which, the Independent Directors concluded, are fair to TeleBanc and its stockholders.

         In view of the variety of factors considered in connection with its evaluation of the Merger, the Independent Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations.

         For a discussion of the interests of certain directors and executive officers of TeleBanc in the Merger, see "--Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

         Corporate Finance has been retained by the Independent Directors of the Board of TeleBanc as its financial advisor to evaluate and opine from a financial point of view on the fairness of the Agreement. The Independent Directors of TeleBanc selected Corporate Finance on the basis of its in depth knowledge of the financial industry, the qualifications and experience of its personnel, and its experience in the valuation of financial service companies in connection with mergers and acquisitions and other corporate transactions.

         On May 10, 1996, the Independent Directors voted to approve the Agreement and the Merger provided for therein and to execute the Agreement, after having an opportunity to review the terms and conditions as well as appraisals from Corporate Finance which supported their conclusion that the terms of the Agreement were fair to the holders of TeleBanc Stock from a financial point of view. Corporate Finance delivered its opinion on October 4, 1996, which included consideration of the related acquisition of the Remaining Arbor Stock. One of the conditions to TeleBanc's obligations to consumate the transactions contemplated by the Agreement is that TeleBanc shall receive an update of such opinion dated within 5 business days of the Closing Date.

         THE FULL TEXT OF CORPORATE FINANCE'S OPINION IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FAIRNESS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. HOLDERS OF TELEBANC STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS OF THE REVIEW UNDERTAKEN BY CORPORATE FINANCE IN CONNECTION THEREWITH. CORPORATE FINANCE'S OPINION IS DIRECTED SOLELY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE TERMS OF THE AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO THE BOARD OF DIRECTORS OR TO THE HOLDERS OF TELEBANC STOCK WITH RESPECT TO ANY VOTE AT THE MEETING.

         In connection with providing its opinion, Corporate Finance examined and relied upon, among other things, the Agreement and related agreements, schedules and exhibits, annual reports to shareholders, proxy statements and related audited and unaudited financial data for TeleBanc, MET Holdings, and Arbor for the three fiscal years ended December 31, 1993, 1994, and 1995, certain interim financial reports for TeleBanc, MET Holdings, and Arbor for the quarters ended March 31, 1996 and June 30, 1996, certain other financial information for TeleBanc, MET Holdings, and Arbor, including pro forma financial statements and managements' estimates relating to, among other things, earnings, asset quality and capital. Corporate Finance conducted discussions with executive management of TeleBanc, MET Holdings, and Arbor concerning historical financial performance and condition, general economic conditions, and future business prospects and financial forecasts. Corporate Finance reviewed stock market prices and trading activity for the TeleBanc Stock. Corporate Finance also reviewed comparable financial, operating and market data for the banking and financial services industries and selected peer groups, and considered such additional financial and other information it deemed relevant.

         In preparing its opinion, Corporate Finance relied upon the accuracy, completeness and fair presentation of all information supplied or otherwise made available to it by, or on behalf of, TeleBanc, MET Holdings and Arbor. Corporate Finance did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of TeleBanc, MET Holdings or Arbor, nor were they furnished any such evaluations or appraisals. Corporate Finance's opinion was based upon the information available to it and the market, economic and other conditions as they existed, and could be evaluated, as of the date of its opinion.

         In connection with providing its fairness opinion to the Board of Directors of TeleBanc, Corporate Finance performed a valuation of each of the companies involved and a variety of analyses. The following is a summary of the material terms of such analyses but does not purport to be a complete description of Corporate Finance's analyses or presentations to the Board of Directors. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Corporate Finance believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Corporate Finance's opinion.

         In performing its analyses, Corporate Finance made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which may be more or less favorable than actual results. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may be actually sold. No company or transaction utilized by Corporate Finance was identical to TeleBanc, MET Holdings, or Arbor or the terms of the Agreement. Because such estimates are inherently subject to uncertainty, Corporate Finance assumes no responsibility for their accuracy.

         STOCK TRADING HISTORY

         Corporate Finance examined the history of trading prices for TeleBanc Stock for the period from April 1, 1995 to April 30, 1996. During the twelve months ending March 31, 1996, a total of 129,600 shares traded on a total of 35 days with trades ranging from $5.00 to $8.00. During March and April 1996, a total of 26,800 shares traded at $8.00. The infrequency of transactions suggests in part that the public price reflects market illiquidity.

         Given that both MET Holdings and Arbor are privately held, Corporate Finance did not perform a review of the trading history of the capital stock of these entities.

         COMPARABLE COMPANY ANALYSIS

         MET Holdings' primary assets consist of Arbor and TeleBanc. In preparing its merger fairness analysis, Corporate Finance prepared separate valuations of each company.

         In its analysis of Arbor, Corporate Finance considered both the broker-dealer activity and the investment management activity of Arbor. The broker-dealer activity had a stated stockholders' equity of $895,407 at March 31, 1996. In its analysis of Arbor's investment management activity, Corporate Finance used an unpublished compilation of investment management company transactions by Bernstein Research, a division of Sanford C. Bernstein & Co., Inc. ("Bernstein"). Bernstein had listed the prices paid (payment terms undefined) to acquire 90 money management companies from 1987 through the first quarter of 1996. Transaction prices from 1985 through the first quarter of 1996 were compared to available information regarding the assets and revenues of the acquired companies. Corporate Finance found that the median price to assets under management was 1.7% and the median price to revenue was 3.9 times. Using the above median values and approximately $75 million of assets under the management of AG Arbor, Arbor's imputed value with respect to its investment management activity was $1.275 million based on assets under management and $2.925 million based on revenue to be derived from these assets under management, for an average investment company value of $2.100 million, and a total enterprise value of $2.995 million.

         In its analysis of TeleBanc, Corporate Finance selected twelve Virginia thrifts listed by Scott and Stringfellow in its then latest Bank and Thrift Quarterly for December 1995. This study was based on March 13, 1996 quotations and December 1995 financial reports. These thrifts ranged in assets from $97 million to $1.1 billion with median assets of $569 million compared to $581 million for TeleBanc as of March 31, 1996. The median daily volume was 5,682 shares, which is not dissimilar to the average daily volume of 5,900 shares for TeleBanc. The median shares outstanding was 2.75 million compared to 2.05 million for TeleBanc.

         TeleBanc reported a price/earnings ratio of 8.3, median price/net assets of 0.80 and a return on equity of 9.56% based on 1996 annualized results; the Virginia thrifts had a median price/earnings ratio of 12.4, median price/net assets of 1.48 and a return on equity of 7.98%. The median dividend for the Virginia thrifts was 1.89% whereas TeleBanc paid no dividends. Using these market comparisons, Corporate Finance determined that TeleBanc's fully diluted fair market value was $9.49 per share compared to its actual public trading price of about $8 per share during the first half of 1996.

         In considering the fairness of the $8.28 per share implicit exchange ratio to be employed in this merger, a discount from enterprise value was noted because most of the shares of TeleBanc Stock issued in the Merger would be subject to an approximately four-year escrow period under the terms of the Agreement. In this case, the $8.28 per share implicit exchange ratio represented a discount of only 12.8% from the enterprise value of $9.49.

         IMPACT ANALYSIS

         Corporate Finance prepared a dilution analysis showing the percentage of dilution of both book value per share and earnings per share as of March 31, 1996. Core earnings were estimated for the twelve months ended December 31, 1996. The analysis showed that after the issuance of shares in the Merger including all escrow shares, that the book value per share would be diluted by 1.1% whereas core earnings per share could increase by 43.7%.

         DILUTION AND ENHANCEMENT ANALYSIS

         In reaching its opinion of fairness, Corporate Finance analyzed the effect of the Merger upon net tangible assets and core earnings both with respect to the shares of TeleBanc Stock to be issued in the Merger which will not be held in escrow and with respect to the shares of TeleBanc Stock which will be held in escrow and released in approximately four years' time after all of the respective requirements with respect to such escrow shares are satisfied. These calculations showed an initial dilution of TeleBanc's assets per share of 0.79% and an enhancement of core earnings per share of 4.05%. Assuming the satisfaction of all of the respective requirements with respect to the escrow shares within approximately four years, tangible assets per share would be diluted by 1.07% while core earnings per share could be enhanced by as much as 43.7%.

CONDITIONS TO THE MERGER

         The Merger will occur only if (A) the Agreement and the Merger provided for therein are approved by (a) the affirmative vote, in person or by proxy, of the holders of at least three-fourths of the outstanding shares of the Class A Common Stock of MET Holdings and the holders of two-thirds of the outstanding shares of the Class B Serial Preferred Stock of MET Holdings, voting as separate classes, and (b) the affirmative vote, in person or by proxy, of at least (i) the holders of 80% of the total number of outstanding shares of TeleBanc Stock and (ii) the holders of at least two-thirds of the voting power of the outstanding shares of TeleBanc Stock, excluding for the purposes of calculating the affirmative vote and the total number of outstanding shares of TeleBanc Stock under clause (ii) all outstanding shares of TeleBanc Stock of which the beneficial owner is an Interested Shareholder involved in the Merger or any affiliate or associate of such Interested Shareholder, and (B) the Amendment is approved by the affirmative vote, in person or by proxy, of the holders of at least a majority of the TeleBanc Stock entitled to vote at the TeleBanc Special Meeting.

         Section 8.01(4) of TeleBanc's Indenture provides that TeleBanc shall not merge with another company unless, among other things, the ratio of the surviving corporation's Consolidated Tangible Net Worth to Consolidated Assets (as defined) will not be less than 5%. At the present time, this condition is not satisfied. Unrelated to the Merger, TeleBanc presently is exploring alternatives to raise capital, including possibly the sale of additional TeleBanc capital stock. Although no definitive plans have been made, TeleBanc may seek to raise up to $50.0 million, primarily for investment in the Bank. If such action is not taken prior to the Closing Date or if such action does not raise sufficient capital to meet the 5% requirement, TeleBanc will seek to obtain the consent of a majority of the holders of the Notes. There can be no assurance that such consent, if sought, will be obtained.

         The Merger is also subject to the satisfaction of certain other conditions on or before the Closing Date, including the following:

         (a) The Agreement shall not have been terminated in accordance with its terms.

         (b) The representations and warranties of MET Holdings contained in the Agreement shall be true, correct and complete in all material respects when made on the date of the Agreement and on the Closing Date.

         (c) Except for such consents, approvals, permits and other authorizations that, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of MET Holdings and each MET Holdings subsidiary, taken as a whole, MET Holdings shall have obtained (i) the consent or approval of other persons in connection with any lease, agreement or other arrangement, the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such consent or approval, (ii) all permits or other authorizations other than regulatory approvals required to consummate the transactions contemplated hereby, and (iii) from each of the holders of the Promissory Notes, a waiver of the right of repayment set forth in Section 6 of its respective Promissory Note.

         (d) TeleBanc shall have received from Corporate Finance, or such other financial adviser as TeleBanc may select, an update of its opinion dated within five business days before the Closing Date, concluding that, in such financial adviser's opinion, the Merger consideration is fair, from a financial point of view, to TeleBanc and its stockholders (other than MET Holdings).

         (e) As of the Closing Date, there shall have been no Material Adverse Change in MET Holdings from that which was represented and warranted on the date of the Agreement pursuant to the Agreement.

         (f) TeleBanc shall have received the tax opinion. The tax opinion shall have been obtained without the imposition of any condition that is materially burdensome to TeleBanc. The tax opinion shall remain in full force and effect and all conditions and requirements set forth therein that are required to be satisfied on or before the Closing Date shall have been satisfied or properly waived.

         (g) MET Holdings shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by MET Holdings on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by MET Holdings under the Agreement.

         (h) The representations and warranties of TeleBanc contained in the Agreement shall be true, correct and complete in all material respects when made on the date of the Agreement and as of the Closing Date.

         (i) As of the Closing Date, there shall have been no Material Adverse Change in TeleBanc from that which was represented and warranted on the date of the Agreement pursuant to the Agreement.

         (j) TeleBanc shall have in all material respects performed all obligations and agreements and complied with all covenants contained in the Agreement to be performed and complied with by TeleBanc on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by TeleBanc under the Agreement.

         (k) TeleBanc, MET Holdings and Daugherty shall have entered into the Stock Exchange Agreement.

         (l) Immediately prior to the Effective Time, the Daugherty Option shall have been exercised in full.

         Any of the conditions summarized above may be waived by the appropriate party in its discretion.

INTENTIONS AND UNDERTAKINGS

         The directors of MET Holdings have indicated that they intend to vote the shares of MET Holdings Stock which they beneficially own in favor of approval and adoption of the Agreement and the Merger. The directors of TeleBanc have indicated that they intend to vote the shares of TeleBanc Stock which they beneficially own in favor of approval and adoption of the Agreement and the Merger and approval of the Amendment. The directors of MET Holdings also have indicated that they intend to vote the shares of TeleBanc Stock owned by MET Holdings in favor of approval and adoption of the Agreement and the Merger and approval of the Amendment.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material federal income tax consequences of the Merger to MET Holdings, MET Holdings stockholders, TeleBanc and TeleBanc stockholders. It does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to the decision of whether or not to vote for the approval of the Merger. With respect to federal income tax consequences, the discussion does not address all aspects of federal income taxation that may be applicable to a party and does not address the consequences of the Merger to parties subject to special federal income tax treatment, including without limitation foreign persons, tax-exempt entities, retirement plans and dealers in securities. Each stockholder's individual circumstances may affect the tax consequences of the Merger to such stockholder. In addition, no information is provided herein with respect to the consequences under state, local or foreign tax laws, or under any federal tax laws other than those pertaining to federal income tax. Consequently, each stockholder is urged to consult such stockholder's own tax advisor to determine the specific tax consequences of the Merger to such stockholder.

         MET Holdings and TeleBanc will receive an opinion of Arthur Andersen LLP, tax advisors to MET Holdings and TeleBanc, which will assume that the Merger will occur in accordance with the Agreement and will be based upon certain representations made by MET Holdings and TeleBanc representatives to the effect that for federal income tax purposes (a) the transfer of all of the assets of MET Holdings to TeleBanc, and the assumption by TeleBanc of the liabilities of MET Holdings pursuant to the terms of the Agreement, will constitute a reorganization within the meaning of Internal Revenue Code ("IRC")
Section 368(a)(1)(A), and MET Holdings and TeleBanc will both be a "party to the reorganization" within the meaning of IRC Section 368(b); (b) no gain or loss will be recognized by MET Holdings stockholders on the conversion of MET Holdings Stock solely into shares of TeleBanc Stock, and no gain or loss will be recognized by TeleBanc upon the receipt by TeleBanc of the assets of MET Holdings in exchange for shares of TeleBanc Stock and the assumption by TeleBanc of the liabilities of MET Holdings; (c) the basis of the shares of TeleBanc Stock received by a MET Holdings stockholder will be the same as the basis of the shares of MET Holdings Stock which were converted into TeleBanc Stock pursuant to the Merger, and the holding period of shares of TeleBanc Stock received by a MET Holdings stockholder will include the period during which he or she held the shares of MET Holdings Stock which were converted into TeleBanc Stock pursuant to the Merger, provided that the MET Holdings Stock is held as a capital asset by the MET Holdings stockholder on the date the Merger is consummated (the "Effective Date"); (d) the basis of each asset of MET Holdings in the hands of TeleBanc will be the same as the basis of such asset in the hands of MET Holdings immediately prior to the Merger, and the holding period of each such asset in the hands of TeleBanc will include the periods during which such asset was held by MET Holdings; (e) no gain or loss will be recognized by the TeleBanc stockholders as a result of the transactions contemplated by the Agreement; (f) where cash is received by a MET Holdings stockholder in lieu of a fractional share of TeleBanc Stock to which the stockholder may be entitled, such cash will be treated as received by such stockholder as a distribution in redemption of his fractional share interest; and (g) the accumulated earnings and profits of MET Holdings on the Effective Date will be added to the accumulated earnings and profits of TeleBanc and will be available for subsequent distributions of dividends within the meaning of IRC Section 316.

         The opinion of Arthur Andersen LLP will be based on the IRC, the U.S. Treasury regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as in effect as of the date of the opinion, on the assumption that the Merger takes place as described in the Agreement, and on certain representations to be provided by representatives of both MET Holdings and TeleBanc regarding the satisfaction of certain requirements to a reorganization within the meaning of IRC Section 368(a) (including the absence of any plan or intention by certain holders of MET Holdings Stock to sell, exchange or otherwise dispose of shares of TeleBanc Stock to be received by him or her in the Merger). Unlike a ruling from the Internal Revenue Service (the "IRS"), an opinion is not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to one or more of the positions reflected in such opinion or that such positions will be upheld by the courts if challenged by the IRS.

         The opinion does not apply to MET Holdings stockholders who dissent and receive cash payment for their shares. Any gain or loss resulting from such cash payments will be recognized by such dissenting stockholders for federal income tax purposes. Such dissenting stockholders should consult their own tax counsel with respect to the tax treatment of any recognized gain or loss.

         MET Holdings and TeleBanc have not requested a ruling from the IRS on the tax treatment of the Merger.

         THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN MET HOLDINGS AND TELEBANC STOCKHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH
STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH STOCKHOLDER. AS EACH STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a purchase. Under this method of accounting, the minority interests in the historical book values of the assets and liabilities of TeleBanc and Arbor will be adjusted to their fair values. The purchase price will include only the shares of TeleBanc Stock (and cash paid in lieu of fractional interests) transferred on the date the Merger is consummated. Shares of TeleBanc Stock held in escrow (the Caplan/Smilow Escrow Shares, the Stockholder Escrow Shares, the First Daugherty Escrow Shares and the Second Daugherty Escrow Shares) will not be included in the purchase price because of certain unresolved contingencies. When such contingencies are resolved, the release of such shares to the members of the Caplan/Smilow Group, the former MET Holdings stockholders and Mr. Daugherty, as applicable, will be accounted for as additional purchase price effective on the dates such shares are released. As a result, the fair value of the minority interests to be acquired is expected to exceed the purchase price on the Merger consummation date; therefore, the Merger will initially result in the creation of negative goodwill which will be applied against the fair values of related long-term assets. The portion of the assets and liabilities representing the ownership interests of MET Holdings in TeleBanc and Arbor will continue to be carried at their historical book values in the consolidated financial statements of TeleBanc. TeleBanc will include the operations of MET Holdings and the impact of purchase method adjustments in its consolidated statement of income beginning on the date the Merger is consummated.

FEDERAL SECURITIES LAW CONSEQUENCES

         All TeleBanc Stock issued in connection with the Merger will be freely transferable, except that any TeleBanc Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of MET Holdings or TeleBanc prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to persons who are or become affiliates of MET Holdings, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of TeleBanc, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of MET Holdings or TeleBanc generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

         Affiliates may not sell their shares of TeleBanc Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of TeleBanc) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Date, an affiliate (together with certain related persons) would be entitled to sell shares of TeleBanc Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms as defined in Rule 144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of TeleBanc Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if TeleBanc remained current in its informational filings with the Commission under the Exchange Act. Two years after the Effective Date, an affiliate would be able to sell such TeleBanc Stock without such manner of sale or volume limitations provided that TeleBanc was current with its Exchange Act informational filings and such affiliate was not then an affiliate of TeleBanc. Three years after the Effective Date, an affiliate would be able to sell such shares of TeleBanc Stock without any restrictions so long as such affiliate had not been an affiliate of TeleBanc for at least three months prior thereto.

CERTAIN DIFFERENCES IN RIGHTS OF STOCKHOLDERS OF MET HOLDINGS AND TELEBANC

         TeleBanc is incorporated in the State of Delaware and the rights of TeleBanc stockholders are governed by the DGCL and TeleBanc's Certificate of Incorporation and Bylaws. MET Holdings is incorporated in the State of Delaware and the rights of MET Holdings stockholders are governed by the DGCL and MET Holdings' Certificate of Incorporation and Bylaws. Upon consummation of the Merger, MET Holdings stockholders will become TeleBanc stockholders and their rights will be governed by TeleBanc's Certificate of Incorporation and Bylaws and will continue to be governed by the DGCL. The material differences between the rights of TeleBanc stockholders and MET Holdings stockholders are summarized below.

         VOTING RIGHTS. MET Holdings' Certificate of Incorporation provides generally that the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Class A Common Stock. Pursuant to MET Holdings' Certificate of Incorporation and Bylaws, each share of Class A Common Stock is entitled to one vote, except that cumulative voting rights may be exercised in the election of directors. The Certificate of Incorporation provides that unless required by law, the holders of Class B Common Stock are not entitled to vote and the holders of Class A Serial Preferred Stock and Class B Serial Preferred Stock are entitled only to specific limited voting rights. No shares of Class A Serial Preferred Stock are issued and outstanding. For a description of the voting rights of MET Holdings' stockholders applicable to the Merger, see "The MET Holdings Special Meeting--Required Vote."

         TeleBanc's Certificate of Incorporation provides generally that each outstanding share of TeleBanc Stock is entitled to one vote and that there shall be no cumulative voting rights in the election of directors. TeleBanc's Bylaws provide generally that each stockholder shall be entitled to one vote on each matter for each share of TeleBanc's capital stock that has voting power and such number of votes, including multiple or fractional votes, as may be provided by resolution of the Board of Directors, for each share of serial preferred stock entitled to vote. No shares of TeleBanc Preferred Stock are issued and outstanding. For a description of the voting rights of TeleBanc's stockholders applicable to the Merger, see "The TeleBanc Special Meeting--Required Vote."

         MET Holdings' Certificate of Incorporation requires the consent of a majority of the Board of Directors and the holders of at least three-fourths of the Class A Common Stock to (i) amend the Certificate of Incorporation, (ii) enter into any merger, consolidation or sale of all or substantially all of its assets, (iii) register its securities under the Securities Act or otherwise effect a public offering, (iv) acquire a majority interest in any other business entity, (v) enter into certain agreements for direct or indirect payment to an initial investor, (vi) acquire for value any capital stock of MET Holdings except pro rata from all stockholders, or (vii) enter into any new line of business. It also provides that approval by a majority of the Board of Directors and two-thirds of the Class A Common Stock is required to (a) sell or dispose of assets of MET Holdings which in the aggregate during any 12-month period exceed 10% of the total value of its assets or (b) to issue or sell any shares of capital stock of MET Holdings.

         TeleBanc's Bylaws provide generally that any matter brought before a meeting of stockholders (other than the election of directors) shall be decided by the affirmative vote of the majority of the votes cast on the matter and that directors shall be elected by a plurality of the votes cast by shares entitled to vote. For approval of amendments to TeleBanc's Certificate of Incorporation, the Certificate of Incorporation requires the approval of at least a two-thirds vote of the Board of Directors and a certain percentage of shares of the holders of TeleBanc stock entitled to vote. See "Description of TeleBanc Stock--Delaware Law and Certain Charter and Bylaw Provisions." In the event that stockholders are entitled to vote on an amendment to the Bylaws, TeleBanc's Bylaws provide that such amendment must be approved by two-thirds of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A higher vote of stockholders is required in connection with acquisitions of control and certain business combinations, and certain stockholders are excluded from voting with respect to stockholder votes required in connection with control share acquisitions and certain business combinations. See "Description of TeleBanc Stock--Delaware Law and Certain Charter and Bylaw Provisions."

         SPECIAL MEETINGS. MET Holdings' Bylaws provide that special meetings of stockholders may be called by a majority of the directors then in office, or by the holders of more than 25% of MET Holdings' common stock or, within 30 days after the occurrence of a vacancy on the Board of Directors, by any stockholder, for the purpose of electing a new Board.

         TeleBanc's Certificate of Incorporation provides that special meetings of stockholders may be called only by the Chairman of the Board, a majority of the Board of Directors or by a majority vote of the total votes eligible to be voted by the stockholders.

         STOCKHOLDER ACTION WITHOUT MEETING. MET Holdings' Bylaws permit stockholder action without a meeting if such written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.

         TeleBanc's Certificate of Incorporation and Bylaws permit stockholder action by written consent only if such consent is unanimous.

         STOCKHOLDER PROPOSALS AND NOMINATIONS. TeleBanc's Bylaws impose certain restrictions on the nomination by stockholders of candidates for election to the Board of Directors or proposals by stockholders of business to be acted upon at an annual meeting of stockholders.

         PREFERRED STOCK. MET Holdings' Certificate of Incorporation sets forth the terms, designations, powers, preferences and rights of the Class A Serial Preferred Stock and Class B Serial Preferred Stock.

         While TeleBanc's Certificate of Incorporation authorizes the Board of Directors to issue preferred stock, no shares of TeleBanc Preferred Stock have been issued. See "Description of TeleBanc Stock--Capital Stock."

         LIQUIDATION OR DISSOLUTION. MET Holdings' Certificate of Incorporation provides that in the event of liquidation, dissolution or winding up, holders of Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock and Class B Serial Preferred Stock share ratably in all of the assets of MET Holdings available for distribution to stockholders.

         TeleBanc's Certificate of Incorporation provides that in the event of any liquidation, dissolution or winding up of TeleBanc -- after payment or provision for payment of all debts and liabilities of TeleBanc (including all deposits in the Bank and all accrued interest thereon) -- the holders of TeleBanc Stock are entitled to receive all assets of TeleBanc available for distribution. If TeleBanc Preferred Stock has been issued subsequently, the holders thereof may have a priority over the holders of TeleBanc Stock.

         DIRECTORS. MET Holdings' Certificate of Incorporation provides that the Board of Directors shall consist of eight persons. MET Holdings' Board currently consists of two directors, each of whom is elected for a one-year term.

         TeleBanc's Certificate of Incorporation and Bylaws provide for not less than six nor more than 15 directors, divided into three classes, with directors in each class elected for three-year staggered terms. TeleBanc's Bylaws provide that the number of directors shall be determined by resolution of the Board of Directors. TeleBanc's Board currently consists of five directors, each of whom is elected for a three-year term, and one vacancy. The TeleBanc Bylaws provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote. Pursuant to TeleBanc's Certificate of Incorporation, if TeleBanc Preferred Stock is issued, directors elected by such stockholders might not be classified. Certain provisions of TeleBanc's Certificate of Incorporation would impede changes in majority control of the TeleBanc Board of Directors.

         MET Holdings' Bylaws generally provide that any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock of MET Holdings issued and outstanding and entitled to vote, or by written consent.

         TeleBanc's Certificate of Incorporation provides that a director may be removed only for cause and then only by the affirmative vote of two-thirds of the total shares eligible to vote at a duly constituted meeting of stockholders called expressly for that purpose. It further requires at least 30 days' written notice be provided to any director or directors whose removal is to be considered at a stockholder meeting called for such purpose.

         MET Holdings' Bylaws provide that any vacancy in the Board of Directors may be filled by a vote of the directors then in office, and that upon any vacancy, any stockholder may within 30 days of such event call a special meeting of stockholders for the purpose of electing a new Board.

         TeleBanc's Certificate of Incorporation and Bylaws provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. TeleBanc's Bylaws provide that unless excused by a resolution of the Board of Directors, more than three consecutive absences from regular meetings of the Board of Directors automatically constitutes a resignation.

         TeleBanc's Bylaws contain a provision which outlines the procedures that must be followed to authorize a contract or a transaction in which an officer or director has certain financial or other interests.

         APPROVAL OF ACQUISITIONS OF CONTROL, CONTROL SHARES ACQUISITIONS AND CRITERIA FOR EVALUATING CERTAIN OFFERS. TeleBanc's Certificate of Incorporation contains provisions which address approval of acquisitions to acquire control, control share acquisitions and criteria which the TeleBanc Board of Directors is authorized to consider in evaluating certain offers. See "Description of TeleBanc Stock--Delaware Law and Certain Charter and Bylaw Provisions." MET Holdings' Certificate of Incorporation and Bylaws do not contain similar provisions.

         INDEMNIFICATION.

         AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS. MET Holdings' Certificate of Incorporation requires the consent of a majority of the Board of Directors and the holders of at least three-fourths of the Class A Common Stock to amend the Certificate of Incorporation. MET Holdings' Bylaws require the affirmative vote of the holders of three-fourths of the stock issued and outstanding and entitled to vote thereon to amend its Bylaws.

         TeleBanc's Certificate of Incorporation provides that amendments to the Certificate of Incorporation must be approved by at least a two-thirds vote of the Board of Directors and also by a certain percentage of the holders of the shares of TeleBanc stock entitled to vote. See "Description of TeleBanc Stock--Delaware Law and Certain Charter and Bylaw Provisions." Pursuant to TeleBanc's Certificate of Incorporation and Bylaws, TeleBanc's Bylaws may be amended by the Board of Directors, subject to the right of stockholders entitled to vote with respect thereto. TeleBanc's Bylaws further provide that if stockholders are entitled to vote on an amendment to the Bylaws, such amendment must be approved by two-thirds of the total number of outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

RIGHTS OF DISSENTING STOCKHOLDERS

         Under Section 262 of the DGCL, a copy of which is included as Annex B of this Proxy Statement/Prospectus, (i) each holder of MET Holdings Stock will be entitled to dissent and demand an appraisal of the "fair value" of the MET Holdings Stock held by such holder if, prior to the vote at the MET Holdings Special Meeting, such MET Holdings stockholder files with MET Holdings a written demand for appraisal, and (ii) each holder of TeleBanc Stock will be entitled to dissent and demand an appraisal of the "fair value" of the TeleBanc Stock held by such holder if, prior to the vote at the TeleBanc Special Meeting, such TeleBanc stockholder files with TeleBanc a written demand for appraisal.

         Within 10 days after the Effective Date, TeleBanc shall notify each stockholder exercising appraisal rights in compliance with Section 262 of the DGCL that the Merger has become effective. At any time within 60 days after the Effective Date, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the Merger. A written demand for appraisal should be sent to MET Holdings or TeleBanc at 1111 North Highland Street, Arlington, Virginia 22201, Attn.: Aileen Lopez Pugh. Any MET Holdings or TeleBanc stockholder who fails to comply with the requirements described above will be bound by the terms of the Merger.

         Within 120 days after the Effective Date, (i) TeleBanc or any MET Holdings stockholder who has perfected his or her appraisal rights, may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the value of the stock of all such stockholders, and at the hearing on such petition, the Court shall determine the MET Holdings stockholders who have complied with Section 262 and who have become entitled to appraisal rights, and (ii) TeleBanc or any TeleBanc stockholder who has perfected his or her appraisal rights, may file a petition in the Court demanding a determination of the value of the stock of all such stockholders, and at the hearing on such petition, the Court shall determine the TeleBanc stockholders who have complied with Section

262 and who have become entitled to appraisal rights. The Court may require the stockholders to submit their certificates of stock, if any, to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         After determining the stockholders entitled to an appraisal, the Court shall appraise the shares as to their fair value. In determining such fair value, the Court shall take into account all relevant factors. The Court shall direct the payment of the fair value of the shares, together with interest, if any, by TeleBanc to the stockholders entitled thereto. The costs of the proceeding may be determined by the Court and assessed against either TeleBanc or the stockholders, or both.

         The foregoing summary of the rights of stockholders requesting appraisal contains material information relating to the exercise of appraisal rights but does not purport to be a complete statement of the procedures to be followed by MET Holdings stockholders or TeleBanc stockholders desiring to exercise their rights of appraisal. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of
Section 262 of the DGCL. Each MET Holdings stockholder or TeleBanc stockholder desiring to exercise appraisal rights should refer to Section 262 of the DGCL for a complete statement of the stockholder's rights and the steps which must be followed in connection with the exercise of those rights.

         For further information relating to the exercise of appraisal rights, see Annex B to this Proxy Statement/Prospectus.

             AMENDMENT OF TELEBANC'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF TELEBANC CAPITAL STOCK

         TeleBanc's Certificate of Incorporation currently provides that the total number of shares of all classes of stock that TeleBanc has the authority to issue is 4,000,000 shares, consisting of 500,000 shares of serial preferred stock, par value $0.01 per share (the TeleBanc Preferred Stock) and 3,500,000 shares of common stock, par value $0.01 per share (the TeleBanc Stock). The proposed amendment to TeleBanc's Certificate of Incorporation (the Amendment) is to increase the number of authorized shares of TeleBanc capital stock from 4,000,000 to 10,000,000. Such increase will be effected by amending the first sentence of Section 4.1 of TeleBanc's Certificate of Incorporation to read as follows:

                  "The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 10,000,000 shares, of which 5,000,000 shares shall be serial preferred stock, having a par value of $0.01 per share ("Preferred Stock"), and 5,000,000 shall be classified as shares of common stock, having a par value of $0.01 per share ("Common Stock")."

         Of the 3,500,000 presently authorized shares of TeleBanc Stock, 2,049,500 shares were issued and outstanding on September 30, 1996, and 352,250 shares and 345,000 shares, respectively, were reserved for issuance with respect to TeleBanc Stock Options and Warrants. Accordingly, at September 30, 1996, 697,250 shares of authorized but not outstanding and unreserved shares of TeleBanc Stock remained available for future issuance. No shares of TeleBanc Preferred Stock have been issued.

         If the Agreement and the Merger provided for therein and the Amendment are approved, at the Effective Time, the 1,299,500 shares of TeleBanc Stock currently owned by MET Holdings will be canceled and returned to the treasury of TeleBanc. Also at the Effective Time, 2,482,330 shares of TeleBanc Stock will be issued in connection with the Merger. Therefore, giving effect to the Merger, of the 5,000,000 then authorized shares of TeleBanc Stock, 3,232,330 will be issued and outstanding and 352,250 shares and 345,000 shares, respectively, will be reserved for issuance with respect to TeleBanc Stock Options and Warrants. Accordingly, after the Merger, 1,767,670 shares of authorized but not outstanding and unreserved shares of TeleBanc Stock, and 5,000,000 shares of TeleBanc Preferred Stock, will be available for future issuance.

         Although TeleBanc has no present intention of issuing additional shares of authorized but unissued and unreserved shares of TeleBanc capital stock other than in connection with the Merger, TeleBanc Stock Options and presently outstanding Warrants, the Board of Directors believes that the increased number of authorized shares of TeleBanc capital stock will benefit TeleBanc by making a sufficient number of shares available in the future for use in connection with possible stock dividends or stock splits, the raising of additional capital through a potential public offering or private placement, and possible future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan or under an employee stock ownership plan. The unissued and unreserved shares of TeleBanc Stock and TeleBanc Preferred Stock will be available for issuance for any proper corporate purpose, as authorized from time to time by the Board of Directors, without further approval by the stockholders of TeleBanc, except as otherwise required by law.

         Unrelated to the Merger, TeleBanc presently is exploring alternatives to raise capital, including possibly the sale of additional TeleBanc capital stock. Although no definitive plans have been made, TeleBanc is seeking to raise up to $50.0 million or more, primarily for investment in the operations of the Bank.

         TeleBanc stockholders do not have any preemptive or stock purchase rights to purchase additional shares of TeleBanc Stock, whether now or hereafter authorized. Further issuances of additional shares of TeleBanc Stock or securities convertible into TeleBanc Stock, therefore, may have a dilutive effect on existing stockholders.

         As a Delaware corporation, TeleBanc is taxed on its authorized capital stock. In general, the annual franchise tax is $90 on the first 10,000 shares and the further sum of $50 on each 10,000 shares or part thereof. Currently, TeleBanc's annual franchise tax is $10,288. Increasing the number of authorized shares of TeleBanc Stock to 10,000,000 will result in an annual franchise tax of $65,040.

         In the event of a proposed merger, tender offer or other attempt to gain control of TeleBanc of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of shares of TeleBanc Stock or TeleBanc Preferred Stock in a transaction that could have the effect of frustrating or impeding such takeover attempt. The Board of Directors has no current intention to issue authorized but unissued shares for such purpose. The Board of Directors is not aware of any specific effort to accumulate TeleBanc's capital stock in order to obtain control by means of a merger, tender offer or otherwise.

         THE INDEPENDENT DIRECTORS OF TELEBANC HAVE UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMEND A VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT.

                          DESCRIPTION OF TELEBANC STOCK

CAPITAL STOCK

         The authorized capital stock of TeleBanc consists of 3,500,000 shares of TeleBanc Stock, par value $.01 per share (the TeleBanc Stock), and 500,000 shares of preferred stock, par value $.01 per share (the TeleBanc Preferred Stock). At September 1, 1996, there were 2,049,500 shares of TeleBanc Stock issued and outstanding, 1,299,500 of which were held of record by MET Holdings. No shares of TeleBanc Preferred Stock have been issued. The aggregate par value of the issued shares constitutes the capital account of TeleBanc on a consolidated basis. The balance of the purchase price of TeleBanc Stock is reflected as paid-in capital on a consolidated basis.

         In the Merger, the 1,299,500 shares of TeleBanc Stock owned by MET Holdings will be canceled and returned to the treasury of TeleBanc. Such shares effectively will be reissued to the MET Holdings stockholders as part of the conversion of the MET Holdings capital stock to TeleBanc Stock. Also as part of the Merger, an additional 340,237 shares of TeleBanc Stock will be issued to holders of MET Holdings capital stock.

         The TeleBanc Stock represents non-withdrawable capital and is not of an insurable type or insured by the FDIC.

         Under Delaware law, the holders of TeleBanc Stock possess exclusive voting power in TeleBanc. Each stockholder is entitled to one vote for each share of TeleBanc Stock held on all matters voted upon. If TeleBanc issues TeleBanc Preferred Stock, holders of the TeleBanc Preferred Stock may also possess voting powers.

         In the unlikely event of any liquidation or dissolution of TeleBanc, the holders of TeleBanc Stock are entitled to receive -- after payment or provision for payment of all debts and liabilities of TeleBanc (including all deposits in the Bank and accrued interest thereon) -- all assets of TeleBanc available for distribution, in cash or in kind. If TeleBanc Preferred Stock has been issued subsequently, the holders thereof may have a priority over the holders of TeleBanc Stock in the event of liquidation or dissolution.

         Holders of TeleBanc Stock are not entitled to preemptive rights with respect to any shares or other securities of TeleBanc which may be issued. TeleBanc Stock is not subject to call for redemption and, upon receipt by TeleBanc of the full purchase price therefor, each share of TeleBanc Stock is duly authorized, fully paid and nonassessable.

         The Board of Directors of TeleBanc is authorized to issue TeleBanc Preferred Stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. TeleBanc Preferred Stock may rank prior to TeleBanc Stock as to dividend rights, liquidation preferences or both, and may have full or limited, multiple, fractional or no voting rights. The holders of TeleBanc Preferred Stock are entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

         Except in connection with TeleBanc Stock Options, the Warrants and the Merger, TeleBanc has no present plans for the issuance of additional authorized shares of TeleBanc Stock or for the issuance of any shares of TeleBanc Preferred Stock, except as otherwise disclosed herein. In the future, the authorized but unissued and unreserved shares of TeleBanc Stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, the raising of additional capital through a public offering or private placement, possible future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or under an employee stock ownership plan. The authorized but unissued shares of TeleBanc Preferred Stock will be available for similar purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of TeleBanc Stock or authorized shares of TeleBanc Preferred Stock would be issued, no stockholder approval is required for the issuance of these shares. Accordingly, the Board of Directors of TeleBanc, without stockholder approval, is able to issue TeleBanc Preferred Stock with voting rights which could adversely affect the voting power of the holders of TeleBanc Stock.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

         Directors. Certain provisions of TeleBanc's Certificate of Incorporation and Bylaws will impede changes in majority control of the Board of Directors. TeleBanc's Certificate of Incorporation and Bylaws provide that its Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. Thus, assuming a Board of six directors as is currently the case, it would take two annual elections to replace a majority of TeleBanc's Board. The Certificate of Incorporation provides that the size of the Board of Directors may be increased or decreased only by a two-thirds vote of the Board or by a vote of two-thirds of the shares eligible to be voted at a duly constituted meeting of stockholders called for such purpose. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the Bylaws impose certain restrictions on the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The Certificate of Incorporation provides that a director may be removed only for cause and then only by the affirmative vote of two-thirds of the total shares eligible to vote at a duly constituted meeting of the stockholders called expressly for that purpose. Furthermore, 30 days' written notice must be provided to any director or directors whose removal is to be considered at a stockholders' meeting called for such purpose.

         Special Meetings. The Certificate of Incorporation provides that all actions taken by the stockholders must be taken at an annual or special meeting of stockholders or by unanimous written consent. It also provides that a special meeting of stockholders may be called at any time by the Chairman of the Board, a majority of the Board of Directors or by a majority vote of the total votes eligible to be voted by the stockholders.

         Authorization of TeleBanc Preferred Stock. TeleBanc is authorized to issue TeleBanc Preferred Stock from time to time in one or more series subject to applicable provisions of law. The Board of Directors, without stockholder approval, is authorized to fix the designations, powers, preferences, and relative, participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class), which could adversely affect the voting power of the holders of TeleBanc Stock. In the event of a proposed merger, tender offer or other attempt to gain control of TeleBanc of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of TeleBanc Preferred Stock with rights and preferences that could impede the completion of such a transaction. In addition, if the Board of Directors decides at some future date to adopt and implement a share purchase rights plan, the Board of Directors could authorize the issuance of a series of TeleBanc Preferred Stock in connection with such plan. An effect of the possible issuance of TeleBanc Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any TeleBanc Preferred Stock and does not intend to issue any TeleBanc Preferred Stock except on terms which the Board deems to be in the best interest of TeleBanc and its stockholders.

         Approval of Acquisitions of Control. TeleBanc's Certificate of Incorporation provides that no person may acquire 10% or more of TeleBanc's voting stock without obtaining the prior approval of two-thirds of TeleBanc's voting stock at a stockholder meeting called for such purpose and obtaining prior federal and state regulatory approvals. These provisions do not apply to the purchase of shares by underwriters in connection with a public offering or by any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of TeleBanc or any of its subsidiaries, or by MET Holdings or any successor thereto. Shares acquired in excess of these limitations are not entitled to vote or take other stockholder action or be counted in determining the total number of outstanding shares of voting stock in connection with any matter involving stockholder action. Such excess shares are also subject to transfer to a trustee (selected by TeleBanc) for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of such sale.

         Limitation on Control Share Acquisitions. TeleBanc's Certificate of Incorporation provides that any person who acquires shares of stock in TeleBanc that would increase such person's voting power in TeleBanc above any of three thresholds (20%, 33-1/3% or 50%) must receive the approval of the other stockholders of TeleBanc (other than the interested shares) before such person can vote that stock. The practical effect of this requirement is to condition the acquisition of control of TeleBanc on the approval of a majority of the pre-existing disinterested stockholders. In general, the provision requires the person who acquires, or seeks to acquire, TeleBanc shares in excess of the three thresholds to send a disclosure statement regarding the acquisition to TeleBanc and provide for a special meeting of stockholders to vote on the proposal. It also provides for appraisal rights for dissenting stockholders in the event the proposal is approved. The purpose of the control share provision is to provide stockholders with an opportunity to vote on an acquisition that may lead to or result in a change of control. The control share provision does not affect the terms an acquiring person must offer to the stockholders. Certain acquisitions are exempt from these restrictions, including, but not limited to, acquisitions that are (i) consummated before March 31, 1994, (ii) pursuant to satisfaction of a pledge or other security interest, (iii) pursuant to a merger, plan of share exchange or tender or exchange offer if TeleBanc is a party to an agreement relating thereto, or (iv) by MET Holdings or any successor thereto. By providing an opportunity for collective action by stockholders, however, the control share provision should eliminate coercive multi-step offers and ensure that any premium paid for control of TeleBanc is shared by all stockholders.

         Amendment to Certificate of Incorporation and Bylaws. Amendments to TeleBanc's Certificate of Incorporation must be approved by a two-thirds vote of TeleBanc's Board of Directors and also by a majority of the shares of the Company's outstanding stock entitled to vote, provided, however, that approval by two-thirds of the outstanding stock entitled to vote is required for amending certain provisions (relating to the board of directors; limitation on control share acquisitions; call of special stockholder meetings; acquisitions of control; criteria for evaluating certain offers; stockholder action without a meeting; indemnification; and amendments to the Certificate of Incorporation); provided, further, that approval by 80% of the outstanding stock entitled to vote is required for amending the provisions which address the vote required for certain business combinations. A majority of the Board of Directors may amend the Bylaws.

         Business Combination Provision. Under Section 203 of the DGCL, a resident domestic corporation may not engage in a business combination with an interested stockholder for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding for determining the number of shares outstanding shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in certain instances), or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including certain mergers, consolidations, asset sales, transfers and other transactions resulting in financial benefit to the interested stockholder. "Interested stockholder" means a person who owns

(or an affiliate or associate of the corporation who within three years prior, did own) 15% or more of the corporation's outstanding voting stock, and the affiliates and associates of such person.

         In addition, the Certificate of Incorporation provides that certain business combinations with interested stockholders or affiliates or associates must be approved by (i) the holders of 80% of the shares of the voting stock and
(ii) the holders of two-thirds of the voting power of the outstanding shares of the voting stock excluding with respect to clause (ii) all shares of the voting stock owned by the interested stockholder or any affiliates or associates. The higher vote is not required, however, when the business combination has been approved by two-thirds of the continuing directors, provided that certain fair price and procedure requirements are also met.

         Criteria for Evaluating Certain Offers. TeleBanc's Certificate of Incorporation authorizes the Board of Directors, when evaluating a tender or exchange offer, merger, consolidation or certain acquisition proposals, to take into account factors in addition to the potential economic benefits to the stockholders, including, without limitation, the economic effects of acceptance of the offer on depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of TeleBanc and on the communities in which such subsidiary or subsidiaries operate or are located as well as on the ability of such subsidiary or subsidiaries to fulfill the objective of an insured institution under applicable federal statutes and regulations.

OTHER RESTRICTIONS ON THE ACQUISITION OF STOCK

         Federal Law and Regulation. Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In this context, the term "savings association" includes any holding company thereof. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. "Control" in this context means ownership of, control of, or holding proxies representing more than 25% of the voting shares of a savings association or the power to control in any manner the election of a majority of the directors of such institution.

         Federal law also provides that no "person," acting directly or indirectly or through or in concert with one or more persons, may acquire "control" of a savings association unless at least 60 days' prior written notice has been given to the OTS and the OTS has not objected to the proposed acquisition. "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of a savings association or to vote more than 25% of any class of voting securities of a savings association. Under federal law (as well as the regulations referred to below) the term "savings association" includes state- and federally-chartered SAIF-insured institutions, federally-chartered savings and loans and savings banks whose accounts are insured by the FDIC and holding companies thereof.

         Federal regulations require that, prior to obtaining control of an insured institution, a person, other than a company, must give 60 days' notice to the OTS and have received no OTS objection to such acquisition of control; a company must apply for and receive OTS approval of the acquisition. Control, as defined under federal law, involves a 25% voting stock test, control in any manner of the election of a majority of the institution's directors, or a determination by the OTS that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of an institution's voting stock, if the acquirer also is subject to any one of either "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock after the effective date of the regulations must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.

LIMITATION ON LIABILITY

         As permitted under the DGCL, the Certificate of Incorporation provides that no director of TeleBanc will be liable for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to TeleBanc or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) for approval of certain unlawful dividends or stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware Law.

TRANSFER AGENT AND REGISTRAR

         Wilmington Trust Company is the transfer agent and registrar for the TeleBanc Stock.

                     DESCRIPTION OF MET HOLDINGS CORPORATION

GENERAL

         MET Holdings is a privately held financial services holding company, the activities of which relate primarily to mortgage securities, wholesale loan acquisition, and fixed income management. Currently, MET Holdings has no direct employees or operations other than holding its investment portfolio.

         MET Holdings' primary assets are an approximately 64.3% interest in TeleBanc, a $599.8 million savings bank holding company, and 80.3% ownership of the common stock and 100% ownership of the preferred stock of Arbor, a National Association of Securities Dealers, Inc. ("NASD") licensed broker-dealer and SEC registered investment advisor. MET Holdings also has investments in a real estate joint venture, Security National #6 LP ("Security National") and other business interests including a portfolio of troubled loans (the Funds). The primary business of MET Holdings is the business of TeleBanc and Arbor. TeleBanc was organized by MET Holdings, to become, in March 1994, the parent savings and loan holding company for the Bank, a federally chartered savings bank. Financial and other data as of and for all periods prior to March 1994 represent MET
Holdings' 100% ownership of the Bank. At June 30, 1996, on an unconsolidated basis (e.g., parent company only, and giving effect to equity in net assets of subsidiary), MET Holdings had total assets of $17.9 million ($15.1 million of which is equity in net assets of subsidiary) and liabilities of $2.5 million.

         Arbor is an investment adviser and broker dealer specializing in non-agency mortgage securities and whole loans. Arbor is registered under the Investment Advisers Act of 1940 and is a member of the NASD. Arbor was established in January 1993 by members of MET Holdings' management and acquired by MET Holdings in December 1993. As MET Holdings did not acquire Arbor until December 1993, no financial information is presented prior to January 1994. In the past, Arbor derived its primary source of revenue from commissions on trades brokered, rather than through taking direct positions in an investment. In 1995, Arbor traded in excess of $2.0 billion of mortgage-backed securities (of which approximately only $20 million was for the Bank). Arbor also offers to its clients fixed income management expertise in both taxable and non-taxable instruments as well as equity allocation services. Arbor presently employs two securities traders.

         In 1996, Arbor entered into a joint venture with Angelo, Gordon & Co., L.P. ("Angelo, Gordon"), a New York based money management firm, to form AG Arbor Management L.L.C. (AG Arbor), a Delaware limited liability company. AG Arbor serves as the managing general partner for two investment partnerships, Spruce and AGEA (the Funds), and will manage a combined total of at least approximately $75 million of non-performing and credit impaired mortgage securities and whole loans. The final closing date of the Funds was July 1, 1996 (the "Final Closing Date"). Arbor and Angelo, Gordon and affiliates thereof committed to invest through AG Arbor 10% of each Fund's total capital commitments, subject to a maximum commitment of $2.5 million each for a total of $5.0 million.

         The principal objective and policy of the two Funds is to invest primarily in non-performing and credit impaired mortgage loans on residential properties (the "Targeted Investments"), either through the acquisition of whole loans or acquisitions of pass-through securities consisting of interests in pools of such loans and to dispose of these non-performing and credit-impaired instruments at a value higher than that at which it was acquired. Each of the Funds may also invest up to 10% of its net assets in other assets which the AG Arbor believes share common characteristics with the Funds' primary investments.

         AG Arbor is not permitted to make any new investments in the Funds after the second anniversary of the Final Closing Date, except (1) pursuant to binding commitments entered into prior to that date or (2) when such investment is ancillary to an existing investment and, in the judgment of AG Arbor, it is advisable in order to preserve or enhance the value of the existing investment or (3) pursuant to certain re-investment provisions.

         The management of AG Arbor intends to focus on relatively small packages of assets for the Funds. Typically a portfolio will be in the $1 to $10 million range, as the market for Targeted Investments tends to be fragmented. The acquisition of portfolios of this size is ordinarily negotiated directly with the seller, frequently on an exclusive basis and, given the paramount importance of the due diligence process, it is critical to keep the number of assets in each portfolio to a manageable size.

         The ability to carry out due diligence on a package of loans and securities efficiently and carefully is central to the Funds' investment strategy. Thorough due diligence is always critical, but extensive due diligence on non-performing and credit impaired single family mortgages is particularly time consuming and labor intensive. Each investment requires a detailed analysis of loan files and the underlying real estate. The analysis for each mortgage includes a review of the legal documentation, payment history, current collateral valuation, and the economic status of the borrower. The due diligence information becomes the basis for servicing a portfolio post-acquisition. AG Arbor contracted with AGT Mortgage Services, L.L.C. ("AGT"), a newly-formed Delaware limited liability company, to service investments of the Funds. AGT is a joint venture between the Bank and Angelo, Gordon.

         In building a portfolio of Targeted Investments, AG Arbor intends to diversify along several lines. First, the portfolio will maintain a substantial degree of geographic diversity. No more than 10% of the "gross assets," including committed but undrawn capital, of the Funds may be located in an area covered by a single zip code. Second, in terms of loan size, and subject to the above restriction, no single mortgage loan may represent more than $1 million or 2% of the gross assets, of a Fund, whichever is greater. Third, AG Arbor will seek to ensure that a Fund's assets have been originated by a variety of mortgage lenders. Finally, AG Arbor will seek to purchase assets in different stages of the process of default and foreclosure.

         The Funds will employ leverage where feasible and to the extent considered prudent by AG Arbor. In general, leverage is not expected to exceed 50% of the cost for the acquisition of investments. However, a Fund will have the authority to borrow up to 75% of the acquisition cost. There is no assurance that leverage will be available to a Fund at all or on attractive terms.

         Distributions and allocations are as follows:

              I. The limited partners and AG Arbor pro rata in proportion to their respective capital contributions, until the cumulative amount distributed to each of them is equal to the full amount of their respective capital contributions to a Fund; and

              II. Thereafter, 80% to the limited partners and AG Arbor, pro rata in proportion to their respective capital contributions, and 20% to AG Arbor as a performance allocation.

         Amounts allocated to the Funds, net of any expense and reserves to the Funds, will be distributed ratably among the partners of the Funds in accordance with the number of shares held by each investor.

         Annual management fees equal to 2% per annum of the total capital commitments called by AG Arbor will be payable by Spruce and AGEA to AG Arbor quarterly in advance. After the two-year investment period, the 2% fee will not apply to capital contributions that have been returned to investors (calculated generally as the excess of aggregate distributions over cumulative net profits from the inception of the Funds).

MARKET FOR MET HOLDINGS STOCK; DIVIDENDS

         Holders of MET Holdings Stock are entitled to receive dividends as and when declared by the MET Holdings Board of Directors. Generally, the declaration of cash dividends by the MET Holdings Board of Directors depends on a number of factors, including capital requirements, operating results and financial condition, and general economic conditions. MET Holdings did not declare dividends during the last two fiscal years.

         MET Holdings Stock is not registered under the Federal securities laws and is not listed on any exchange or automated quotations system. MET Holdings Stock historically has not been actively traded. The most recent transactions involving MET Holdings Stock of which MET Holdings is aware is the December 1993 purchase of 987 shares of Class A Common Stock and 1,001 shares of Class B
Common Stock for $416 per share by Mitchell H. Caplan. Also, in January 1996, MET Holdings sold 5,000 shares of Class B Serial Preferred Stock for $600 per share.

              MET HOLDINGS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following financial review presents management's analysis of the financial condition and results of operations of MET Holdings, and should be read together with the consolidated financial statements and accompanying notes. IN ORDER TO ASSIST STOCKHOLDERS IN EVALUATING MET HOLDINGS AND THE MERGER, THE FOLLOWING DISCUSSIONS ELIMINATE ANY IMPACT ON MET HOLDINGS' FINANCIAL CONDITION OR RESULTS OF OPERATIONS FROM TELEBANC, EXCEPT AS MAY BE SPECIFICALLY
REFERENCED. Accordingly, separate discussion is provided for each of MET Holdings and Arbor.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

MET HOLDINGS

         Net Income. Net income (loss) for the year ended December 31, 1995 was $(24,000) compared to $(129,000) for the year ended December 31, 1994. Net loss for the year ended December 31, 1995 consisted primarily of $21,000 in net income, $34,000 in non-interest income and $79,000 of non-interest expenses.

         Net income (loss) for fiscal 1994 was $(129,000) compared to $(277,000) for the year ended December 31, 1993. Net income for the year ended December 31, 1994 consisted of non-interest income of $44,000 and a tax benefit of $78,000 offset by a net interest loss of $(69,000) and total other expenses of $182,000. Net income for the year ended December 31, 1993 consisted primarily of net interest loss of $90,000 and $371,000 in total non-interest expenses offset by a $178,000 tax benefit. The decrease in the net loss from 1993 to 1994 is the result of the formation of TeleBanc and the transfer to TeleBanc of operating and related expenses of the holding company of approximately $200,000.

         Net interest income. Net interest income increased $90,000, or 130.4%, from a net interest loss of $69,000 for the year ended December 31, 1994 to net interest income of $21,000. Net interest income for 1995 primarily reflects interest income of $171,000 in management's equity investment in Security National. This income was partially offset by interest expense of $150,000 for the approximately $2.5 million of debt incurred in a 1993 buyout of former MET Holdings investors. In May 1993, MET Holdings purchased the shares of four foreign investors and issued notes payable in the aggregate approximate amount of $2.5 million with a 6.0% coupon to these shareholders (the Promissory Notes).

         Net interest loss was $(69,000) and $(90,000) for the years ended December 31, 1994 and 1993, respectively. During 1994, management recorded interest income of $84,000 on its investment in Security National offset by $153,000 in interest expense on the Promissory Notes payable. The $90,000 loss recorded for the year 1993 primarily reflects the interest paid to former investors beginning in May, 1993.

         Non-interest income. Non-interest income declined by $10,000, or 22.7%, from $44,000 for the year ending December 31, 1994 to $34,000 for the year ending December 31, 1995. For the year ended December 31, 1993, non-interest income was $6,000. Non-interest income primarily represents income from Arbor for a note payable and for occupancy reimbursements, all of which are eliminated in consolidation.

         Non-interest expense. Non-interest expenses declined by $103,000, or 56.6%, from $182,000 for the year ended December 31, 1994 to $79,000 for the year ended December 31, 1995. The decline is attributed to the $59,000 decline in compensation expenses as MET Holdings did not have any direct employees subsequent to the formation of TeleBanc as the parent of the Bank, and the acquisition of Arbor.

         Total non-interest expenses were $182,000 and $371,000 for the years ended December 31, 1994 and 1993, respectively. The decline in expenses is attributed to an $81,000 decrease in compensation, an $87,000 decline in professional services, a $21,000 decline in other expenses. Compensation decreased as a result of the decline in holding company employees at MET Holdings, specifically the Chairman, David A. Smilow and the Vice President and Treasurer, Emidio Morizio. The majority of professional service expenses may be attributed to preparatory legal work for the formation of TeleBanc and for the creation of an employee stock option plan; consulting services associated with the preparation for an initial public offering of TeleBanc; and an investment in the Loan Identification Number Corporation, a company which researched and investigated the development of proprietary data processing software for mortgage originations and servicing. Other operating expenses declined significantly as the operation of the primary bank holding company moved from MET Holdings to TeleBanc.

         Income tax expense. The effective tax rate for 1995 was 21.0% as compared to 39.4% for 1994. The income tax benefit for the year ended December 31, 1995 was $(5,200) as compared to $(78,000).

         The effective tax rate for the year ended December 31, 1994 was 37.7% as compared to 39.1% for 1993. The income tax benefit was $(78,000) and $(178,000) for the years ended December 31, 1994 and 1993, respectively.

ARBOR

Note: MET acquired Arbor in December, 1993. Accordingly, management's discussion and analysis of 1993 is not included below.

         Net income. Net income (loss) for fiscal 1995 was $(154,000) compared to $74,000 for the prior year. Net income for the year ended December 31, 1995 consisted of $754,000 of non-interest income, a tax benefit of $84,000 and $24,000 of interest income offset by $1.0 million in operating expenses. During 1994, Arbor recorded $562,000 of non-interest income offset by $405,000 of operating expenses and $25,000 of income tax expenses. The decline in income is primarily attributed to the $477,000 increase in operating expenses.

         Non-interest income. Total non-interest income increased $192,000, or 34.2%, from $562,000 for the year ended December 31, 1994 to $754,000 in fiscal 1995. Arbor derives its primary source of revenue from commissions on trades brokered, rather than through taking direct positions on an investment. Arbor brokered approximately $1.4 billion in mortgage securities of "original face" in 1994 and $2.0 billion in 1995. The increase in trading reflects the addition of a salesperson in the third quarter of 1994. In 1995, Arbor employed two salespersons, one of whom left at the end of 1995, and one fund manager who was terminated in early 1996. As of September 30, 1996, Arbor employs two salespersons.

         Non-interest expense. Total non-interest expenses were $1.0 million and $470,000 for the years ended December 31, 1995 and 1994, respectively. Compensation increased $456,000 from 1994 to 1995 due to an increase in brokered security volume thereby increasing both revenue and the broker draws and the addition of a fund manager. During 1995, the fund manager initiated the development of a new product targeted towards high net worth individuals seeking preservation of capital. During the first quarter of 1996, management determined that its resources should be focused on mortgage securities, rather than on a fixed income portfolio for high net worth individuals and the fund manager was terminated. In addition, Arbor subleased space to TeleBanc and a law firm which resulted in a decline of office occupancy costs. Other expenses increased $51,000 due to marketing expenses related to the marketing of the fixed income fund targeted towards high net worth individuals and the research costs related to the joint venture for the mortgage funds (the Funds).

         Income Tax Expense. The effective tax rate for 1995 was 35.3% compared to 25.0% for 1994. the income tax expense (benefit) for the year ended December 31, 1995 was $(84,000) as compared with $25,000 for the year ended December 31, 1994.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

MET HOLDINGs

         Net income. Net income (loss) for the six months ended June 30, 1996 was $(65,000) compared to $21,000 for the six months ended June 30, 1995. Net income for the six months ended June 30, 1996 consisted primarily of $78,000 interest income and a tax benefit of $17,000 offset by interest expense of $102,000, and total other expense of $15,000. Net income for the six months ended June 30, 1995 consisted primarily of $96,000 interest income and $7,000 of other income offset by $75,000 of interest expense, income tax expense of $5,000 and $3,000 of total other expenses. Dividends was paid, totally 44,000, with regards to the 6% preferred stock issued in the first quarter of 1996.

         Net interest income. Net interest income was $(23,000) and $21,000 for the six months ended June 30, 1996 and 1995, respectively. In the first six months of 1996, MET Holdings recorded interest income of $78,000 related to an equity investment in Security National which was offset by $102,000 of interest expense for the servicing of the approximately $2.5 million of Promissory Notes. For the six months ended June 30, 1995, MET Holdings recorded $96,000 of interest income primarily related to Security National and interest earned on interest-bearing deposit accounts. Interest income for the first six months of 1995 was offset by $75,000 in servicing the approximately $2.5 million of Promissory Notes.

         Non-interest income. For the six months ended June 30, 1996, MET recorded no non-interest income. The non-interest income of $7,000 in 1995 reflects intercompany lease income from Arbor.

         Non-interest expenses. Total non-interest expenses were $15,000 and $3,000 for the six months ended June 30, 1996 and 1995, respectively. The increase reflects an increase in depreciation expense and accounting fees.

         Income tax expense. The effective tax rate for the quarter ended June 30, 1996 and 1995 was 21.0%. The income tax benefit was $(17,000) for the six months ended June 30, 1996 compared to an income tax expense of $5,000 for the six months ended June 30, 1995.

ARBOR

         Net income. Net loss for the six months ended June 30, 1996 was $(116,000) compared to $(10,000) for the six months ended June 30, 1995. Net income for the six months ended June 30, 1996 consisted primarily of $161,000 of commission revenue and a $63,000 tax benefit offset by non-interest expenses of $337,000. Net income for the six months ended June 30, 1995 consisted primarily of $551,000 in non-interest income and a tax benefit of $10,000 offset by $574,000 in non-interest expenses.

         Net interest income. Total net interest income declined by $10,000 from $7,000 for the six months ended June 30, 1995 to $(3,000) for the six months ended June 30, 1996. The decline in net interest income reflects an increase in interest expense for a note payable drawn from MET Holdings for operating expenses during the first six months of 1996.

         Non-interest income. Total non-interest income declined by $390,000 from $551,000 for the six months ended June 30, 1995 to $161,000 for the six months ended June 30, 1996. The decline reflects a decrease in the number of brokers employed and a corresponding decrease in commission revenue.

         Non-interest expenses. For the six months ended June 30, 1996 and 1995, Arbor recorded non-interest expenses of $337,000 and $574,000, respectively. Towards the end of 1995, one of two brokers left Arbor thereby reducing both commission revenue and related compensation and overhead expenses. For the six months ended June 30, 1996, Arbor incurred several expenses related to the startup of the Funds including $63,000 of compensation expenses and $10,000 of travel expenses related to raising capital for the Funds. The remaining decline in compensation expense corresponds to the decline in commission revenue.

         Income tax expense. The effective tax rate for the six months ended June 30, 1996 and 1995 was 35.0%. The income tax benefit for the six months ended June 30, 1996 was $63,000 compared to $6,000 for the same period in 1995.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT OF MET HOLDINGS

         The following table sets forth certain information as of September 30, 1996 with respect to the beneficial ownership by management of equity securities of MET Holdings. MET Holdings has four classes of equity securities, Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock and Class B Serial Preferred Stock. No shares of Class A Serial Preferred Stock have been issued.


NAME                                   EQUITY SECURITY OWNED                 PERCENT OF CLASS
----                                   ---------------------                 ----------------
David A. Smilow, Chairman and
Chief Executive Officer of MET
Holdings and TeleBanc and              3,968 (Class A Common Stock)(a)            40.0%
Chairman of the Bank                   1,641 (Class B Common Stock)(a)            25.7
                                       2,091 (Class B Serial Preferred
                                       Stock)(a)                                  41.8



Mitchell H. Caplan, President of
MET Holdings and TeleBanc,
President and Chief Executive          987 (Class A Common Stock)(b)               9.9
Officer of the Bank                    1,051 (Class B Common Stock)(b)            16.5
                                       1,079 (Class B Serial Preferred
                                       Stock)(b)                                  21.6



Directors and Executive Officers as    4,955 (Class A Common Stock)(a)(b)         49.9
a group (3 individuals)                2,692 (Class B Common Stock)(a)(b)         42.2
                                       3,203 (Class B Serial Preferred
                                       Stock)(a)(b)                               64.0
---------------------------------

(a) Includes 1,586 shares of Class A Common Stock, 980 shares of Class B Common Stock and 893 shares of Class B Serial Preferred Stock owned by Mr. Smilow's wife.

(b) Includes 645 shares of Class A Common Stock, 655 shares of Class B Common Stock, and 1,079 shares of Class B Serial Preferred Stock with respect to which Mr. Caplan shares beneficial ownership.

                     ADJOURNMENT OF TELEBANC SPECIAL MEETING

         The holders of TeleBanc Stock will also be asked to approve, if necessary, the adjournment of the TeleBanc Special Meeting to solicit further votes in favor of the Agreement and the Merger. The proxies of TeleBanc stockholders voting against this proposal may not be used by management to vote in favor of an adjournment pursuant to its discretionary authority.



                              STOCKHOLDER PROPOSALS

         Any proposal which a TeleBanc stockholder wishes to have included in the proxy materials of TeleBanc with respect to TeleBanc's 1997 Annual Meeting must be received by TeleBanc at TeleBanc's principal executive office at 1111 North Highland Street, Arlington, Virginia 22201 no later than January 2, 1997.



                                  OTHER MATTERS

         It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the MET Holdings Special Meeting or the TeleBanc Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the MET Holdings proxy and the TeleBanc proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                                     EXPERTS

         The financial statements of MET Holdings Corporation included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement and TeleBanc Financial Corporation incorporated by reference in this Proxy Statement/Prospectus, to the extent and for the periods indicated in their
reports,   have  been  audited  by  Arthur  Andersen  LLP,   independent  public
accountants, and are included herein, in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of TeleBanc Financial Corporation as of December 31, 1994, and for each of the years in the two year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    ANNEX A

                               AGREEMENT AND PLAN


                                    OF MERGER

                                  BY AND AMONG

                         TeleBanc FINANCIAL CORPORATION

                                       and

                            MET HOLDINGS CORPORATION

                                  May 10, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. WORDS, TERMS AND PHRASES....................................................1
         1.1. Number And Gender................................................1
         1.2. Definitions......................................................1
2. THE MERGER..................................................................5
         2.1. The Merger.......................................................5
         2.2. Consideration For MET Holdings Stock.............................5
         2.3. MET Holdings Options.............................................7
         2.4. Modification Of Structure........................................7
3. REPRESENTATIONS AND WARRANTIES..............................................8
         3.1. Representations And Warranties Of TeleBanc.......................8
         3.2. Representations And Warranties Of MET Holdings...................9
4. COVENANTS..................................................................15
         4.1. Regulatory Applications.........................................15
         4.2. Registration Statement..........................................16
         4.3. Shareholder Approvals...........................................17
         4.4. Blue Sky........................................................18
         4.5. Other Approvals.................................................18
         4.6. Conduct Of The Business Of MET Holdings And Each MET
              Holdings Subsidiary.............................................18
         4.7. Employee Plans..................................................20
         4.8. Access To Information...........................................20
         4.9. Confidentiality.................................................21
         4.10. Best Efforts...................................................21
5. CONDITIONS.................................................................22
         5.1. Conditions To Obligations Of The Parties........................22
         5.2. Conditions To Obligations Of TeleBanc...........................22
         5.3. Conditions To Obligations Of MET Holdings.......................23
6. CLOSING....................................................................24
         6.1. Time And Place Of Closing.......................................24
         6.2. TeleBanc Deliveries.............................................24
         6.3. Met Holdings Deliveries.........................................24
         6.4. Fees And Closing Costs..........................................24
7. TERMINATION................................................................25
         7.1. Mutual Consent..................................................25
         7.2. Other Termination...............................................25
         7.3. Effect Of Termination...........................................26
8. MISCELLANEOUS..............................................................26
         8.1. Notices.........................................................26
         8.2. Entire Agreement................................................26
         8.3. Amendment.......................................................27
         8.4. Waiver..........................................................27
         8.5. Severability....................................................27
         8.6. Captions........................................................27
         8.7. Governing Law...................................................27
         8.8. No Third Party Beneficiaries....................................27
         8.9. Assignability...................................................27
         8.10. Parties Not Partners...........................................28
         8.11. Counterparts...................................................28
         8.12. Cumulative Remedies............................................28

         8.13. Time Of Performance............................................28
         8.14. Further Assurances.............................................28
         8.15. Time Of Essence................................................28
         8.16. Survival.......................................................28
         8.17. Indemnification Of TeleBanc....................................29

                          AGREEMENT AND PLAN OF MERGER


               THIS AGREEMENT AND PLAN OF MERGER ("this Agreement") is made and entered into effective as of May 10, 1996, by and among TeleBanc Financial Corporation ("TeleBanc"), a Delaware corporation, and MET Holdings Corporation ("MET Holdings"), a Delaware corporation.


                                    RECITALS

         A. TeleBanc is a corporation with common stock, par value $0.01 per share (the "TeleBanc Stock"). TeleBank (the "Bank"), a federally chartered savings bank, is a wholly-owned subsidiary of TeleBanc which has its principal office located in Arlington, Virginia.

          B. MET Holdings is a privately held corporation whose Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock and Class B Serial Preferred Stock have a par value of $0.10 per share (the "MET Holdings Stock"). MET Holdings holds approximately 63.4% of the outstanding TeleBanc Stock. MET Holdings also owns 80.3% of Arbor Capital Partners, Inc. ("Arbor"), a Securities and Exchange Commission ("SEC") registered investment advisor and National Association of Securities Dealers, Inc. ("NASD") member broker-dealer, and holds direct and indirect investments in, among other things, Loan Identification Number Corporation ("LIN"), AG Arbor Management, L.L.C. ("AG Arbor"), CD Partners, L.P. ("CD Partners") and Eric Bruskin Associates, Inc. ("Bruskin").

          C. It is the intention of the parties that TeleBanc and MET Holdings be combined through a merger, which is tax free to TeleBanc, of MET Holdings with and into TeleBanc on the terms and subject to the conditions set forth in this Agreement.

          D. The respective boards of directors of each of the parties have duly approved this Agreement and have duly authorized its execution and delivery.

               NOW, THEREFORE, in consideration of the foregoing recitals, the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows.


1.   WORDS, TERMS AND PHRASES


     1.1.      NUMBER AND GENDER.

               When used in this Agreement, all words in the singular number shall extend to and include the plural number, where the content so requires; all words used in the plural number shall extend to and include the singular number where the content so requires; and all words used in any gender, whether male, female or neuter, shall extend to and include all genders that may be applicable in any particular context.


     1.2.      DEFINITIONS.

               In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when utilized in this Agreement:

               "Application": Any application, notice, request, correspondence or other filing, material or communication submitted to any Governmental Authority in connection with any Regulatory Approval.

               "Benefit Arrangement": Any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement, or any group or individual health, disability or life insurance plan, or welfare or similar plan or arrangement for the benefit of any one or more of the directors, officers and employees of MET Holdings or any MET Holdings Subsidiary, whether active or retired, other than Employee Plans and plans and agreements providing for base salary and base wages.

               "Business Day": Any day other than a Saturday, a Sunday, an official federal or Commonwealth of Virginia holiday, a day on which banks operating in Virginia generally are not open for business, and a day on which the OTS and/or the FDIC are not open for business.

               "Caplan/Smilow Escrow Agreement:" The escrow agreement by and among TeleBanc, MET Holdings and the Escrow Agent, entered into on or before the Closing Date, the terms of which will be substantially as set forth in Section 2.2.1(b) of this Agreement.

               "Caplan/Smilow Escrow Shares:" This term has the meaning set forth in Section 2.2.1(b).

               "Class A Common Stock": The common stock, par value $0.10 per share, of MET Holdings.

               "Class A Serial Preferred Stock": The preferred stock, par value $0.10 per share, of MET Holdings.

               "Class B Common Stock": The common stock, par value $0.10 per share, of MET Holdings.

               "Class B Serial Preferred Stock": The preferred stock, par value $0.10 per share, of MET Holdings.

               "Closing":   The   consummation  of  the  Merger  and  any  other
transactions contemplated by this Agreement on the Closing Date.

               "Closing Conditions": All conditions precedent to the obligation of any one or more parties hereto to consummate the transactions contemplated by this Agreement, including, without limitation, those conditions set forth in
Section 5.

               "Closing Date": The date on which the Closing occurs, which shall be the fifth Business Day after the satisfaction or waiver of all Closing Conditions or such other earlier Business Day as the parties may mutually determine after the satisfaction or waiver of all of the Closing Conditions.

               "Common Stock Exchange Ratio:" This term has the meaning set forth in Section 2.2.1(a).

               "Default": A party shall be in Default hereunder if:

                    (i) any  representation  or warranty of said party contained in this Agreement shall have been incorrect, incomplete or otherwise misleading when made in any material respect; and/or

                    (ii) such party  shall have  failed to perform or  otherwise breached in any material respect any of its covenants and obligations contained in this Agreement and such failure or breach shall have remained uncured for 10 days after notice thereof to the defaulting party by the other party hereto.

               "Dissenting Shares": The shares held by MET Holdings shareholders that have timely and properly perfected their dissenters' rights pursuant to
Section 262 of the General Corporation Law of the State of Delaware.


               "Effective Time": The time at which the Merger becomes effective, which shall be the later of (i) the date and time set forth in the Certificate of Merger, (ii) or the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware.

               "Employee Plan": Any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA) that is subject to any provisions of ERISA and covers any one or more of the directors and employees of MET Holdings or any MET Holdings Subsidiary, whether active or retired.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.


               "Escrow Account:" An escrow account  established  pursuant to the
Caplan/Smilow   Escrow  Agreement  or  the  Stockholder  Escrow  Agreement,   as
applicable.

               "Escrow Agent:" An escrow agent, mutually selected by TeleBanc and MET Holdings, that is identified as the "Escrow Agent" in the Caplan/Smilow Escrow Agreement or the Stockholder Escrow Agreement, as applicable.

               "Exchange Act": The Securities Exchange Act of 1934, as amended.

               "FDIC": The Federal Deposit Insurance Corporation.

               "Financial Advisor": Corporate Finance of Washington, Inc., or such other independent financial adviser as TeleBanc may consult for the purposes specified herein.

               "Governmental Authority": Any federal, state, county, municipal or other local legislative, regulatory (including non-governmental self-regulatory bodies such as the NASD) or judicial body or other entity with jurisdiction over all or any portion of any one or more of TeleBanc, MET Holdings, the Bank, or any of their respective properties, businesses and affairs.

               "IRC": The United States Internal Revenue Code of 1986, as amended.

               "Knowledge": As to any person, and as of the date of the statement in question, such person's actual knowledge or what such person should have known in the ordinary exercise of that person's duties in the capacity referred to herein.

               "Laws": Any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Authority.

               "Material Adverse Change in MET Holdings": Any material adverse change in the business, financial condition, operating results or prospects of MET Holdings and the MET Holdings Subsidiaries taken as a whole.

               "Material Adverse Change in TeleBanc": Any material adverse change in the business, financial condition, operating results or prospects of TeleBanc and the TeleBanc Subsidiaries taken as a whole.

               "Merger": The merger of MET Holdings with and into TeleBanc in accordance with the terms and provisions of the Plan of Merger, upon which merger TeleBanc shall be the surviving corporation.

               "Merger Consideration": Collectively, the TeleBanc Stock and cash to be received by the holders of MET Holdings Stock and the MET Holdings Options in accordance with Sections 2.2 and 2.3 of this Agreement.

               "MET Holdings Disclosure Schedule": All of the disclosure schedules which may be required of MET Holdings pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement.

               "MET Holdings Options": Options or any other rights to purchase or acquire shares of MET Holdings Stock, including, without limitation, options, warrants, stock appreciation rights or similar rights to acquire MET Holdings Stock or equity capital stock of any MET Holdings Subsidiary.

               "MET Holdings Stock": The Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock, and Class B Serial Preferred Stock, of MET Holdings.

               "MET Holdings Subsidiary": Each corporation, partnership or other business enterprise, other than TeleBanc and the Bank, which is consolidated with MET Holdings for financial reporting purposes or of which MET Holdings owns, directly or indirectly, 25% or more of the outstanding capital stock or other ownership interest.

               "OTS": The Office of Thrift Supervision.

               "Plan of Merger": A plan of merger to be entered into subsequent to the date of this Agreement which is consistent with the terms of this Agreement.

               "Promissory Notes:" The four promissory notes, each dated May 10, 1993, made by MET Holdings to the order of: (1) Eric Claus, in the original principal amount of $112,400, (2) LCF America, Inc., in the original principal amount of $356,000, (3) Antoine Schwartz, in the original principal amount of $362,800, and (4) Banque Dumenil Leble, in the original principal amount of $1,663,360.

               "Proxy  Statement/Prospectus":  The combined proxy  statement and prospectus to be used to solicit MET Holdings' and TeleBanc's respective shareholders for the approvals required to consummate the transactions contemplated by this Agreement, and to offer TeleBanc Stock in connection therewith.

               "Registration Statement": The registration statement filed with the SEC by TeleBanc for the purpose of registering the TeleBanc Stock to be issued as part of the Merger Consideration, in the form declared effective by the SEC, together with all amendments and supplements thereto, as declared effective by the SEC.

               "Regulations": The rules and regulations of the SEC, the OTS, the NASD and the FDIC.

               "Regulatory Approvals": Each and every consent, approval, expiration of a waiting period and similar action or inaction by any governmental authority (including, without limitation, the OTS, the United States Federal Trade Commission and the United States Department of Justice) or self-regulatory organization (including, without limitation, the NASD) that is required in connection with the consummation of the transactions contemplated by this Agreement.

               "Securities Act": The Securities Act of 1933, as amended.

               "Stockholder Escrow Agreement:" The escrow agreement by and among TeleBanc, MET Holdings and the Escrow Agent, entered into on or before the Closing Date, the terms of which will be substantially as set forth in Section 2.2.1(c) of this Agreement.

               "Stockholder Escrow Shares:" This term has the meaning set forth in Section 2.2.1(c).

               "Supervisory Agreement": The supervisory agreement of the Bank and the OTS dated May 24, 1993, as amended on March 18, 1994.

               "Surviving Corporation": TeleBanc, as the surviving corporation of the Merger.

               "Tax Opinion": The tax opinion of Arthur Andersen LLP that TeleBanc may require as a Closing Condition.

               "Tax Returns": All federal, state and local tax returns, reports and declarations of estimated tax with respect to income and all other applicable taxes, and all other tax returns and reports, the filing of which is required by applicable Laws (including returns and reports with respect to taxes withheld from or imposed in respect of employees' wages and with respect to deposit accounts).

               "TeleBanc Stock": The common stock, par value $0.01 per share, of TeleBanc.

               "TeleBanc Subsidiary": Each corporation, partnership or other business enterprise which is consolidated with TeleBanc for financial reporting purposes or of which TeleBanc owns, directly or indirectly, 25% or more of the outstanding capital stock or other ownership interest.


2.   THE MERGER


     2.1.      THE MERGER.

               At the Effective Time, MET Holdings shall be merged with and into TeleBanc as permitted by and in accordance with applicable Laws and on the terms and subject to the conditions contained in this Agreement and the Plan of Merger. Simultaneously with the effectiveness of the Merger, (a) the separate existence of MET Holdings shall cease, and (b) TeleBanc, as the Surviving Corporation, shall continue to exist under and be governed by the General Corporation Law of the State of Delaware. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be in the form of the certificate of incorporation and bylaws of TeleBanc immediately preceding the Merger. At the Effective Time, the board of directors and executive officers of TeleBanc shall be the directors and executive officers of the Surviving Corporation.


     2.2.      CONSIDERATION FOR MET HOLDINGS STOCK.

               In order to consummate the Merger:

               2.2.1. Conversion of MET Holdings Stock.

               (a) At the Effective Time, all of the shares of TeleBanc Stock owned by MET Holdings shall be canceled and returned to the Treasury of TeleBanc. Also at the Effective Time, each issued and outstanding share of Class A Common Stock and Class B Common Stock (other than Dissenting Shares) shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive 80.54 shares of TeleBanc Stock (the "Common Stock Exchange Ratio"). Also at the Effective Time, each issued and outstanding share of Class A Serial Preferred Stock and Class B Serial Preferred Stock shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive 72.46 shares of TeleBanc Stock. All other shares of MET Holdings Stock shall be canceled.

               (b)  Caplan/Smilow   Escrow  Shares.  Upon  the  Effective  Time,
TeleBanc shall issue and deposit with the Escrow Agent of the Caplan/Smilow Escrow Agreement 235,990 shares of TeleBanc Stock which otherwise would be issued, pursuant to Section 2.2.1(a), either on behalf of Mitchell H. Caplan or David A. Smilow or attributed to either of Messrs. Caplan or Smilow as a result of the Merger (the "Caplan/Smilow Escrow Shares") to be held in an Escrow Account. Pursuant to the terms of the Caplan/Smilow Escrow Agreement, the Caplan/Smilow Escrow Shares shall be released periodically on a pro rata basis to each of Messrs. Caplan and Smilow within five Business Days following each distribution, if any, to Arbor from either of AG Spruce Fund, L.P. or AGEA Partners, L.P. (the "Funds") in return of Arbor's capital investment in the Funds. The Caplan/Smilow Escrow Agreement shall provide that prior to the Escrow Termination Date (as defined below), any such Caplan/Smilow Escrow Shares that have not been distributed to Messrs. Caplan and Smilow shall be voted by Messrs. Caplan and Smilow, as applicable. Any dividends or other earnings on the Caplan/Smilow Escrow Shares will be held in escrow and distributed with the
Caplan/Smilow Escrow Shares to which such dividends or earnings relate, in accordance with the terms of the Caplan/Smilow Escrow Agreement. Any Caplan/Smilow Escrow Shares that have not been distributed upon the final liquidation, dissolution or termination of both of the Funds (the "Escrow Termination Date"), pursuant to the terms of the Caplan/Smilow Escrow Agreement, shall be canceled and returned to TeleBanc's treasury.

               (c) Stockholder Escrow Shares. Upon the Effective Time, in addition to the shares of TeleBanc Stock issued pursuant to Section 2.2.1(a), TeleBanc shall issue and deposit with the Escrow Agent 750,000 shares of TeleBanc Stock to be held in an Escrow Account (the "Stockholder Escrow Shares"). Pursuant to the terms of the Statement of Earnings Requirements (which is attached as Exhibit A to this Agreement, and which also will be attached as Schedule B to the Stockholder Escrow Agreement), once the Initial Arbor Earnings Goal has been achieved, Stockholder Escrow Shares will be released periodically on a pro rata basis, in accordance with the Release Ratio (as such term is defined in Exhibit A), to the shareholders of MET Holdings identified in Schedule A to the Stockholder Escrow Agreement. If the Initial Arbor Earnings Goal has not been met prior to or on the Escrow Termination Date or if any of the Stockholder Escrow Shares remain in the Escrow Account after the Escrow Termination Date, pursuant to the terms of the Stockholder Escrow Agreement, any remaining Stockholder Escrow Shares in the Escrow Account shall be canceled and returned to TeleBanc's treasury. The Stockholder Escrow Agreement shall provide that prior to the Escrow Termination Date, any such Stockholder Escrow Shares that remain in the Stockholder Escrow Account shall be voted by the Escrow Agent in the same pro rata proportion as the other issued and outstanding shares of TeleBanc Stock are voted. Any dividends or other earnings on the Stockholder Escrow Shares will be held in escrow and distributed with the Stockholder Escrow Shares to which such dividends or earnings relate, in accordance with the terms of the Stockholder Escrow Agreement. As provided in Section 8.17, for so long as any of the Stockholder Escrow Shares or any dividends or other earnings thereon are held in the Escrow Account pursuant to the Stockholder Escrow Agreement, such shares and any dividends or other earnings thereon shall be available to satisfy any claims for indemnification by TeleBanc for the applicable period set forth in Section 8.16(b).

               2.2.2. Fractional Shares. Certificates for fractions of shares of TeleBanc Stock will not be issued. In lieu of a fraction of a share of TeleBanc Stock, each holder of MET Holdings Stock otherwise entitled to a fraction of a share of TeleBanc Stock shall be entitled to receive an amount of cash equal to
(i) the fraction of a share of TeleBanc Stock to which such holder would otherwise be entitled, multiplied by (ii) the average prices for trades of TeleBanc Stock for the 30 days proceeding the Closing Date as reported in the over-the-counter markets. Following consummation of the Merger, no holder of MET Holdings Stock shall be entitled to dividends or any other rights in respect of any such fraction.

               2.2.3. Cancellation of Unissued and Treasury Shares. No payment shall be made in respect of authorized but unissued shares of MET Holdings Stock or treasury shares of MET Holdings Stock, and such shares shall be canceled upon the Closing.

               2.2.4. Dissenting Shares. Notwithstanding anything to the contrary herein, Dissenting Shares shall not be converted into or represent a right to receive the consideration specified in Sections 2.2.1 and 2.2.2, but the holder thereof (to the extent that such holder, as of the Effective Time of the Merger, has not effectively withdrawn or lost his dissenter's rights, shall be entitled only to such rights as are granted by applicable Law.


     2.3.      MET HOLDINGS OPTIONS.

               At the Effective Time, all MET Holdings Options shall terminate. At the option of the holder, as may be determined by any holder by providing written instructions to TeleBanc no less than 10 calendar days before the Effective Time, TeleBanc shall either (i) in cash, pay to each holder of outstanding unexpired and unexercised MET Holdings Options $82,302.45, or (ii) issue to each holder of outstanding unexpired and unexercised MET Holdings Options 9,940 shares of TeleBanc Stock which equals the Common Stock Exchange Ratio times the number of shares of MET Holdings Stock into which such MET Holdings Options are exercisable less the strike price of such options, or (iii) pay to the holder part in cash and issue to the holder shares of TeleBanc Stock, with the amount of cash and the number of shares of TeleBanc Stock to be determined, respectively, as set forth in clauses (i) and (ii) of this paragraph.


     2.4.      MODIFICATION OF STRUCTURE.

               Notwithstanding any provision of this Agreement to the contrary, TeleBanc may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to MET Holdings and its shareholders as a result of such modification; (ii) the consideration to be paid to holders of MET Holdings Stock or MET Holdings Options under this Agreement is not thereby changed in kind or reduced in amount to any extent that, but for such modification, such consideration would not have been changed or reduced; (iii) there are no material adverse changes to the benefits and other arrangements being provided to or on behalf of MET Holdings and the MET Holdings Subsidiaries' directors, officers and other employees; and, (iv) such modification will not be likely to delay materially or jeopardize receipt of any required Regulatory Approvals or of the Tax Opinion (unless the Closing Condition regarding the Tax Opinion is waived by TeleBanc). In the event this Agreement is terminated in accordance with Section 7.2.3, TeleBanc shall reimburse MET Holdings for any expenses incurred by MET Holdings solely as a result of a modification pursuant to this
Section 2.4.

3.   REPRESENTATIONS AND WARRANTIES


     3.1.      REPRESENTATIONS AND WARRANTIES OF TeleBanc.

               TeleBanc   hereby  makes  the   following   representations   and
warranties to MET Holdings, each of which is being relied upon by MET Holdings as a material inducement to enter into and perform this Agreement:

               3.1.1. Organization of TeleBanc. TeleBanc is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TeleBanc has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted, which business is described in TeleBanc's Annual Report on Form 10-K for the year ended December 31, 1995. TeleBanc is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary.

               3.1.2. TeleBanc Subsidiaries. All the shares of capital stock or other ownership interest of a TeleBanc Subsidiary which are owned by TeleBanc or a TeleBanc Subsidiary are owned free and clear of any liens, claims, charges or other encumbrances. Each TeleBanc Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has full corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary.

               3.1.3. Capitalization. The entire authorized capital stock of TeleBanc consists of 4,000,000 shares, (i) 3,500,000 shares of common stock, par value $0.01 per share, of which 2,049,500 shares have been issued and are outstanding and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which no shares have been issued and are outstanding. There also are issued and outstanding 345,000 warrants to purchase one share each of TeleBanc Stock (the "Warrants"). All the issued and outstanding shares of TeleBanc Stock and the capital stock of each TeleBanc Subsidiary have been duly authorized and validly issued.

               3.1.4. Authorization. TeleBanc has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the shareholders of TeleBanc entitled to vote thereon and to the receipt of all Regulatory Approvals, to consummate the transactions contemplated by this Agreement in accordance with the terms hereof. This Agreement has been duly authorized by the board of directors of TeleBanc and, except for the approval of the shareholders of TeleBanc as to this Agreement, including the Plan of Merger, no other corporate proceedings on the part of TeleBanc or any TeleBanc Subsidiary are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by TeleBanc and constitutes a valid and legally binding obligation of TeleBanc enforceable against TeleBanc in accordance with its terms.

               3.1.5. Non-Contravention. The execution and delivery of this Agreement by TeleBanc does not, and the performance of this Agreement by TeleBanc, in accordance with the terms hereof, will not (a) violate any provision of the charter or certificate of incorporation or bylaws of TeleBanc or any TeleBanc Subsidiary or (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of TeleBanc or any TeleBanc Subsidiary pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which TeleBanc or any TeleBanc Subsidiary is a party or by which TeleBanc, any TeleBanc Subsidiary or any of their respective properties or assets is bound, or (c) violate any existing Laws applicable to TeleBanc or any TeleBanc Subsidiary or any of their respective properties or assets, or applicable to TeleBanc's power or authority to perform its obligations under this Agreement, or TeleBanc's ability to obtain the Regulatory Approvals.

               3.1.6. Financial Statements.

               (a) TeleBanc has previously delivered or made available to MET Holdings accurate and complete copies of the consolidated statements of financial condition of TeleBanc as of December 31, 1994 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1994 and 1995, accompanied by the audit report of the independent public accountants with respect to TeleBanc as of such date. The consolidated statements of financial condition of TeleBanc referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of TeleBanc as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, shareholders' equity and cash flows of TeleBanc for the respective periods or as of the respective dates set forth therein.

               (b) Each of the financial statements referred to in Section 3.1.6(a) has been prepared in accordance with generally accepted accounting principles. The audits of TeleBanc and each TeleBanc Subsidiary have been conducted in accordance with generally accepted auditing standards. The books and records of TeleBanc and each TeleBanc Subsidiary are being maintained in material compliance with applicable legal and accounting requirements.


     3.2       REPRESENTATIONS  AND  WARRANTIES  OF MET HOLDINGS.

               MET Holdings hereby makes the following representations and warranties to TeleBanc, each of which is being relied upon by TeleBanc as a material inducement to enter into and perform this Agreement:

               3.2.1. Organization of MET Holdings. MET Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MET Holdings has full corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. MET Holdings is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary.

               3.2.2. MET Holdings Subsidiaries.

               (a) Arbor, LIN, AG Arbor, CD Partners and Bruskin are the only MET Holdings Subsidiaries. All the shares of capital stock or other ownership interest of a MET Holdings Subsidiary which are owned by MET Holdings or a MET Holdings Subsidiary are owned free and clear of any liens, claims, charges or other encumbrances. Each MET Holdings Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has full corporate, partnership or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary. Except as to the MET Holdings Options, there is no agreement to which MET Holdings or any MET Holdings

Subsidiary is subject with respect to the issuance, sale, or voting of issued or unissued shares of the capital stock of any MET Holdings Subsidiary.

               (b) Except as set forth in Section 3.2.2(b) of the MET Holdings Disclosure Schedule, there is no corporation, partnership, joint venture or other business enterprise, other than a MET Holdings Subsidiary, in which MET Holdings owns, directly or indirectly, any equity or other ownership interest, or has the right to share in any profit participation.

               3.2.3. Capitalization. The entire authorized capital stock of MET Holdings consists of 210,000 shares, (i) 100,000 shares of Class A Common Stock, par value $0.10 per share, of which 11,263 shares have been issued and are outstanding, (ii) 100,000 shares of Class B Common Stock, par value $0.10 per share, of which 6,940 shares have been issued and are outstanding, (iii) 5,000 shares of Class A Serial Preferred Stock, par value $0.10 per share, of which no shares have been issued and are outstanding, and (iv) 5,000 shares of Class B Serial Preferred Stock, par value $0.10 per share, of which 5,000 shares have been issued and are outstanding. All of the issued and outstanding shares of MET Holdings Stock and the capital stock of each MET Holdings Subsidiary have been duly authorized and validly issued and, except as set forth in the next sentence, are fully paid and nonassessable, free of any pre-emptive right, and with no personal liability attaching thereto. As of the date of this Agreement, 167 shares of Class B Serial Preferred Stock are not fully paid, however MET Holdings covenants that such shares shall be fully paid prior to the Closing Date. Except for the MET Holdings Options and the convertibility of the Class A Common Stock, the Class A Serial Preferred Stock, and the Class B Serial Preferred Stock hereinabove described, there are no options, warrants, calls, employee benefit or other plans, preemptive rights or commitments of any character relating to the authorized but unissued capital stock or any other equity security of MET Holdings or any MET Holdings Subsidiary or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from MET Holdings or any MET Holdings Subsidiary any shares of such capital stock, nor are there any stock appreciation rights, limited rights or other similar rights or obligations of MET Holdings or any MET Holdings Subsidiary exercisable upon any circumstance, including upon a change in control of MET Holdings or any MET Holdings Subsidiary, other than the Promissory Notes. The only MET Holdings Options are as set forth at Section 3.2.3 of the MET Holdings Disclosure Schedule attached hereto. The MET Holdings Options have been validly and properly issued under all applicable federal and state laws and true, correct and complete copies of the related option agreements or grants have been provided to TeleBanc by MET Holdings. There are no outstanding contractual obligations of MET Holdings or any MET Holdings Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of MET Holdings Stock or other ownership interest in MET Holdings or capital stock or ownership interest in any MET Holdings Subsidiary. There are no outstanding agreements, arrangements, commitments, or understandings of any kind to which MET Holdings or, to the Knowledge of any of the directors and officers of MET Holdings, any "associate" or "affiliate" of MET Holdings (as those terms are defined in the rules and regulations promulgated under the Securities Act), is a party affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of MET Holdings Stock or any other securities of MET Holdings, except for MET Holdings Options.

               3.2.4. Authorization. MET Holdings has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of MET Holdings entitled to vote thereon and to the receipt of all Regulatory Approvals, to consummate the transactions contemplated by this Agreement hereby in accordance with the terms hereof. The execution, delivery and performance of this Agreement has been duly authorized by the board of directors of MET Holdings, and, except for the approval of the shareholders of MET Holdings as to this Agreement, including the Plan of Merger, no other corporate proceedings on the part of MET Holdings or any MET Holdings Subsidiary are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by MET Holdings and constitutes a valid and legally binding obligation of MET Holdings enforceable against MET Holdings in accordance with its terms.

               3.2.5. Non-Contravention. The execution and delivery of this Agreement by MET Holdings does not, and the performance of this Agreement, in accordance with the terms hereof, will not (a) violate any provision of the charter or articles of incorporation or bylaws of MET Holdings or any MET Holdings Subsidiary, (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of MET Holdings or any MET Holdings Subsidiary pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which MET Holdings or any MET Holdings
Subsidiary is a party or by which MET Holdings, any MET Holdings Subsidiary or any of their respective properties or assets is bound, or (c) violate any existing Laws applicable to MET Holdings or any MET Holdings Subsidiary or any of their properties or assets, or applicable to MET Holdings' power or authority to perform its obligations under this Agreement, or MET Holdings' ability to obtain the Regulatory Approvals.

               3.2.6. Properties and Assets. Neither MET Holdings nor any MET Holdings Subsidiary owns any real property or is a party to any contract for the purchase, sale, or development of real estate. MET Holdings has provided to TeleBanc a true, correct and complete copy of each real property lease, sublease, or similar agreement to which MET Holdings or any MET Holdings Subsidiary is a party. Except for (a) items reflected in the audited financial statements of MET Holdings as of December 31, 1995, (b) exceptions to title that do not interfere materially with MET Holdings' or any MET Holdings Subsidiary's use and enjoyment of owned or leased real property (other than real property acquired through foreclosure or a transaction in lieu of foreclosure), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.2.8 below) and (d) properties and assets sold or transferred in the ordinary course of business consistent with past practice since December 31, 1995, MET Holdings and each MET Holdings Subsidiary have good title to all their respective properties and assets, including the properties and assets reflected in the audited financial statements of MET Holdings as of December 31, 1995, whether real, personal, tangible or intangible, free and clear of all liens, claims, charges and other encumbrances. MET Holdings and each MET Holdings Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any breach, violation or default except with respect to deductibles under insurance policies that comply with the requirements of Section 3.2.12, and neither MET Holdings nor any MET Holdings Subsidiary has experienced any uninsured damage or destruction with respect to such properties since December 31, 1995. MET Holdings and each MET Holdings Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of real or tangible personal property under which they are the lessees, and all leases to which MET Holdings and any MET Holdings Subsidiary is a party are valid and enforceable in all material respects in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Neither MET Holdings nor any MET Holdings Subsidiary is in default with respect to any such lease.

               3.2.7. Certificate of Incorporation and Bylaws. True and complete copies of the certificate of incorporation and bylaws of MET Holdings and each MET Holdings Subsidiary, as in effect on the date hereof, have been delivered to TeleBanc.

               3.2.8. Financial Statements.

               (a) MET Holdings has previously delivered or made available to TeleBanc accurate and complete copies of the consolidated statements of financial condition of MET Holdings as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995, in each case accompanied by the audit report of the independent public accountants with respect to MET Holdings. The consolidated statements of financial condition of MET Holdings referred to herein

(including the related notes, where applicable), fairly present the consolidated financial condition of MET Holdings as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, shareholders' equity and cash flows of MET Holdings for the respective periods or as of the respective dates set forth therein.

               (b) Each of the financial statements referred to in Section 3.2.8(a) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The audits of MET Holdings and each MET Holdings Subsidiary have been conducted in accordance with generally accepted auditing standards. The books and records of MET Holdings and each MET Holdings Subsidiary are being maintained in material compliance with applicable legal and accounting requirements.

               (c) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of December 31, 1995 referred to above and
(ii) of liabilities incurred since December 31, 1995 in the ordinary course of business and consistent with past practice, neither MET Holdings nor any MET Holdings Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

               3.2.9. Absence of Changes. Since December 31, 1995, the business of MET Holdings has been conducted only in the ordinary course consistent with past practice and there has not been any Material Adverse Change in MET Holdings, nor has there been any material change in any policy or practice followed by MET Holdings or any MET Holdings Subsidiary in the ordinary course of business.

               3.2.10. Legal Proceedings. There are no legal, administrative or other claims, actions, suits or other proceedings pending, or to the Knowledge of any of MET Holdings' officers and directors or those of any MET Holdings Subsidiary, threatened, of which MET Holdings or any MET Holdings Subsidiary is a party before any court or arbitration tribunal or before or by any Governmental Authority. Neither MET Holdings nor any MET Holdings Subsidiary is a party to any pending or, to the Knowledge of any of MET Holdings' officers and directors, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement. Neither MET Holdings nor any MET Holdings Subsidiary is subject to any judgment, order, writ, injunction, decree or arbitration award.

               3.2.11. Certain Contracts. Except as contemplated by this Agreement, neither MET Holdings nor any MET Holdings Subsidiary is a party to or is bound or affected by, or receives benefits under (i) any material agreement, arrangement or understanding not made in the ordinary course of business; (ii) any agreement, indenture or other instrument relating to the borrowing of money by MET Holdings or any MET Holdings Subsidiary or the guarantee by MET Holdings or any MET Holdings Subsidiary of any obligation; (iii) any agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director, officer or employee of MET Holdings or any MET Holdings Subsidiary; (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of MET Holdings or any MET Holdings Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (v) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the SEC, the NASD or any other regulatory agency; or (vi) any other agreement, arrangement or understanding, which requires aggregate payments to or from MET Holdings and/or any MET Holdings Subsidiary of $25,000 or more per year.

               3.2.12. Insurance. All insurance policies and bonds maintained by MET Holdings and any MET Holdings Subsidiary, have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who engage in businesses substantially similar to that of MET Holdings and any MET Holdings Subsidiary), and are in full force and effect and have been in full force and effect at all times during which MET Holdings or any MET Holdings Subsidiary had any insurable interest in the subject of such insurance policies and bonds. As of the date hereof, neither MET Holdings nor any MET Holdings Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by MET Holdings and any MET Holdings Subsidiary is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who engage in businesses substantially similar to that of MET Holdings and any MET Holdings Subsidiary, and is sufficient for compliance by MET Holdings and any MET Holdings Subsidiary with all material requirements of law and regulations and agreements to which MET Holdings or any MET Holdings Subsidiary is subject or is a party. True and complete copies of all such policies and bonds as in effect on the date hereof, have been delivered to TeleBanc.

               3.2.13. Employee Benefit Plans.

               (a) True, correct and complete copies of each Employee Plan of MET Holdings, including amendments and trust agreements relating thereto, have been delivered to TeleBanc, together with (i) a complete and correct copy of the five most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such Employee Plan, (ii) a true, correct and complete copy of the five most recent actuarial valuation reports, if any, prepared in connection with any such Employee Plan, and (iii) a true, correct and complete copy of the most recent summary plan description (including any summaries of material modifications) of each such Employee Plan. None of such Employee Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, and neither MET Holdings nor any MET Holdings Subsidiary has been obligated to make a contribution to any such multiemployer plan within the past five years. Since its inception, each Employee Plan which is intended to be qualified under Section 401(a) of the IRC has been operated and administered in all material respects in accordance with the requirements for a qualified plan under Section 401(a) of the IRC and each trust maintained in connection with each such Employee Plan has been operated and administered in all material respects in accordance with the requirements for a tax exempt trust under
Section 501 of the IRC and applicable state laws. MET Holdings has received from the Internal Revenue Service a determination letter with respect to the qualification of each such Employee Plan and has delivered to TeleBanc a true and complete copy of the most recent determination letter for each such Employee Plan, as well as all correspondence relating to the application therefor. The representations made as a part of the application for each such determination letter were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the qualified status of any such Employee Plan.

               (b) True and complete copies of all Benefit Arrangements that MET Holdings or any MET Holdings Subsidiary maintains have been delivered to TeleBanc.

               (c) Each of the Employee Plans and Benefit Arrangements of MET Holdings and any MET Holdings Subsidiary is in compliance with the requirements prescribed by any and all applicable laws and regulations, including, but not limited to, ERISA and the IRC. No Employee Plan is subject to Title IV of ERISA. Neither MET Holdings nor any MET Holdings Subsidiary nor any Employee Plan has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the IRC, which could subject any of them or MET Holdings to material liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC. No Employee Plan is subject to

Part III of Subtitle B of Title I of ERISA or Section 412 of the IRC, or both. Neither MET Holdings nor any MET Holdings Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Each funded Employee Plan is fully funded such that the fair market value of the net assets of the Employee Plan equals or exceeds the present value of all accrued benefits and other liabilities under such Employee Plan. No events have occurred or are expected to occur with respect to any Employee Plan that would cause a material change in the value of the assets or the amount or present value of accrued benefits and other liabilities of such Employee Plan.

               (d) No Employee Plan or Benefit Arrangement, individually or collectively, provides for any payment by MET Holdings or any MET Holdings Subsidiary to any employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, that is not deductible under either Section 162(a)(1), 162(m), 280G or 404 of the IRC.

               3.2.14. Compliance with Applicable Laws. Each of MET Holdings and any MET Holdings Subsidiary has complied with all Laws applicable to it or to the operation of its business and none of them has received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under such Laws that has not heretofore been cured and for which there is no remaining liability.

               3.2.15. Regulatory Filings and Reports. Since December 31, 1991, MET Holdings and each MET Holdings Subsidiary has filed all documents required to be filed by it under federal securities laws and Laws applicable to savings and loan holding companies, broker-dealers and investment advisors, and applicable Regulations thereunder, and all such documents, as finally amended, were complete and accurate, complied in all material respects as to form and substance with all applicable requirements of law and regulation and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3.2.16. Tax Matters.

               (a) MET Holdings has timely filed on behalf of itself and any MET Holdings Subsidiary, with the appropriate Governmental Authorities, the Tax Returns. All of the Tax Returns are accurate and complete in all material respects.

               (b) MET Holdings and each MET Holdings Subsidiary have collected and withheld all taxes which they are or have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. MET Holdings and each MET Holdings Subsidiary are in compliance with the back-up withholding and information reporting requirements under the IRC, and the rules and regulations of the Internal Revenue Service thereunder.

               (c) All federal, state and local taxes, due and payable by MET Holdings or any MET Holdings Subsidiary pursuant to the Tax Returns, or pursuant to any assessment with respect to taxes, penalties or interest in any of such jurisdictions, have been accrued or paid.

               (d) The reserves for taxes contained in the financial statements (including the notes thereto) described in Section 3.2.8 of this Agreement are adequate to cover the tax liabilities, including penalties and interest, of MET Holdings and any MET Holdings Subsidiary for all periods up to and including December 31, 1995.

               (e) Neither MET Holdings nor any MET Holdings Subsidiary has received any notice of deficiency or assessment or proposed deficiency or assessment by the Internal Revenue Service or any other taxing authority in connection with the Tax Returns that has not been brought to the attention of TeleBanc management. There is no action, suit, proceeding, audit, examination, investigation, or claim pending, or to the Knowledge of any of MET Holdings' officers and directors, or those of any MET Holdings Subsidiary, threatened, in respect of any taxes for which MET Holdings or any MET Holdings Subsidiary is or may become liable if such action, suit, proceeding, audit, examination, investigation, or claim were to be resolved, in whole or in part, adversely to MET Holdings or any MET Holdings Subsidiary that has not been brought to the attention of TeleBanc management. To the Knowledge of any of MET Holdings' officers and directors, or those of any MET Holdings Subsidiary, no fact exists which constitutes grounds for the assessment of material additional taxes with respect to MET Holdings or any MET Holdings Subsidiary that has not been brought to the attention of TeleBanc management. MET Holdings has provided to TeleBanc a true, correct and complete copy of the agreement for the allocation or sharing of taxes among MET Holdings and any MET Holdings Subsidiary.

               (f) Neither MET Holdings nor any MET Holdings Subsidiary has waived any Law fixing, or consented to the extension of, any period of time for assessment of any tax.

               (g) Neither MET Holdings nor any MET Holdings Subsidiary has made an election under Section 341(f) of the IRC.

               (h) MET Holdings has provided to TeleBanc complete and correct copies of the Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year of MET Holdings and each MET Holdings Subsidiary as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended tax returns, claims for refunds, notices from taxing authorities of proposed changes or adjustments to taxes or tax returns, consents to assessment or collection of taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from taxing authorities relating to any material tax liability of MET Holdings or any MET Holdings Subsidiary.

               3.2.17. Broker's Fees. No agent, finder, broker, investment banker, person or firm acting on behalf or under authority of MET Holdings is or will be entitled to any fee as compensation for services as broker or finder or any other commission or similar fee directly or indirectly in connection with this Agreement or any of the transactions contemplated hereby.

               3.2.18. No  Misrepresentation.  None of the  representations  and warranties of MET Holding set forth in this Agreement nor any matter disclosed in any of the schedules, lists, certificates, exhibits or other documents delivered to TeleBanc hereunder or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


4.   COVENANTS


     4.1       REGULATORY APPLICATIONS.

               Upon the execution and delivery of this Agreement, the parties hereto shall thereupon cause to be prepared and filed, as soon as is reasonably practical, all required Applications and any other filings with Governmental Authorities which are necessary or contemplated for the consummation of the Merger. Such filing deadline is subject to receipt by the filing party from each other party hereto of all information required in connection with the filing of such Applications and other filings. The parties hereto will use their best efforts to supply, on a timely basis, each other party all information required in connection with the preparation and filing of such Applications and other filings. Such Applications and filings shall be in such forms as may be prescribed by the respective Governmental Authorities and shall contain such information as they may require. The parties hereto will cooperate with each other, including their respective attorneys, advisers and other representatives, and will use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, Regulatory Approvals, and authorizations of Governmental Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement; provided, however, that TeleBanc shall not be obligated to amend any Application or other filing, or take any action in connection with such application or other filing, which TeleBanc reasonably determines would result in a Material Adverse Change in MET Holdings or a Material Adverse Change in TeleBanc. TeleBanc shall deliver to MET Holdings, and MET Holdings shall deliver to TeleBanc, reasonably in advance of the time it intends to file any such Application or other filing, a draft of the proposed Application or other filing, and each shall cooperate with the other in responding to and considering any reasonable questions or comments regarding such draft before it is finalized and filed, provided that such questions or comments are received on a timely basis so as to permit response or incorporation.


     4.2       REGISTRATION STATEMENT.

               (a) Upon the execution and delivery of this  Agreement,  TeleBanc shall thereupon cause to be prepared and filed with the SEC, as soon as reasonably practical (provided that MET Holdings has given to TeleBanc all information concerning MET Holdings which is required for inclusion in the Registration Statement, including the Proxy Statement/Prospectus), a Registration Statement, including the Proxy Statement/Prospectus, complying in form and substance in all material respects with the requirements of applicable Laws for the purpose of registering the TeleBanc Stock to be issued in exchange for MET Holdings Stock and will use its best efforts to have the Registration Statement declared effective by the SEC upon receipt of the Regulatory Approvals, or as soon thereafter as possible, and remain effective through the Closing Date.

               (b) TeleBanc shall deliver to MET Holdings, reasonably in advance of the time it intends to file the Registration Statement with the SEC, a draft Registration Statement for review and comment upon all information relating to MET Holdings and any MET Holdings Subsidiary that appears in the Registration Statement. TeleBanc shall cooperate with MET Holdings in responding to and considering any reasonable questions or comments regarding such draft Registration Statement before it is finalized and filed, provided that such questions or comments are received on a timely basis so as to permit response or incorporation.

               (c) If at any time after the Registration Statement is first filed with the SEC, and prior to the Closing Date, any event relating to MET Holdings or any MET Holdings Subsidiary should be discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Proxy Statement/Prospectus, MET Holdings shall promptly so inform TeleBanc, and will furnish all necessary information to TeleBanc relating to such event. TeleBanc shall thereupon cause an amendment to the Registration Statement to be filed with the SEC, and upon the effectiveness of such amendment, if appropriate, MET Holdings will take any necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the holders of MET Holdings Stock entitled to vote at the MET Holdings Shareholders Meeting (as defined in Section 4.3(a) hereof), and will transmit such amendment or supplement as promptly as practical.

     4.3       SHAREHOLDER APPROVALS.

               (a) At such time as TeleBanc and MET Holdings may reasonably agree, and no later than five Business Days following the later to occur of receipt of the Regulatory Approvals or the day the Registration Statement
(including any amendments necessitated by Regulatory Approvals) is declared effective by the SEC, each of MET Holdings and TeleBanc will (i) duly and properly call, and give notice of, and thereafter cause to be convened and held no later than 30 days after such notice, a meeting of its shareholders (including any adjournment of such meeting which may be necessary), for the purpose of approving this Agreement (including the Plan of Merger) and for such other purposes as may be necessary to effect the transactions contemplated hereby (respectively, the "MET Holdings Shareholders Meeting" and the "TeleBanc Shareholders Meeting"), and (ii) subject to the fiduciary duty of its directors, recommend to its shareholders the approval of this Agreement (including the Plan of Merger) and use its best efforts to obtain, as promptly as reasonably practical, such shareholder approval as may be necessary to effect the Merger.

               (b) At the earlier of the time that the Proxy Statement/Prospectus is mailed to the shareholders of MET Holdings or TeleBanc for the solicitation of proxies for the approvals referred to above in connection with the MET Holdings Shareholders Meeting or the TeleBanc Shareholders Meeting and at all times subsequent to such mailing up to and including the Closing Date, TeleBanc shall cause all information set forth in the Proxy Statement/Prospectus (including any supplements thereto) relating to TeleBanc and any TeleBanc Subsidiary, this Agreement, the Plan of Merger, the Merger, and all other transactions contemplated hereby and thereby, and any other documents or notices delivered to shareholders in connection therewith:

                    (i) to  comply  in all  material  respects  with  applicable provisions of the Exchange Act and rules and regulations of the SEC thereunder and all other applicable Laws; and

                    (ii)to not contain any statement  which,  at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

TeleBanc's obligations hereunder are subject to MET Holdings promptly furnishing TeleBanc with the information relating to MET Holdings and each MET Holdings Subsidiary which is required under applicable Laws for inclusion in the Proxy Statement/Prospectus, which information MET Holdings represents and warrants to TeleBanc shall not contain any statement which, at the time and in light of the circumstances under which it is furnished, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the information furnished therein not false or misleading. MET Holdings further represents and warrants to TeleBanc that it will amend, supplement or revise any information so furnished as necessary to make the foregoing sentence correct and true in all material respects at and as of all times from the date of the mailing of the Proxy Statement/Prospectus to and including the Closing Date.

               (c) At the earlier of the time that the Proxy Statement/Prospectus is mailed to the shareholders of MET Holdings or TeleBanc for the solicitation of proxies for the approvals referred to above in connection with the MET Holdings Shareholders Meeting or the TeleBanc Shareholders Meeting and at all times subsequent to such mailing up to and including the Closing Date, MET Holdings shall cause all information set forth in the Proxy Statement/Prospectus (including any supplements thereto) relating to MET Holdings and any MET Holdings Subsidiary, this Agreement, the Plan of Merger, the Merger, and all other transactions contemplated hereby and thereby, and any other documents or notices delivered to shareholders in connection therewith:

                         (i) to comply in all material  respects with applicable
                    provisions of the Exchange Act and rules and regulations of the SEC thereunder and all other applicable Laws; and

                         (ii)to not contain any statement which, at the time and
                    in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

MET Holdings' obligations hereunder are subject to TeleBanc promptly furnishing MET Holdings with the information relating to TeleBanc and each TeleBanc Subsidiary which is required under applicable Laws for inclusion in the Proxy Statement/Prospectus, which information TeleBanc represents and warrants to MET Holdings shall not contain any statement which, at the time and in light of the circumstances under which it is furnished, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the information furnished therein not false or misleading. TeleBanc further represents and warrants to MET Holdings that it will amend, supplement or revise any information so furnished as necessary to make the foregoing sentence correct and true in all material respects at and as of all times from the date of the mailing of the Proxy Statement/Prospectus to and including the Closing Date.


     4.4.      BLUE SKY.

               (a) TeleBanc shall take all actions necessary to have the shares of TeleBanc Stock to be delivered in exchange for the MET Holdings Stock qualified or registered for offering and sale, or to identify and perfect an exemption therefrom, under the securities or "Blue Sky" laws of each jurisdiction within the United States in which shareholders of MET Holdings reside.

               (b) TeleBanc shall provide all such notices and make such all filings as may be required in connection with the transactions contemplated hereby.


     4.5.      OTHER APPROVALS.

               The parties shall cooperate and use their best efforts to obtain all written consents and approvals of other persons in connection with any lease or other agreement the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such written consent or approval.


     4.6. CONDUCT OF THE BUSINESS OF MET HOLDINGS AND EACH MET HOLDINGS SUBSIDIARY.

               4.6.1. Negative Covenants. From and after the date of this Agreement up to and including the Closing Date, none of MET Holdings or any MET Holdings Subsidiary shall, except with the prior written consent of TeleBanc, which consent shall not be unreasonably withheld, do any one or more of the following:

               (a) Except for the MET Holdings Stock issuable upon exercise of existing MET Holdings Options, issue any shares of MET Holdings Stock or securities exercisable for or convertible into any such shares (including the grant of additional options or other rights under the MET Holdings Option Plans or any similar plan of MET Holdings);

               (b) Except as otherwise provided by this Agreement, (i) amend or enter into any agreement with any employee establishing the terms of employment or severance or termination benefits; (ii) adopt or establish any Employee Plan or Benefit Arrangement or amend, supplement or otherwise modify any existing Employee Plan or Benefit Arrangement; or (iii) make additional grants or contributions under any existing Employee Plans or Benefit Arrangements except in accordance with past practices;

               (c) Increase the compensation payable to any director, officer or employee, or pay any bonuses to any officer or employee;

               (d) Incur any material indebtedness;

               (e) Sell, purchase or lease, or commit to sell, purchase or lease, any material assets, except for transactions pursuant to legally binding agreements or commitments entered into or approved before the date hereof and transactions otherwise permitted by this Agreement;

               (f)  Pay any  dividend,  acquire  any of its  capital  stock  (by
repurchase,   tender,  redemption  or  otherwise)  or  make  any  other  capital distribution;

               (g) Engage in any securities or other trading activity, except in the ordinary course of business and consistent with past practice;

               (h) Make any capital expenditure in excess of $5,000, except in accordance with budget terms supplied to TeleBanc by MET Holdings hereafter and specifically approved by TeleBanc;

               (i) Make any change in its capital stock by split, reverse split, reclassification, combination, subdivision, or otherwise;

               (j) Amend its certificate of incorporation or by-laws;

               (k) Merge, combine, or consolidate with or into, or permit the merger into it of, any other corporation, association, trust, or entity or change in any manner the character of its business;

               (l) Invest in a MET Holdings Subsidiary or enter into any joint venture, management agreement, partnership (general or limited) agreement, or other business enterprise;

               (m) Make any investment that does not conform to its existing investment policies;

               (n) Settle or otherwise agree to cease proceedings with respect to any claims, actions, suits, or other proceedings, where such settlement or other agreement would require any charge against the income or assets of MET Holdings or any MET Holdings Subsidiary;

               (o) Change or modify in any way any current accounting policy or practice with respect to the MET Holdings' financial statements prepared in accordance with generally accepted accounting principles;

               (p) Change or modify in any way business or operating policies, practices or procedures, as in effect on the date hereof;

               (q) Engage in any other transaction that is not consistent with past practices and in the ordinary course of the business of MET Holdings or such MET Holdings Subsidiary, as the case may be;

               (r) Make any payment to any director, officer, employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Section 162(a)(1) 162(m), 280G or 404 of the IRC; or

               (s) Not take any affirmative action which would cause to not be true as of the Closing Date any of the representations and warranties of MET Holdings or any MET Holdings Subsidiary.

               4.6.2. Affirmative Covenants. To the extent not otherwise restricted or limited by the terms of this Agreement, MET Holdings and each MET Holdings Subsidiary shall:

               (a)  carry  on  its   business  in  all   material   respects  in
substantially the same manner as heretofore conducted;

               (b) use its best efforts to preserve intact the business of MET Holdings and each MET Holdings Subsidiary, to keep available their present officers and key employees, to preserve the goodwill of customers and others having business relationships with MET Holdings and each MET Holdings Subsidiary, and to comply in all material respects with applicable Laws; and

               (c) promptly notify TeleBanc in writing of the existence or happening of any Material Adverse Change in MET Holdings, Default, or any event or matter that, with notice or passage of time, would constitute a Default.


     4.7.      EMPLOYEE PLANS.

               From the date of this Agreement to the Closing, MET Holdings shall not terminate any of its Employee Plans and MET Holdings will use its best efforts to arrange for the assignment and assumption by TeleBanc, pursuant to the Merger, of each of the Employee Plans of Met Holdings.


     4.8.      ACCESS TO INFORMATION.

               (a) From the date hereof until the Closing, MET Holdings shall furnish to TeleBanc and its authorized representatives, and TeleBanc shall furnish to MET Holdings and its authorized representatives, upon reasonable notice and during ordinary business hours, full access to all of its respective books, records, properties, operations and activities, including, but not limited to, all contracts, commitments, and all loan, investment, accounting, tax and property records and files (and those of its subsidiaries).

               (b) Until the Closing Date, TeleBanc and MET Holdings shall provide to the other financial statements and other information and reports at the same time such reports are provided to their respective board of directors for the preceding calendar month period. Each of TeleBanc and MET Holdings hereby covenants that the consolidated statements of financial condition included in the financial statements (including the related notes, where applicable) to be delivered pursuant to this Section 4.8(b) will fairly present, the consolidated financial condition of TeleBanc or MET Holdings, as the case may be, as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) will fairly present the consolidated results of operations, shareholders' equity and cash flows of TeleBanc or MET Holdings, as the case may be, for the respective periods or as of the respective dates set forth therein, and that each of such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

               (c) MET Holdings and TeleBanc shall provide to each other complete and correct copies of all reports presented to either of them or any of their respective subsidiaries by their independent accountants after the date hereof and for any preceding fiscal years with respect to internal accounting controls. Each of MET Holdings and TeleBanc represents and warrants to the other that all recommendations made in such prior reports have been implemented.


     4.9.      CONFIDENTIALITY.

               Any and all commercial, financial, technical, or other information regarding MET Holdings, TeleBanc or their respective subsidiaries or their respective businesses, properties, and personnel, or that of their respective officers, directors, control persons, or affiliates, including such information obtained in accordance with Section 4.8 above (the "Confidential Information"), which is derived or results from access by such party (or their authorized agents and representatives) to the properties, books, contracts, commitments, and records of the other party or its subsidiaries pursuant to the provisions of this Agreement, whether obtained before or after the execution of this Agreement, shall be held in strict confidence; and the party in possession of the Confidential Information shall exercise the same degree of care with respect thereto that it uses to preserve and safeguard its own confidential proprietary information. Such Confidential Information shall not directly or indirectly be divulged, disclosed or communicated to any other person or entity or used for any purposes other than those expressly contemplated by this Agreement, except as otherwise required by judicial or regulatory authorities having jurisdiction in respect thereof. Each party shall cause its authorized agents and representatives to maintain the confidentiality of Confidential Information. In the event the transactions contemplated by this Agreement are not consummated for any reason, the confidentiality of such Confidential Information shall be maintained by such party and its authorized agents and representatives (except to the extent that such Confidential Information can be shown to be previously known to such party or later acquired by it from legitimate sources or otherwise available to the public). MET Holdings and
TeleBanc acknowledge and agree that any prior agreements regarding the confidentiality of Confidential Information shall not merge into and shall survive the execution and delivery of this Agreement, except that to the extent that the terms and provisions of this Section impose more stringent restrictions and limitations on the parties, the terms and provisions of this Section shall supersede the previously executed and delivered confidentiality agreements.


     4.10.     BEST EFFORTS.

               Each party hereto agrees to use such party's best efforts to cause the conditions within its control to be satisfied and to effect the Merger.

5.   CONDITIONS


     5.1.      CONDITIONS TO OBLIGATIONS OF THE PARTIES.

               The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent:

               5.1.1. Termination. This Agreement shall not have been terminated in accordance with its terms.

               5.1.2. Regulatory Approvals. All Regulatory Approvals shall have been obtained; no Regulatory Approval shall contain any condition that would require any material modification or nonperformance of the terms of this Agreement; all Regulatory Approvals shall remain in full force and effect and all conditions and requirements set forth in any Regulatory Approval that are required to be satisfied on or before the Closing Date, including the expiration of any waiting periods, shall have been satisfied or properly waived.

               5.1.3 Shareholder Approvals. This Agreement (including the Plan of Merger) shall have been approved by the requisite vote of the shareholders of MET Holdings and TeleBanc in accordance with applicable Laws and the respective certificate of incorporation and bylaws of MET Holdings and TeleBanc.

               5.1.4. Matters Regarding TeleBanc Stock.

               (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC, shall remain effective and shall not be subject to a stop order or any threatened stop order.

               (b) Blue Sky. The shares of TeleBanc Stock to be issued in exchange for MET Holdings Stock as part of the Merger Consideration shall have been qualified or registered for offering and sale under the securities or "Blue Sky" Laws of each jurisdiction within the United States in which shareholders of MET Holdings reside where such qualification or registration is necessary, and no order suspending the sale of such shares of TeleBanc Stock in any such jurisdiction shall have been issued on or before the Closing Date, such qualification or registration shall remain in effect and no proceedings to suspend the sale of such shares shall have been instituted or, to the Knowledge of any of TeleBanc's directors and officers, shall be contemplated.

               5.1.5. Escrow Agreements. TeleBanc, MET Holdings and the Escrow Agent(s) shall have entered into the Caplan/Smilow Escrow Agreement and the Stockholder Escrow Agreement.


     5.2.      CONDITIONS TO OBLIGATIONS OF TeleBanc.

               The obligations of TeleBanc to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more of which may be waived by TeleBanc, in its sole and absolute discretion:

               5.2.1. Representations and Warranties. The representations and warranties of MET Holdings contained in this Agreement shall be true, correct and complete in all material respects when made on the date of this Agreement and on the Closing Date.

               5.2.2. Regulatory Approvals. The Regulatory Approvals shall not contain any condition, obligation or other term which TeleBanc reasonably determines to be materially burdensome.

               5.2.3. Other Approvals. Except for such consents, approvals, permits and other authorizations that, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of MET Holdings and each MET Holdings Subsidiary, taken as a whole, MET Holdings shall have obtained (i) the consent or approval of other persons in connection with any lease, agreement or other arrangement, the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such consent or approval, (ii) all permits or other authorizations other than Regulatory Approvals required to consummate the transactions contemplated hereby, and (iii) from each of the holders of the Promissory Notes, a waiver of the right of repayment set forth in
Section 6 of its respective Promissory Note.

               5.2.4. Fairness Opinion. TeleBanc shall have received from the Financial Advisor, or such other financial adviser as TeleBanc may select, an opinion dated the date of or immediately before the date of this Agreement and an update of such opinion dated within five Business Days before the Closing Date, concluding that, in such financial adviser's opinion, the Merger Consideration is fair, from a financial point of view, to TeleBanc and its shareholders (other than MET Holdings).

               5.2.5. No Material Adverse Change. As of the Closing Date, there shall have been no Material Adverse Change in MET Holdings from that which was represented and warranted on the date of this Agreement pursuant to this Agreement.

               5.2.6. Tax Opinion. TeleBanc shall have received the Tax Opinion. The Tax Opinion shall have been obtained without the imposition of any condition that is materially burdensome to TeleBanc. The Tax Opinion shall remain in full force and effect and all conditions and requirements set forth therein that are required to be satisfied on or before the Closing Date shall have been satisfied or properly waived.

               5.2.7. Compliance. MET Holdings shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by MET Holdings on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by MET Holdings under this Agreement.


     5.3.      CONDITIONS  TO  OBLIGATIONS  OF  MET HOLDINGS.

               The obligations of MET Holdings to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more which may be waived by MET Holdings, at its sole and absolute discretion:

               5.3.1. Representations and Warranties. The representations and warranties of TeleBanc contained in this Agreement shall be true, correct and complete in all material respects when made on the date of this Agreement and as of the Closing Date.

               5.3.2. No Material Adverse Change. As of the Closing Date, there shall have been no Material Adverse Change in TeleBanc from that which was represented and warranted on the date of this Agreement pursuant to this Agreement.

               5.3.3. Compliance. TeleBanc shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by TeleBanc on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by TeleBanc under this Agreement.


6.   CLOSING

     6.1.      TIME AND PLACE OF CLOSING.

               The Closing shall take place on the Closing Date at 9:00 a.m. at TeleBanc's corporate office, located in Arlington, Virginia, or at such other time and place on the Closing Date as the parties may mutually agree.


     6.2.      TeleBanc DELIVERIES.

               On the Closing Date, TeleBanc shall deliver or cause to be delivered to MET Holdings, or in the case of the Merger Consideration, to an agent (the "Exchange Agent") for the stockholders of MET Holdings receiving all of the Merger Consideration other than the Caplan/Smilow Escrow Shares and the Stockholder Escrow Shares, which shares shall be delivered to the Escrow Agent(s), with each instrument being dated as of the Closing Date and fully executed, attested, notarized and acknowledged, as appropriate, (i) the Merger Consideration, (ii) the Amended and Restated Certificate of Incorporation of TeleBanc certified by the Secretary of State of Delaware, and (iii) such documents and instruments as MET Holdings may deem reasonably necessary to consummate the Merger and any other transactions contemplated by this Agreement, provided that such documents and instruments are consistent with the parties' intent as expressed in this Agreement.


     6.3.      MET HOLDINGS DELIVERIES.

               On the Closing Date, MET Holdings shall deliver or cause to be delivered to TeleBanc, with each document and instrument being dated as of the Closing Date and fully executed, attested, notarized and acknowledged, as appropriate, (i) the Restated Certificate of Incorporation of MET Holdings, as amended, certified by the Secretary of State of Delaware, and (ii) such documents and instruments as TeleBanc may deem reasonably necessary to consummate the Merger and any other transactions contemplated by this Agreement, provided that such documents and instruments are consistent with the parties' intent as expressed in this Agreement.


     6.4.      FEES AND CLOSING COSTS.

               6.4.1. Each party shall pay all reasonable fees and costs of its own attorneys, accountants, financial advisers and other professionals incurred in connection with the transactions contemplated by this Agreement, and TeleBanc hereby expressly consents to the payment by MET Holdings, and MET Holdings hereby expressly consents to the payment by TeleBanc, before or simultaneously with the Closing, of such reasonable fees and costs for which the other is responsible under this Section.

               6.4.2. Expenses in connection with the "Blue Sky" registration and approvals of TeleBanc Stock shall be paid by TeleBanc.

               6.4.3. All other fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.


7.   TERMINATION


     7.1.      MUTUAL CONSENT.

               The parties may terminate this Agreement at any time by mutual written agreement.


     7.2.      OTHER TERMINATION.

               Provided that there does not then exist any Default by the party or parties giving such notice, MET Holdings, on the one hand, or TeleBanc, on the other, may terminate this Agreement by giving notice (a "Termination Notice") to the other at the time designated in this Section or, in the absence of such designation, at any time up to and including the Closing Date, if any one or more of the following shall have occurred and be continuing:

               7.2.1. Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:

               (a) at any time after March 31, 1997, if the Closing shall not have occurred for any reason other than a Default by the party giving such notice;

               (b) this Agreement is not approved by the requisite vote of the shareholders of MET Holdings or TeleBanc.

               (c) any Application for Regulatory Approval is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice believes is responsive to the comments of the applicable Governmental Authority within 90 days after it is so denied or withdrawn;

               (d) a court or other Governmental Authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the Merger and such order, writ, injunction, decree or other action shall have become final and nonappealable.

               7.2.2. Termination By TeleBanc. TeleBanc may terminate this Agreement under any one or more of the following circumstances:

               (a) at any time if there shall have occurred a Default by MET Holdings;

               (b) on the Closing  Date,  if any Closing  Condition set forth in
Section 5.1 or Section 5.2 shall not have been satisfied;

               (c) at any time if a Material Adverse Change in MET Holdings has occurred and;

               (d) at any time up to and including 45 days from the date hereof if, based upon its corporate investigation of MET Holdings, TeleBanc reasonably, determines that the business and operations of MET Holdings are not substantially as represented and warranted on the date hereof.

               7.2.3. Termination By MET Holdings. MET Holdings may terminate this Agreement under any one or more of the following circumstances:

               (a) at any time if there shall have occurred a Default by TeleBanc;

               (b) on the Closing Date, if any condition  precedent set forth in
Section 5.1 or Section 5.3 shall not have been satisfied; and

               (c) at any time if a Material Adverse Change in TeleBanc has occurred.


     7.3.      EFFECT OF TERMINATION.

               Termination of this Agreement pursuant to this Section 7 shall not relieve any party of any liability for a Default or other breach, default or nonperformance under this Agreement.


8.   MISCELLANEOUS


     8.1.      NOTICES.

               Unless expressly provided otherwise in this Agreement, any notice, request, demand or other communication required to be given under this Agreement shall be in writing, shall be deemed to be given or delivered (a) on the date of personal delivery of the notice, request, demand or other communication at or before 4:00 p.m. Eastern Standard Time (or Eastern Daylight Savings Time if then in effect in Virginia), (b) on the third Business Day after the day of mailing of such notice, request, demand or other communication by United States Registered Mail or United States Certified Mail, postage prepaid, or (c) on the next Business Day after mailing of such notice, request, demand or other communication by express courier, freight charges prepaid, to the parties (including any person or entity designated for receipt of a photocopy thereof) at the following addresses or at such other address as any of the parties may hereafter specify in the aforementioned manner:

If to TeleBanc:          TeleBanc Financial Corporation
                         1111 North Highland Street
                         Arlington, Virginia  22201
                         Attention:  Aileen Lopez Pugh

And to:                  Hogan & Hartson L.L.P.
                         Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109
                         Attention:   Stuart G. Stein, Esq.

If to MET Holdings:      MET Holdings Corporation
                         405 Park Avenue, Suite 1104
                         New York, New York  10022
                         Attention:  Emidio Morizio

     8.2.      ENTIRE AGREEMENT.

               Except as expressly provided otherwise in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the matters addressed herein and, except as expressly set forth herein, supersedes all prior or contemporaneous contracts, covenants, agreements, representations, warranties and statements, whether written or oral, with respect to such matters.

     8.3.      AMENDMENT.

               This  Agreement  may  not  be  amended,   changed,   modified  or
terminated, except by written instrument executed by all parties to this Agreement.


     8.4.      WAIVER.

               Except as expressly provided herein, no waiver by any party of any failure or refusal of any other party to comply with one or more of its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.


     8.5.      SEVERABILITY.

               If any term or provision of this Agreement or application thereof to any person or circumstances shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law unless, as a result, the intent of the parties as expressed in this Agreement would be violated.


     8.6.      CAPTIONS.

               The title of this Agreement and the headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.


     8.7       GOVERNING LAW.

               Both parties to this Agreement are Delaware corporations. This Agreement shall be construed and enforced according to the laws of that State (not including the choice of law rules thereof), unless and to the extent that the laws of the United States govern the performance of this Agreement.


     8.8       NO THIRD PARTY BENEFICIARIES.

               Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.


     8.9       ASSIGNABILITY.

               All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of the other party to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect.


     8.10.     PARTIES NOT PARTNERS.

               Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns.


     8.11.     COUNTERPARTS.

               This Agreement and the documents and instruments to be executed and delivered pursuant to this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.


     8.12.     CUMULATIVE REMEDIES.

               Unless expressly provided otherwise herein, the remedies of each party provided for herein shall be cumulative and concurrent and shall include all other rights and remedies available at law or in equity, may be pursued singly, successively or together, at the sole and absolute discretion of the applicable party and may be exercised as often as occasion therefor shall arise.


     8.13.     TIME OF PERFORMANCE.

               If any payment to be made or obligation to be performed hereunder is to be made or performed on a day other than a Business Day, it shall be deemed to be made or performed in a timely manner if done on the next succeeding Business Day.


     8.14.     FURTHER ASSURANCES.

               Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or desirable to satisfy the Closing Conditions and to consummate and make effective the Merger and the other transactions contemplated by this Agreement. If, any time after the Closing Date, any further action is necessary, proper or desirable to effect the purposes of this Agreement, the proper officers and directors of each party of this Agreement shall take all such further action.


     8.15.     TIME OF ESSENCE.

               Time is of the essence of this Agreement.


     8.16.     SURVIVAL.

               (a) Except as specifically provided otherwise herein, none of the representations, warranties, covenants or agreements of TeleBanc contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing except to the extent that performance thereof is to occur subsequent to the Closing Date.

               (b) Except as specifically provided otherwise herein, all of the representations, warranties, covenants or agreements of MET Holdings contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date; provided, however, that this two year period shall be extended with respect to claims in respect of taxes or employee benefits to 30 days after the expiration of the applicable statutory period for such assessments.


     8.17      INDEMNIFICATION OF TeleBanc.

               After the Closing, TeleBanc and its successors and assigns, shall be indemnified and held harmless against and from any loss, liability, obligation, claim, demand, damage, or expense, including without limitation reasonable attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by TeleBanc or any of its successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

               (a) for any claim made by TeleBanc of any false, misleading or inaccurate representation or warranty made by MET Holdings in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, or any breach of or omission with respect to any such representation or warranty;

               (b) for any claim made by TeleBanc of any breach, violation, or nonfulfillment by MET Holdings of, or any failure by MET Holdings to perform any covenant, agreement, obligation or other provision contained in this Agreement;

               (c) for any violation of the obligations of MET Holdings set forth in Sections 4.3(b) and (c); and

               (d) for any action, lawsuit or other proceeding arising from or relating to any of the foregoing if a claim is made by TeleBanc within the applicable period set forth in Section 8.16(b).

               Any claim by TeleBanc or its successors or assigns pursuant to this Section 8.17 shall be satisfied only by recourse to the Stockholder Escrow Shares and only to the extent any such shares remain in the Escrow Account provided for in Section 2.2.1(c).



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                         TeleBanc FINANCIAL CORPORATION



                                         By:     /s/ Mark Rollinson
                                                 ---------------------
                                         Name:   Mark Rollinson
                                                 ---------------------
ATTEST

By:  /s/ Sang-Hee Yi
     --------------------
     Asst. Secretary

                                        MET HOLDINGS CORPORATION


                                        By:     /s/ Mitchell Caplan
                                                -------------------------
                                        Name:   Mitchell Caplan
                                                -------------------------
                                        Title:  President
                                                -------------------------

ATTEST

By: /s/   Jane Gelman
   -------------------
     Secretary

                                  EXHIBIT LIST
                                  ------------




  EXHIBIT A                 Statement of Earnings Requirements

                                   EXHIBIT A

                       STATEMENT OF EARNINGS REQUIREMENTS

         Between the Closing Date and up to and including the Escrow Termination Date, at such time as Arbor has $1,875,000 of cumulative net income, determined in accordance generally accepted accounting principles, as measured from the Closing Date (the "Initial Arbor Earnings Goal"), then, for each $10.31 of additional cumulative net income (determined in accordance with generally accepted accounting principles, of Arbor, as measured at the end of each fiscal quarter) one share of the TeleBanc Stock deposited in the Stockholder Escrow Account pursuant to Section 2.2.1(c) of the Agreement and Plan of Merger (the "Release Ratio") shall be released from escrow, pursuant to the terms of Section 2.2.1(c) and the Stockholder Escrow Agreement.

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                 -----------------------------------------------


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into effective as of October 7, 1996, by and between TeleBanc Financial Corporation ("TeleBanc"), a Delaware corporation, and MET Holdings Corporation ("MET Holdings"), a Delaware corporation.

                                    RECITALS
                                    --------

         WHEREAS, TeleBanc and MET Holdings entered into a certain Agreement and Plan of Merger, effective as of May 10, 1996 (the "Agreement"), pursuant to which, at the Effective Time (as defined in the Agreement), MET Holdings will merge with and into TeleBanc (the "Merger");

         WHEREAS, the parties to the Agreement now desire to amend the Agreement in several respects;

         WHEREAS, pursuant to Section 4.1 of the Amended and Restated Certificate of Incorporation of TeleBanc ("Certificate of Incorporation"), TeleBanc is authorized to issue 3,500,000 shares of common stock, par value $0.01 per share ("TeleBanc Stock") and 500,000 shares of serial preferred stock, par value $0.01 per share ("TeleBanc Preferred Stock");

         WHEREAS, in connection with the Merger and other considerations, the independent members of the Board of Directors of TeleBanc (the "Independent Directors") have declared it advisable and have approved the authorization of the amendment of TeleBanc's Certificate of Incorporation to increase the authorized number of shares of TeleBanc Stock from 3,500,000 to 5,000,000 and to increase the authorized number of shares of TeleBanc Preferred Stock from 500,000 to 5,000,000.

         WHEREAS, the Independent Directors of TeleBanc and the Board of Directors of MET Holdings deem it advisable to make certain changes to certain provisions of the Agreement related to, inter alia, the exchange ratios, the Caplan/Smilow Escrow Shares and the Stockholder Escrow Shares (each such term as defined in the Agreement);

         WHEREAS, MET Holdings currently owns 106 shares (80.3%) of the issued and outstanding common stock of Arbor Capital Partners, Inc. ("Arbor"), without par value, and 100% of the issued and outstanding preferred stock of Arbor, par value $100 per share;

         WHEREAS, William M. Daugherty owns the remaining 26 shares (19.7%) of the issued and outstanding common stock of Arbor and has the right (the "Daugherty Option") to acquire up to 27 additional shares of Arbor common stock in connection with the Merger (collectively, such 53 shares are hereinafter referred to as the "Remaining Arbor Stock");

         WHEREAS, the Independent Directors of TeleBanc and the Board of Directors of MET Holdings deem it advisable for TeleBanc, MET Holdings and Mr. Daugherty to enter into a stock exchange agreement (the "Stock Exchange Agreement"), pursuant to which, if the Merger is consummated, immediately prior to the Effective Time, the Daugherty Option will be exercised in full and at the Effective Time, the Remaining Arbor Stock will be exchanged for 342,604 shares of TeleBanc Stock, such that Arbor will become a wholly-owned subsidiary of TeleBanc; and

         WHEREAS, the Independent Directors of TeleBanc and the Board of Directors of MET Holdings deem it advisable for 342,604 shares of TeleBanc Stock (the "Shares") to be issued to Mr. Daugherty for the Remaining Arbor Stock and that (i) 46,302 of such Shares be issued to Mr. Daugherty at the Effective Time,
(ii) 42,302 of such Shares be held in a certain escrow account and (iii) 250,000 of such Shares be held in a certain separate escrow account;

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree that the Agreement is hereby amended as follows:


1. Section 1.2 of the Agreement is amended to include the following definition: "`Amendment': The proposed amendment to the Certificate of Incorporation of TeleBanc, pursuant to which TeleBanc would be authorized to issue 5,000,000 shares of TeleBanc Stock and 5,000,000 shares of TeleBanc Preferred Stock."


2. The definition of "Caplan/Smilow Escrow Agreement" in Section 1.2 of the Agreement is amended by inserting after the word "TeleBanc" the words ", on its own behalf and on behalf of the members of the Caplan/Smilow Group."


3. Section 1.2 of the Agreement is amended to include the following definition: "`Caplan/Smilow Group': This term has the meaning set forth in Section 2.2.1(d)."


4. Section 1.2 of the Agreement is amended to include the following definition: "`Daugherty Arbor Issued Shares': This term has the meaning set forth in Section 2.2.1(d)."


5. Section 1.2 of the Agreement is amended to include the following definition: "`Daugherty Option:' The right of William M. Daugherty to acquire up to 27 additional shares of Arbor common stock which, pursuant to the Stock Exchange Agreement, is to be exercised immediately prior to the Effective Time of the Merger.'"


6. The definition of "Escrow Account" in Section 1.2 of the Agreement is amended by inserting after the words "Caplan/Smilow Escrow Agreement" the words ", the First Daugherty Escrow Agreement, the Second Daugherty Escrow Agreement."


7. The definition of "Escrow Agent" in Section 1.2 of the Agreement is amended by deleting the word "An" at the beginning of the sentence and by inserting in its place the words "With respect to the Caplan/Smilow Escrow Agreement and the Stockholder Escrow Agreement, an" and by inserting at the end of that sentence after the words "as applicable" the words ", and with respect to the First Daugherty Escrow Agreement and the Second Daugherty Escrow Agreement, an escrow agent mutually selected by TeleBanc and William M. Daugherty that is identified as the "Escrow Agent" in the Daugherty Escrow Agreement."


8. Section 1.2 of the Agreement is hereby amended to include the following definition: "`First Daugherty Escrow Agreement': The escrow agreement by and among TeleBanc, William M. Daugherty and the Escrow Agent, entered into on or before the Closing Date, the terms of which will be substantially as set forth in Section 2.2.1(d) of this Agreement.


9. Section 1.2 of the Agreement is amended to include the following definition: "`First Daugherty Escrow Shares': This term has the meaning set forth in Section 2.2.1(d)."


10. Section 1.2 of the Agreement is amended to include the following definition: "`Remaining Arbor Stock': This term has the meaning set forth in Section 2.2.1(d)."

11. Section 1.2 of the Agreement is hereby amended to include the following definition: "`Second Daugherty Escrow Agreement': The escrow agreement by and among TeleBanc, William M. Daugherty and the Escrow Agent, entered into on or before the Closing Date, the terms of which will be substantially as set forth in Section 2.2.1(e) of this Agreement.


12. Section 1.2 of the Agreement is amended to include the following definition: "`Second Daugherty Escrow Shares': This term has the meaning set forth in Section 2.2.1(e)."


13. Section 1.2 of the Agreement is amended to include the following definition: "`Stock Exchange Agreement': The agreement entered into by and among TeleBanc, MET Holdings and William M. Daugherty, pursuant to which immediately prior to the Effective Time, the Daugherty Option shall be exercised in full and at the Effective Time, all of the shares of common stock of Arbor then owned by Mr. Daugherty shall be exchanged for shares of TeleBanc Stock."


14. The definition of "Stockholder Escrow Agreement" in Section 1.2 of the Agreement is amended by inserting after the word "TeleBanc" the words ", on its own behalf and on behalf of the shareholders identified in Schedule A thereto (all of the shareholders of MET Holdings at the Effective Time)."


15. Section 1.2 of the Agreement is amended to include the following definition: "`TeleBanc Preferred Stock': The serial preferred stock, par value $0.01 per share, of TeleBanc."


16. The second sentence of Section 2.2.1(a) of the Agreement is amended by deleting the number "80.54" and inserting in its place the number "102.2797." The third sentence of Section 2.2.1(a) is amended by deleting the number "72.46" and inserting in its place the number "94.5550."


17. Section 2.2.1(b) of the Agreement is deleted in its entirety and replaced by the following paragraph:

                  "(b) Caplan/Smilow Escrow Shares. In the Merger, 235,990 shares of TeleBanc Stock which otherwise would be issued (pursuant to Section 2.2.1(a) or Section 2.3) or attributed to the common MET Holdings and TeleBanc directors, Mitchell H. Caplan and David A. Smilow, and certain of their family relations and affiliates (collectively, the "Caplan/Smilow Group") as a result of the Merger (the "Caplan/Smilow Escrow Shares") will be placed, pursuant to the Caplan/Smilow Escrow Agreement, into an Escrow Account, and released on a pro rata basis to the members of the Caplan/Smilow Group to the proportion, if any, that Arbor receives net return of capital from AG Spruce Fund, L.P. and AGEA Partners, L.P. (the "Funds") of $2.5 million on or before the final liquidation, dissolution or termination of both of the Funds (the "Escrow Termination Date"). To the extent such shares are not paid out of escrow to the members of the Caplan/Smilow Group, they will be canceled and returned to the treasury of TeleBanc. Prior to the Escrow Termination Date, the Caplan/Smilow Escrow Shares shall be voted by the members of the Caplan/Smilow Group on a pro rata basis. Any dividends or other earnings on the Caplan/Smilow Escrow Shares will be held in escrow and distributed with the Caplan/Smilow Escrow Shares to which such dividends or earnings relate. If any Caplan/Smilow Escrow Shares are returned to TeleBanc from the Escrow Account, any dividends or earnings on such shares also will be returned to TeleBanc."

18. Section 2.2.1(c) of the Agreement is deleted in its entirety and replaced by the following paragraph:

                  "(c) Stockholder Escrow Shares. Upon the Effective Time, in addition to the shares of TeleBanc Stock issued pursuant to
                  Section 2.2.1(a), TeleBanc shall issue and deposit with the Escrow Agent, pursuant to the Stockholder Escrow Agreement, approximately 500,000 shares of TeleBanc Stock to be held in an Escrow Account (the "Stockholder Escrow Shares"). Pursuant to the terms of the Stockholder Statement of Earnings Requirements (which is attached as Exhibit A to this Agreement, and which also will be attached as Schedule B to the Stockholder Escrow Agreement), if the Stockholder Initial Arbor Earnings Goal is achieved as of the Escrow Termination Date, the appropriate number of Stockholder Escrow Shares will be released to the former shareholders of MET Holdings identified in Schedule A to the Stockholder Escrow Agreement on a pro rata basis, in accordance with the Stockholder Earnings Ratio (as such term is defined in Exhibit A). If the Stockholder Initial Arbor Earnings Goal has not been met as of the Escrow Termination Date and if any of the Stockholder Escrow Shares remain in the Escrow Account after the Escrow Termination Date, any remaining Stockholder Escrow Shares in the Escrow Account shall be canceled and returned to TeleBanc's treasury. Prior to the Escrow Termination Date, Stockholder Escrow Shares shall be voted by the Escrow Agent in the same pro rata proportion as the other issued and outstanding shares of TeleBanc Stock are voted. Any dividends or other earnings on the Stockholder Escrow Shares will be held in escrow and distributed with the Stockholder Escrow
                  Shares to which such dividends or earnings relate. If any Stockholder Escrow Shares are returned to TeleBanc from the Escrow Account, any dividends or other earnings thereon shall be distributed to TeleBanc. As provided in Section 8.17, for so long as the Stockholder Escrow Shares or any dividends or other earnings thereon are held in the Escrow Account pursuant to the Stockholder Escrow Agreement, such shares and any dividends or other earnings thereon shall be available to satisfy any claims for indemnification by TeleBanc for the applicable period set forth in Section 8.16(b)."


19.      Section  2.2.1 of the  Agreement is amended by adding a new  subsection
         (d) which provides as follows:

                  "(d) Remaining Arbor Stock. Immediately prior to the Effective Time, pursuant to the Stock Exchange Agreement, the Daugherty Option will be exercised in full. At the Effective Time, in addition to the shares of TeleBanc Stock issued to Mr. Daugherty pursuant to Sections 2.2.1(a) and 2.2.1(c), each issued and outstanding share of common stock, without par value, of Arbor then owned by Mr. Daugherty (the "Remaining Arbor Stock") shall be exchanged for 342,604 shares of TeleBanc Stock (at an exchange ratio of 6,464.2264 shares of TeleBanc Stock for each of the 53 shares of Remaining Arbor Stock). Of such 342,604 shares, (i) 46,302 shares shall be issued to Mr. Daugherty at the Effective Time (the "Daugherty Arbor Issued Shares"), (ii) 250,000 shares shall be placed in an Escrow Account as described in Section 2.2.1(e), and (iii) 46,302 shares (the "First Daugherty Escrow Shares") will be placed, pursuant to the First Daugherty Escrow Agreement, into an Escrow Account, and released to the proportion, if any, that Arbor receives net return of capital from the Funds of $2.5 million on or before the Escrow Termination Date. To the extent such shares are not paid out of escrow to Mr. Daugherty, they will be canceled and returned to the treasury of TeleBanc. Prior to the Escrow Termination Date, the First Daugherty Escrow Shares shall be voted by Mr. Daugherty. Any dividends or other earnings on the First Daugherty Escrow Shares will be held in escrow and distributed with the First Daugherty Escrow Shares to which such dividends or earnings relate. If any First Daugherty Escrow Shares are returned to TeleBanc from the Escrow Account, any dividends or earnings on such shares also will be returned to TeleBanc.

20.      Section  2.2.1 of the  Agreement is amended by adding a new  subsection
         (e) which provides as follows:

                           "Upon the Effective Time, of the 342,604 shares of TeleBanc Stock issued to Mr. Daugherty pursuant to
                           Section 2.2.1(d), TeleBanc shall issue and deposit with the Escrow Agent, pursuant to the Second Daugherty Escrow Agreement, 250,000 of such 342,604 shares of TeleBanc Stock to be held in an Escrow Account (the "Second Daugherty Escrow Shares"). Pursuant to the terms of the Daugherty Statement of Earnings Requirements (which is attached as Exhibit B to this Agreement, and which also will be attached as Schedule A to the Second Daugherty Escrow Agreement), if the Daugherty Initial Arbor Earnings Goal is achieved as of the Escrow Termination Date, the appropriate number of Second Daugherty Escrow Shares will be released to Mr. Daugherty, in accordance with the Daugherty Earnings Ratio (as such term is defined in Exhibit B). If the Daugherty Initial Arbor Earnings Goal has not been met as of the Escrow Termination Date and if any of the Second Daugherty Escrow Shares remain in the Second Daugherty Escrow Account after the Escrow Termination Date, any remaining Second Daugherty Escrow Shares in the Second Daugherty Escrow Account shall be canceled and returned to TeleBanc's treasury. Prior to the Escrow Termination Date, Second Daugherty Escrow Shares shall be voted by Mr. Daugherty. Any dividends or other earnings on the Second Daugherty Escrow Shares will be held in escrow and distributed with the Second Daugherty Escrow Shares to which such dividends or earnings relate. If any Second Daugherty Escrow Shares are returned to TeleBanc from the Escrow Account, any dividends or other earnings thereon shall be distributed to TeleBanc."

21. The first sentence of Section 2.2.2 is amended by deleting the word "Certificate" and inserting in its place the words "At the Effective Time, other than with respect to shares issued and deposited into escrow pursuant to Section 2.2.1(c), certificates." Section 2.2.2 of the Agreement is further amended by inserting at the end of that section:

                  "In lieu of a fraction of a share, the amount of cash that the holder of the Daugherty Arbor Issued Shares is entitled to shall be determined in the manner set forth above, and following the consummation of the Merger, such holder shall not be entitled to dividends or any other rights in respect of any such fraction. In the event that shares of TeleBanc Stock are released from escrow on or before the Escrow Termination Date pursuant to Section 2.2.1(b), Section 2.2.1(c), Section 2.2.1(d) or Section 2.2.1(e) hereof, in lieu of a fraction of a share, such holder(s) shall receive an amount of cash determined in the manner set forth in above, except that with respect to these shareholders, the reference in clause (ii) to the Closing Date shall be replaced with the Escrow Termination Date, or, with respect to those shares held in escrow pursuant to Section 2.2.1(b) or Section 2.2.1(d), the date such shares are entitled to be released from escrow if such date occurs prior to the Escrow Termination Date. Following the release of shares from escrow pursuant to Section 2.2.1(b), Section 2.2.1(c), Section 2.2.1(d) or Section 2.2.1(e), such holder(s) shall not be entitled to dividends or any other rights in respect of any such fraction."


22. Section 2.3 of the Agreement is amended by deleting in clause (i) of the second sentence the number "$82,302.45" and inserting in its place the number "$82,219.59" and by deleting in clause (ii) of the same sentence the number "9,940" and inserting in its place the number "9,640."


23. Section 3.1.3 of the Agreement is amended by inserting at the end of that section the following additional sentence: "In connection with the Merger and general corporate governance of TeleBanc, TeleBanc shareholders will vote on the Amendment, which if approved, would increase the authorized number of shares of TeleBanc capital stock to 10,000,000, including 5,000,000 shares of common stock and 5,000,000 shares of preferred stock."

24. Section 3.1.4 of the Agreement is amended by inserting in the first sentence after the words "approval of the Agreement" the words "and the Amendment." The second sentence of Section 3.1.4 is amended by inserting after the words "Plan of Merger," the words "and the Amendment."


25.      Section 4.3(a) of the Agreement is amended to insert in each of clauses
         (i) and (ii) after the words "(including the Plan of Merger)" the words "and with respect to TeleBanc only, the Amendment."


26. Section 5.1.3 of the Agreement is amended by inserting after the words "(including the Plan of Merger") the words "and with respect to TeleBanc only, the Amendment."


27. The heading and text of Section 5.1.5 of the Agreement shall be deleted in their entirety and replaced by the following: "Other Agreements. The appropriate parties shall have entered into (i) the Caplan/Smilow Escrow Agreement, (ii) the Stockholder Escrow Agreement, (iii) the First Daugherty Escrow Agreement, (iv) the Second Daugherty Escrow Agreement and (v) the Stock Exchange Agreement."


28.      Section  5.1 of the  Agreement  is amended  by adding a new  subsection
         5.1.6 which provides as follows: "5.1.6 Daugherty Option. Immediately prior to the Effective Time, the Daugherty Option shall be exercised in full."


29. Section 7.2.1(b) of the Agreement is amended by inserting after the word "Agreement" the words "and with respect to TeleBanc only, the Amendment."


30. All references in the Agreement to the "Plan of Merger" shall hereafter refer to the Agreement, which shall constitute the Plan of Merger. There shall be no separate Plan of Merger.


31. The Exhibit List is amended by inserting before the words "Statement of Earnings Requirements" the word "Stockholder" and by adding a new exhibit, "EXHIBIT B Daugherty Statement of Earnings Requirements."


32. The heading and the paragraph of text in EXHIBIT A to the Agreement, the Statement of Earnings Requirements, are deleted in their entirety and replaced by the following:

                  "STOCKHOLDER STATEMENT OF EARNINGS REQUIREMENTS


                  Between the Closing Date and up to and including the Escrow Termination Date, if Arbor has received a return of at least $1,875,000 of cumulative return of capital from the Funds, determined in accordance with generally accepted accounting principles, as measured from the Closing Date to the Escrow Termination Date (the "Stockholder Initial Arbor Earnings Goal"), then, for each $15.46 of additional cumulative net income (determined in accordance with generally accepted accounting principles) of Arbor earned prior to the Escrow Termination Date, one share of the TeleBanc Stock deposited in the Stockholder Escrow Account pursuant to Section

                  2.2.1(c) of the Agreement and Plan of Merger (the "Stockholder Earnings Ratio") shall be released from escrow, pursuant to the terms of Section 2.2.1(c) and the Stockholder Escrow Agreement."


33.      A new EXHIBIT B is added to the Agreement which provides as follows:


                  "DAUGHERTY STATEMENT OF EARNINGS REQUIREMENTS


                  Between the Closing Date and up to and including the Escrow Termination Date, if Arbor has received a return of at least $1,875,000 of cumulative return of capital from the Funds, determined in accordance with generally accepted accounting principles, as measured from the Closing Date to the Escrow Termination Date (the "Daugherty Initial Arbor Earnings Goal"), then, for each $30.93 of additional cumulative net income (determined in accordance with generally accepted accounting principles) of Arbor earned prior to the Escrow Termination Date, one share of the TeleBanc Stock deposited in the Escrow Account pursuant to Section 2.2.1(e) of the Agreement and Plan of Merger (the "Daugherty Earnings Ratio") shall be released from escrow, pursuant to the terms of
                  Section 2.2.1(e) and the Second Daugherty Escrow Agreement."


34. Except as otherwise specifically amended herein, the balance of the Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be duly executed as of the date first above written.


                                                 TeleBanc FINANCIAL CORPORATION


                                                 By: ___________________________

                                                 Name: _________________________

ATTEST

By: ______________________
            Secretary


                                                 MET HOLDINGS CORPORATION


                                                 By: ___________________________

                                                 Name: _________________________


ATTEST

By: ______________________
            Secretary

                                     ANNEX B

                        DELAWARE GENERAL CORPORATION LAW

         Section 262.  APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to subsection (g) of ss. 251), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss.
264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
                           (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or
                           (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
                           (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by l or more publications at least l week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     ANNEX C



                                                      October 4, 1996

To the Board of Directors
TeleBanc Financial Corporation
1111 North Highland Street
Arlington, VA

You have asked our opinion of fairness from a financial point of view to the shareholders of TeleBanc Financial Corporation of the Agreement and Plan of Merger between TeleBanc Financial Corporation and MET Holdings Corporation dated May 10, 1996, as amended (the "Merger Agreement").

In  developing  our opinion,  we have,  among other things,  appraised  TeleBanc
Financial Corporation, MET Holdings Corporation and its subsidiary, Arbor Capital Partners, Inc. ("Arbor"), all as of March 31, 1996. In so doing, we have relied upon management with respect to the accuracy and completeness of the financial and other information provided.

Under the Merger Agreement, TeleBanc will issue common shares in exchange for MET Holdings preferred stock, common stock, and stock options. William M.
Daugherty's Arbor shares and option will be similarly exchanged. It is noteworthy that 87.3% of the TeleBanc shares to be issued will be contingent shares to be released based upon the four-year financial performance of Arbor Capital Partners.

We have considered the contributions of each company to the combined assets and earnings of the new entity including the assumptions underlying future financial performance. According to our fully-diluted per-share analysis, TeleBanc will initially dilute its net tangible assets by 0.79% and enhance its core earnings by 4.05%. Based on Arbor Capital's achievement of the four-year financial objectives contemplated by the Merger Agreement and the consequent release of escrowed TeleBanc shares, the transaction will have diluted TeleBanc's tangible net assets per share by 1.07% but will have enhanced TeleBanc's potential core earnings per share by as much as 43.7%.

In our opinion, the consideration to be paid for MET Holdings pursuant to the Merger Agreement and for the common stock of Arbor Capital Partners owned by Mr. Daugherty at the effective time (as defined in the Merger Agreement) is fair from a financial point of view to the shareholders of TeleBanc.

                                           Corporate Finance of Washington, Inc.

                                           /s/ Peter W. Gavian

                                           Peter W. Gavian, CFA, ASA

                                    ANNEX D

                                    ANNEX F

                               INDEX TO FINANCIALS

                            Met Holdings Corporation
                                and Subsidiaries

Report of Independent Public Accountants                                   F-3

Consolidated Statements of Financial Position                              F-4

Consolidated Statements of Operations                                      F-6

Consolidated Statements of Changes in Stockholders' Equity                 F-8

Consolidated Statements of Cash Flows                                      F-9

Notes to Financial Statements                                              F-11

                            MET Holdings Corporation

                              Financial Statements
                            As of December 31, 1995,

                          And for the Year then Ended,
                         Together With Auditors' Report

                    Report of Independent Public Accountants


To the Stockholders of
MET Holdings Corporation:

We have audited the accompanying consolidated statement of financial position of MET Holdings Corporation (a Delaware corporation) and subsidiaries
(collectively, the "Company") as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MET Holdings Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP
Washington,D.C.,
   July 18,  1996 (except  with
   respect to the matters
   discussed in Note 21, as to
   which the date is September
   30, 1996)

                    MET Holdings Corporation and Subsidiaries

                  Consolidated Statements of Financial Position
                                 (In Thousands)

                                     Assets
                                                                 June 30,                 December 31,
                                                                                --------------------------------
                                                                  1996              1995                1994
                                                              -------------     ---------------    -------------
                                                               (Unaudited)                          (Unaudited)
Cash and amounts due from depository institutions              $  1,366          $  2,897            $  2,309

Interest bearing deposits                                         3,370             5,956               3,623

Federal funds sold                                                  809               905                 647
                                                              -------------     ---------------    -------------
Total cash and cash equivalents                                   5,545             9,758               6,579
                                                              -------------     ---------------    -------------
Securities purchased under agreement to resell                       --                --               1,181

Investment securities available for sale, at fair value          61,195            40,058              10,548

Mortgage-backed securities available for sale, at fair value    216,206           234,210              15,459

Investment securities held to maturity (fair value of
 $1,901 at December 31, 1994)                                         --                --               1,896

Mortgage-backed and related securities held to
maturity (fair value of $214,105 at December 31, 1994)               --                --             221,005

Loans receivable, net                                           185,509           248,667             154,742

Loans receivable, held for sale                                 106,563                --                  --

Real estate acquired through foreclosure                          1,127               790                 793

Accrued interest receivable                                       4,784             4,378               3,081

Other assets                                                     22,010            16,842              12,389
                                                              -------------     ---------------    -------------
Total assets                                                   $602,939          $544,703            $427,673
                                                              =============     ===============    =============

                   The accompanying notes are an integral part
             of these consolidated statements of financial position.

                    MET Holdings Corporation and Subsidiaries


                  Consolidated Statements of Financial Position
                                 (In Thousands)

                      Liabilities and Stockholders' Equity
                                                                         June 30,                  December 31,
                                                                                             ---------------------------
                                                                           1996                 1995            1994
                                                                       -----------           ----------     ------------
                                                                       (Unaudited)                          (Unaudited)
Deposits                                                                 $345,755             $306,500        $212,411

Advances from Federal Home Loan Bank of Atlanta                           120,500              105,500          96,000

Securities sold under agreements to repurchase                             79,944               93,905          79,613

Subordinated debt, net of original issue discount                          16,541               16,496          16,390

Notes payable                                                               2,495                2,595           2,495

Other liabilities                                                          13,515                9,752           5,560
                                                                       -----------           ----------     ------------
                                                                          578,750              534,748         412,469
Commitments and contingencies

Minority interest                                                           8,450                7,955           5,981

Stockholders' equity:
     Preferred  stock,  6 percent  nonconvertible,  Class B,
      $0.10 par  value,  5,000 shares authorized, 5,000
      shares issued and outstanding                                             1                    -               -
     Common stock, Class A, $0.10 par value, 100,000
      shares authorized; 11,263 shares issued and 9,924
      outstanding                                                               1                    1               1
     Common stock, Class B, $0.10 par value, 100,000
      shares authorized;  6,940 issued and 6,201
      outstanding                                                               1                    1               1
     Additional paid-in capital                                            10,204                7,205           7,205
     Retained earnings                                                      5,372                4,637           3,052
     Treasury stock at cost (1,339 Class A and 739 Class B
      shares)                                                                (831)                (831)           (831)
     Unrealized gain (loss) on securities available for sale,
      net of tax                                                              991                  987            (205)
                                                                       -----------           ----------     ------------
          Total stockholders' equity                                       15,739               12,000           9,223
                                                                       -----------           ----------     ------------
          Total liabilities and stockholders' equity                     $602,939             $554,703        $427,673
                                                                      ============           ==========     =============

                   The accompanying notes are an integral part
             of these consolidated statements of financial position.

                    MET Holdings Corporation and Subsidiaries

                      Consolidated Statements of Operations
                     (In Thousands Except Per Share Amounts)

                                                                For the Six Months                For the Year Ended
                                                                  Ended June 30,                     December 31,
                                                             ----------------------        --------------------------------
                                                                 1996         1995         1995         1994          1993
                                                                 ----         ----         ----         ----          ----
                                                                    (Unaudited)                             (Unaudited)
Interest income:
     Mortgage loans and other loans                            $10,866      $ 7,821      $17,726      $10,813      $ 9,563
     Mortgage-backed and related securities                        216        9,432       18,614        9,328        5,452
     Investment securities and interest-bearing deposits           423          470          984          752          558
     Mortgage-backed and related securities available for
      sale                                                       9,418          785        1,755          646          331
     Investment securities available for sale                    1,548          521        1,405          621          636
     Other interest income                                         101          136          233          132          133
                                                               -------      -------      -------      -------      -------
          Total interest income                                 22,572       19,165       40,717       22,292       16,673

Interest expense:
     Deposits                                                    9,783        7,888       17,033        9,727        7,694
     Advances from Federal Home Loan Bank of Atlanta             3,078        2,984        5,985        4,278        2,543
     Reverse repurchase agreements                               2,663        3,104        6,252        2,281        1,254
     Subordinated debt                                           1,037        1,037        2,089        1,227           --
     Other interest payable                                        347          370          735          153          433
                                                               -------      -------      -------      -------      -------
          Total interest expense                                16,908       15,383       32,094       17,666       11,924
                                                               -------      -------      -------      -------      -------
          Net interest income                                    5,664        3,782        8,623        4,626        4,749

Provision for loan and security losses                             619          661        1,722          492          211
                                                               -------      -------      -------      -------      -------
          Net interest income after provision for
           loan and security losses                              5,045        3,121        6,901        4,134        4,538

Other income:
     Commissions, fees and service charges                         618          591          930          602           46
     Gain on sale of securities, net                               178          994        3,409          118        1,096
     Gain on sale of loans held for sale                            --           --          232           --           --
     Earnings of equity investments                                214           --           --           --           --
     Other                                                          47           15           --           69           21
                                                               -------      -------      -------      -------      -------
          Total noninterest income                               1,057        1,600        4,571          789        1,163

Other expenses:
     General and administrative-
     Compensation and employee benefits                          1,954        2,006        3,833        2,182        1,497
     Office occupancy and equipment                                270          241          506          449          304
     Federal deposit insurance premiums                            344          225          526          337          347
     Professional services                                         704          522        1,076          707          922
     Other                                                         508          296          736          449          321
                                                               -------      -------      -------      -------      -------
          Total general and administrative expenses              3,780        3,290        6,677        4,124        3,391

                   The accompanying notes are an integral part of these consolidated financial statements.

                    MET Holdings Corporation and Subsidiaries

                     (In Thousands Except Per Share Amounts)

                                                                        For the Six Months                For the Year Ended
                                                                           Ended June 30,                     December 31,
                                                                      -----------------------     ----------------------------------
                                                                          1996         1995         1995         1994          1993
                                                                          ----         ----         ----         ----          ----
                                                                               (Unaudited)                            (Unaudited)
Net operating costs of real estate acquired through
  foreclosure                                                           $    47      $    80      $   430      $   (13)      $   534

Amortization of goodwill and other intangibles                              336           86          239          198           183
                                                                        --------     -------      -------      -------       -------
                    Total other expenses                                  4,163        3,456        7,346        4,309         4,108
                                                                        --------     -------      -------      -------       -------
Income before income tax expense, minority interest
 and cumulative effect of change in accounting principle                  1,939        1,265        4,126          614         1,593

Income tax provision                                                        668          429        1,576          129           663
                                                                        --------     -------      -------      -------       -------
Income before minority interest and cumulative effect of
 change in accounting principle                                           1,271          836        2,550          485           930

Minority interest                                                           492          300          965          (13)           --
                                                                        --------     -------      -------      -------       -------
Income before cumulative effect of a change in accounting
  principle                                                                 779          536        1,585          498           930

Cumulative effect of a change in accounting for income
   taxes                                                                     --           --           --           --           170
                                                                        --------     -------      -------      -------       -------
                    Net income                                              779          536        1,585          498         1,100
                                                                        --------     -------      -------      -------       -------
Preferred Stock dividends                                                    44           --           --           --            --
                    Net income available to common stockholders         $   735      $   536      $ 1,585      $   498       $ 1,100
                                                                        =======      =======      =======      =======       =======
Earnings per share:
Income before cumulative effect of change in
 accounting principle                                                   $ 36.22      $ 33.24      $ 98.29      $ 30.88       $ 57.67

Cumulative effect of a change in accounting for income
  taxes                                                                      --           --           --           --         10.54
                                                                        --------     -------      -------      -------       -------
                    Net income                                          $ 36.22      $ 33.24      $ 98.29      $ 30.88       $ 68.21
                                                                        ========     =======      =======      =======       =======

                  The accompanying notes are an integral part of these consolidated financial statements.

                    MET Holdings Corporation and Subsidiaries

           Consolidated Statements of Changes in Stockholders' Equity
            For the Year Ended December 31, 1995, 1994 and 1993, and
                       The Six Months Ended June 30, 1996
                                 (In Thousands)


                                                           Preferred     Common       Common               Additional
                                                             Stock        Stock        Stock     Treasury   Paid-in         Retained
                                                             Class B     Class A      Class B     Stock     Capital         Earnings
                                                             -------     -------      -------     -----     -------         --------
December 31, 1992 (unaudited)                                  $-          $1           $1      $   -      $  8,098          $1,386
     Purchase of treasury shares                                -           -            -        (831)           -               -
     Miscellaneous adjustments                                  -           -            -           -            -              68
     Net income                                                 -           -            -           -            -           1,100
     Unrealized gain on available for sale securities, net      -           -            -           -            -               -
                                                             -------     -------      -------     -----     -------         --------
December 31, 1993 (unaudited)                                   -           1            1        (831)       8,098           2,554
     Adjustment to basis of subsidiary                          -           -            -           -         (893)              -
     Net income                                                 -           -            -           -            -             498
     Unrealized loss on available for sale securities, net      -           -            -           -            -               -
                                                             -------     -------      -------     -----     -------         --------
December 31, 1994 (unaudited)                                   -           1            1        (831)       7,205           3,052
     Net income                                                 -           -            -           -            -           1,585
     Unrealized gain on available for sale securities, net      -           -            -           -            -               -
                                                             -------     -------      -------     -----     -------         --------
December 31, 1995                                               -           1            1        (831)       7,205           4,637
     Issuance of new shares                                     1           -            -           -        2,999               -
     Net income                                                 -           -            -           -            -             735
     Unrealized gain on available for sale securities           -           -            -           -            -               -
                                                             -------     -------      -------     -----     -------         --------
June 30, 1996 (unaudited)                                       $1          $1           $1      $(831)     $10,204          $5,372
                                                            ========     =======      =======    ======     =======         ========

                                                                  Unrealized
                                                                Gain (Loss) on
                                                                Available For
                                                                Sale Securities         Total
                                                                ---------------         -----
December 31, 1992 (unaudited)                                      $    -              $  9,486
     Purchase of treasury shares                                        -                  (831)
     Miscellaneous adjustments                                          -                    68
     Net income                                                         -                 1,100
     Unrealized gain on available for sale securities, net            286                   286
                                                                ---------------         -------
December 31, 1993 (unaudited)                                         286                10,109
     Adjustment to basis of subsidiary                                  -                  (893)
     Net income                                                         -                   498
     Unrealized loss on available for sale securities, net           (491)                 (491)
                                                                ---------------         -------
December 31, 1994 (unaudited)                                        (205)                9,223
     Net income                                                         -                 1,585
     Unrealized gain on available for sale securities, net          1,192                 1,192
                                                                ---------------         -------
December 31, 1995                                                     987                12,000
     Issuance of new shares                                             -                 3,000
     Net income                                                         -                   735
     Unrealized gain on available for sale securities                   4                     4
                                                                ---------------         -------
June 30, 1996 (unaudited)                                            $991               $15,739
                                                                ===============         =======

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                    MET Holdings Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows
                                 (In Thousands)

                                                                                                                For the Six
                                                                                                                Months Ended
                                                                                                                   June 30,
                                                                                                                   --------
                                                                                                             1996           1995
                                                                                                             ----           ----
                                                                                                                 (Unaudited)
Cash flows from operating activities:
   Net income                                                                                           $      779     $      536
   Minority interest                                                                                           492            300
    Adjustments to reconcile net income to net cash provided (used) by operating activities-
    Net amortization of premiums and discounts on investment securities                                         55            (13)
    Net amortization or premiums, discounts, and fees on loans and mortgage-backed and related
     securities                                                                                                812         (1,603)
    Gain on sales of securities                                                                               (241)          (995)
    Purchase of assets for trading                                                                               -              -
    Proceeds from sale of trading assets                                                                         -              -
    Provision for loan and security losses                                                                     619            661
    Provision for losses on relate estate acquired through foreclosure and real estate held for sale             -              4
    Gain on sale of real estate acquired through foreclosure                                                   (57)             -
    Depreciation and amortization of premises and equipment                                                     78             80
    Amortization of goodwill and other intangibles                                                              26             22
    Stock dividends received from FHLB                                                                           -           (188)
    (Increase) decrease in accrued interest receivable                                                        (406)          (823)
    (Increase) decrease in other assets                                                                     (2,314)           554
    Interest credited to deposits                                                                            9,791          4,181
    Increase in accrued expenses and other liabilities                                                       2,761          1,809
                                                                                                            ------          -----
        Net cash provided by operating activities                                                           12,395          4,525
                                                                                                            ------          -----
Cash flows from investing activities:
   Purchase of securities under agreement to resell                                                              -              -
   Proceeds from sale of securities purchased under agreement to resell                                          -              -
   Purchases of investment securities available for sale                                                   (84,998)       (16,411)
   Proceeds from sale of investment securities available for sale                                           45,311          2,050
   Principal payments on investment securities available for sale                                           18,531              -
   Purchases of mortgage-backed and related securities                                                     (94,315)       (65,296)
   Proceeds from sale of mortgage-backed and related securities                                             86,204         14,075
   Investment in subsidiaries                                                                               (2,808)             -

                                                                                                             For the Year Ended
                                                                                                                December 31,
                                                                                                                ------------
                                                                                                       1995         1994        1993
                                                                                                       ----         ----        ----
                                                                                                                    (Unaudited)
Cash flows from operating activities:
   Net income                                                                                       $  1,585    $     498  $  1,100
   Minority interest                                                                                     965          (13)        -
    Adjustments to reconcile net income to net cash provided (used) by operating activities-                                      -
    Net amortization of premiums and discounts on investment securities                                   293         444       162
    Net amortization or premiums, discounts, and fees on loans and mortgage-backed and related
     securities                                                                                        (2,674)     (1,407)     (836)
    Gain on sales of securities                                                                        (3,409)       (118)   (1,096)
    Purchase of assets for trading                                                                          -     (25,295)        -
    Proceeds from sale of trading assets                                                                    -      25,267         -
    Provision for loan and security losses                                                              1,722         492       211
    Provision for losses on relate estate acquired through foreclosure and real estate held for sale      256          22       691
    Gain on sale of real estate acquired through foreclosure                                             (153)        (95)     (268)
    Depreciation and amortization of premises and equipment                                               193         102        83
    Amortization of goodwill and other intangibles                                                         52          92       269
    Stock dividends received from FHLB                                                                      -        (100)     (192)
    (Increase) decrease in accrued interest receivable                                                 (1,297)     (1,524)      289
    (Increase) decrease in other assets                                                                (3,850)     (1,395)      904
    Interest credited to deposits                                                                      17,033       7,473     5,852
    Increase in accrued expenses and other liabilities                                                  2,472         780    (1,183)
                                                                                                      -------      ------    ------
        Net cash provided by operating activities                                                      13,188       5,223     5,986
                                                                                                      -------      ------    ------
Cash flows from investing activities:
   Purchase of securities under agreement to resell                                                         -     (39,327)        -
   Proceeds from sale of securities purchased under agreement to resell                                     -      38,146    10,000
   Purchases of investment securities available for sale                                              (46,666)     (2,155)  (18,291)
   Proceeds from sale of investment securities available for sale                                      24,146       6,193    10,309
   Principal payments on investment securities available for sale                                         491           -         -
   Purchases of mortgage-backed and related securities                                                (68,629)   (181,234)  (34,109)
   Proceeds from sale of mortgage-backed and related securities                                        39,751         417     2,399
   Investment in subsidiaries                                                                               -           -         -

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                                      F-9

                    MET Holdings Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows
                                 (In Thousands)
                                   (Continued)
                                                                                         For the Six Months
                                                                                           Ended June 30,
                                                                                           --------------
                                                                                       1996            1995
                                                                                     ----------    ---------
                                                                                            (Unaudited)
     Net (increase) decrease in mortgage loans                                       $ (17,424)   $ (19,666)
     Purchases of investment securities held to maturity                                    --       (1,379)
     Proceeds from call of investment securities held to maturity                           --        2,448
     Principal payments on mortgage-backed and related securities held to maturity          --           --
     Proceeds from sale of real estate acquired through foreclosure                        219           --
     Purchase of equipment                                                                (139)        (412)
     Disposition of equipment                                                               --           --
     Increase in FHLB stock                                                             (1,050)        (187)
                                                                                     ----------    ---------
          Net cash (used in) provided by investing activities                          (50,469)     (84,778)
                                                                                     ----------    ---------
Cash flows from financing activities:
     Net increase (decrease) in deposits, net of interest credited                      29,966       52,356
     Increase in advances from FHLB                                                     85,000       59,000
     Payments on advances from FHLB                                                    (70,000)     (49,500)
     Net increase in securities sold under agreements to repurchase                    (13,961)      17,162
     Subordinated debt borrowings                                                           --           --
     Increase in notes payable                                                              --           --
     Principal payments on notes payable                                                  (100)          --
     Increase in common stock and additional paid-in capital                             3,000           --
     Dividends paid to common and preferred stockholders                                   (44)          --
                                                                                     ----------    ---------
          Net cash provided by (used in) financing activities                           33,861       79,018
                                                                                     ----------    ---------
Net (decrease) increase in cash and cash equivalents                                    (4,213)      (1,235)

Cash and cash equivalents, beginning of period                                           9,758        6,579
                                                                                     ----------    ---------
Cash and cash equivalents, end of period                                             $   5,545    $   5,344
                                                                                     ==========    =========
Supplemental information:
     Interest paid on deposits and borrowed funds                                    $   7,986    $   4,089
     Income taxes paid                                                               $     768    $     239
     Gross unrealized gain on marketable securities available for sale               $   1,655    $    (517)
     Tax effect of gain on available for sale securities                             $     673    $    (194)

                                                                                          For the Year Ended
                                                                                               December 31,
                                                                                               ------------
                                                                                          1995       1994      1993
                                                                                     ---------    ---------    ---------
     Net (increase) decrease in mortgage loans                                       $ (98,376)   $ (27,722)   $  29,989
     Purchases of investment securities held to maturity                                (7,490)      (1,289)      (2,000)
     Proceeds from call of investment securities held to maturity                        7,187        1,367        6,385
     Principal payments on mortgage-backed and related securities held to maturity      39,155           --           --
     Proceeds from sale of real estate acquired through foreclosure                        402          750        2,112
     Purchase of equipment                                                                (604)        (279)        (143)
     Disposition of equipment                                                               51           --           --
     Increase in FHLB stock                                                               (375)      (1,229)          --
                                                                                     ---------    ---------    ---------
          Net cash (used in) provided by investing activities                         (110,957)    (206,362)       6,651
                                                                                     ---------    ---------    ---------
Cash flows from financing activities:
     Net increase (decrease) in deposits, net of interest credited                      77,056       91,806      (22,820)
     Increase in advances from FHLB                                                     59,000      207,000       72,600
     Payments on advances from FHLB                                                    (49,500)    (172,000)     (65,350)
     Net increase in securities sold under agreements to repurchase                     14,292       49,971           --
     Subordinated debt borrowings                                                           --       16,390           --
     Increase in notes payable                                                             100           --           --
     Principal payments on notes payable                                                    --           --           --
     Increase in common stock and additional paid-in capital                                --        5,157           --
     Dividends paid to minority interest                                                    --          (82)          --
                                                                                     ---------    ---------    ---------
          Net cash provided by (used in) financing activities                          100,948      198,242      (15,570)
                                                                                     ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents                                     3,179       (2,897)      (2,933)

Cash and cash equivalents, beginning of period                                           6,579        9,476       12,409
                                                                                     ---------    ---------    ---------
Cash and cash equivalents, end of period                                             $   9,758    $   6,579    $   9,476
                                                                                     =========    =========    =========
Supplemental information:
     Interest paid on deposits and borrowed funds                                    $  29,852    $  15,728    $  12,316
     Income taxes paid                                                               $     965    $     239    $     720
     Gross unrealized gain on marketable securities available for sale               $   1,644    $    (564)   $     286
     Tax effect of gain on available for sale securities                             $     657    $    (219)   $     105

                  The accompanying notes are an integral part
                   of these consolidated financial statements.

                    MET Holdings Corporation and Subsidiaries

                          Notes to Financial Statements
                        December 31, 1995, 1994 and 1993
1.   ORGANIZATION:

MET Holdings Corporation ("MET Holdings" or the "Company") is a thrift holding company organized under the laws of Delaware on November 7, 1989. The primary purpose of MET Holdings is to hold its majority ownership interests in TeleBanc Financial Corporation ("TeleBanc"), a savings and loan holding company and Arbor Capital Partners,Inc. ("Arbor"), a registered broker-dealer. MET Holdings is a thrift holding company by virtue of its ownership of a majority interest in TeleBanc and is subject to regulation by the Office of Thrift Supervision ("OTS").

The Company owns 63.4 percent of the outstanding shares of TeleBanc, whose assets accounted for over 99 percent of the total consolidated assets of MET Holdings at December 31, 1995. TeleBanc was organized in Delaware in 1994 to hold 100 percent of the outstanding shares of Metropolitan Bank for Savings F.S.B. ("MBFS"). MBFS is a federally chartered and federally insured stock savings bank. The primary business operations of TeleBanc are composed of the activities conducted by MBFS, which provides financial products nationwide. In March 1996, MBFS changed its name to TeleBank (the "Bank").

MET Holdings also owns 80.3 percent of the outstanding common shares of Arbor and 100% of the preferred shares, whose assets accounted for less than 1 percent of the consolidated assets of MET Holdings at December 31, 1995. Arbor is a U.S. registered broker-dealer in securities and a registered investment advisor with the Securities and Exchange Commission (the "SEC"). Arbor's primary business activity involves trading of mortgage-back securities principally with other broker-dealers and government sponsored enterprises.

2. SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of TeleBanc and Arbor. All significant intercompany transactions and balances are eliminated in consolidation. In March 1994, TeleBanc became the direct savings and loan holding company parent of the Bank. Accordingly, all financial data as of and for the periods prior to March 1994 represent the consolidated financial data of the Bank.

BASIS OF  FINANCIAL  STATEMENT  PRESENTATION

The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates for which a change is reasonably possible in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures.

In addition, the regulatory agencies which supervise the financial services industry periodically review the Bank's allowance for losses on loans. This review, which is an integral part of their examination process, may result in additions to the allowance for loan losses based on judgments with regard to available information at the time of their examinations.

INVESTMENT SECURITIES AND  MORTGAGE-BACKED
SECURITIES

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No.115, "Accounting for Certain Investments in Debt and Equity Securities," on December 31, 1993. Under SFAS No.115, the Company classifies its debt and marketable equity securities in one of three categories: held-to-maturity, trading, and available-for-sale. Upon adoption, the Company transferred certain securities between categories. On December 15, 1995, the Company reclassified the entire held-to-maturity investment and mortgage-backed securities portfolios as available-for-sale.

Held-to-maturity securities are those securities that the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Trading securities are bought and held principally for the purpose of selling them in the near term. Securities purchased for trading are carried at market value with the corresponding unrealized gains and losses being recognized as credits or charges to income. The Company had no assets classified as trading securities at December 31, 1995 or 1994. All other securities not included in held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are recorded at fair value. Unrealized gains and losses on available-for-sale securities, net of the related tax effects, are reported as a separate component of stockholders' equity until realized.

A decline in market value of any held-to-maturity or available-for-sale asset below its cost that is deemed other than temporary, is charged to earnings, resulting in the establishment of a new cost basis for the asset. Transfers of securities into the available-for-sale category are recorded at fair value at the date of the transfer. Any unrealized gain or loss at the date of transfer is recognized as a separate component of stockholders' equity net of tax effect. Premiums and discounts on such securities are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of the security sold.

CASH AND CASH  EQUIVALENTS

Cash  and  cash   equivalents   are  composed  of   interest-bearing   deposits,
certificates of deposit, funds due from banks, and federal funds sold with original maturities of three months or less.

ALLOWANCE  FOR LOAN AND SECURITY LOSSES

The loan portfolio is carried at cost and is reviewed by the Company's management to set provisions for estimated losses on loans which are charged to earnings in the current period. In this review, particular attention is paid to delinquent loans, loans in the process of foreclosure, and when collectibility is in doubt, any loans where there is evidence of a decline in the market value of the underlying collateral to less than the related loan balance. The allowance and provision for loan losses are based on several factors, including continuing examinations and appraisals of the loan portfolio by management, examinations by supervisory authorities, continuing reviews of problem loans and overall portfolio quality, analytical reviews of loan loss experience in relation to outstanding loans, and management's judgment with respect to economic conditions and its impact on the loan portfolio. In addition, the Company considers certain mortgage-backed securities with little or no credit enhancement of the underlying mortgages to have the same credit risks of such mortgages. Accordingly, management provides for estimated credit losses on the underlying loans of these securities, utilizing similar criteria for loan losses as described above.

NONPERFORMING/UNDERPERFORMING  ASSETS

Nonperforming/underperforming assets consist of loans for which interest is no longer accrued, loans which have been restructured in order to afford the Company a better opportunity to collect amounts due on the loan, real estate acquired by foreclosure and real estate upon which deeds in lieu of foreclosure have been accepted. Interest previously accrued but not collected on nonaccrual loans is reversed against current income when a loan is placed on nonaccrual status. Accretion of deferred fees is discontinued for nonaccrual loans. All loans past due ninety days as well as other loans considered uncollectible are placed on non-accrual status. Loans delinquent more than ninety days are considered impaired.

The Company adopted the provisions of SFAS No.114, "Accounting by Creditors for Impairment of a Loan," and SFAS No.118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," on January 1, 1995. SFAS No.114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price, or the fair value of the collateral if the loan is collateral-dependent. In general, SFAS No.118 amends the disclosure requirements of SFAS No.114 to require information about the recorded investment in certain impaired loans. The impact of adopting SFAS Nos.114 and 118 was not material to the Company's financial condition or results of operations.

LOAN, DISCOUNTS AND PREMIUMS

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the interest method over the contractual life of the loans. Premiums and discounts on loans receivable are amortized or accreted, respectively, into income using the interest method over the remaining period to contractual maturity adjusted for anticipated and actual prepayments.

REAL ESTATE ACQUIRED THROUGH FORECLOSURE AND
HELD FOR SALE

Real estate properties acquired through foreclosure and held for sale are recorded at fair value less estimated selling costs at acquisition. Fair value is determined by management using appraisals or other appropriate methods of valuation. Losses estimated at the time of acquisition are charged to the allowance for loan losses. Valuations are periodically performed by management and an allowance for losses is established through a charge to operations if the carrying value of a property exceeds its estimated fair value less selling costs. Gains and losses, if any, on sales of such real estate properties are recognized as net operating costs of real estate acquired through foreclosure upon disposition of the property

DEFERRED  FINANCING COSTS

Deferred financing costs related to the issuance of the subordinated notes in May and June 1994 have been capitalized and are being amortized as additional interest expense using the interest method over the life of the notes.

INCOME TAXES

For Federal income tax purposes, MET Holdings and Arbor have entered into a tax sharing agreement pursuant to which they file a consolidated Federal income tax return. TeleBanc is not part of this tax sharing arrangement and, therefore, files a separate consolidated Federal income tax return with the Bank. Furthermore, each entity files separate income tax returns for state and local purposes.

Effective January 1, 1993, the Bank adopted the provisions of SFAS No.109, "Accounting for Income Taxes," and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of income. Under the asset and liability method of SFAS No.109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FINANCIAL  INSTRUMENTS

Interest Rate Swaps, Caps, Floors, and Collars, interest rate exchange contracts and protected rate agreements are used by TeleBanc in the management of its interest-rate risk. TeleBanc is generally exposed to rising interest rates because of the nature of the repricing of rate-sensitive assets as compared with rate-sensitive liabilities. The objective of these financial instruments is to match estimated repricing periods of rate-sensitive assets and liabilities to reduce interest rate exposure. These instruments are used only to hedge specific assets and liabilities and are not used for speculative purposes.

Premiums and fees associated with interest rate exchange contracts and protected rate agreements are amortized to expense on a straight-line basis over the lives of the contracts. The net interest received or paid on these contracts is treated as an adjustment to the interest expense related to the hedged obligations in the period in which such amounts are due.

OTHER  ASSETS

Other assets include loan servicing rights acquired, premiums paid on interest rate caps, prepaid assets, and escrows advanced on serviced loans. The cost of the loan servicing rights is amortized in proportion to, and over the period of, estimated net servicing income. The cost of loan servicing rights purchased and the amortization thereon is periodically evaluated in relation to estimated future net servicing income. Premiums paid on interest rate caps are amortized on a straight-line basis over the life of the applicable cap agreements.

EARNINGS PER SHARE

Earnings per common share are computed by dividing net income by the total of the weighted average number of common shares outstanding during the respective period. The weighted average number of common share equivalents outstanding, net of treasury shares was 16,125 in 1995, 1994 and 1993.

RECLASSIFICATIONS

Certain reclassifications of the unaudited 1994 and 1993 financial statements have been made to conform to the 1995 presentation.

NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This standard provides guidance on the carrying value of long lived assets, including real estate acquired through foreclosure, and is effective January 1, 1996. Management believes that adopting the new standard will not have a material effect on the consolidated financial statements.

In May 1995, the FASB issued SFAS No.122, "Accounting for Mortgage Servicing Rights." This statement requires a mortgage banking enterprise to recognize separately all rights to service mortgage loans and provides for the assessment of impairment of such rights using fair value. This statement is required to be adopted by the Company effective January 1, 1996. Management believes the adoption of this statement will not have a material impact on either its financial position or results of operations.

In October 1995, the FASB issued SFAS No.123, "Accounting for Stock-Based Compensation," which requires entities to measure compensation costs related to awards of stock-based compensation using either the fair value method or the intrinsic value method. Under the fair value method, compensation expense is measured at the grant date based on the fair value of the award. Under the intrinsic value method, compensation expense is equal to the excess, if any, of the quoted market price of the stock at the grant date over the amount the
employee  must  pay  to  acquire  the  stock.   Entities   electing  to  measure
compensation costs using the intrinsic value method must make pro forma disclosures, beginning after the effective date of

January 1, 1996, of net income and earnings per share as if the fair value method had been applied. The Company has elected to account for stock-based compensation programs using the intrinsic value method consistent with existing accounting, therefore, the standard will not have a material impact on the consolidated financial statements.

In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. It also establishes criteria for the recognition of either a servicing asset or servicing liability for servicing contracts to service financial assets. This standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. The Company believes adopting the new standard will not have a material impact on the consolidated financial statements.

 3. NOTES PAYABLE:

MET Holdings has notes payable from certain individuals and businesses totaling $2.5 million as of December 31, 1995 and 1994. These notes were entered into in conjunction with the acquisition of the Bank in 1993 and require quarterly interest only payments at an interest rate of 1.5 percent. Interest expense was $150,000 for each of the years ended December 31, 1995 and 1994 (unaudited). The principal balance plus any unpaid interest is due on May 10, 1998.

In addition, during 1995 Arbor entered into a loan agreement with a relative of an officer of the Company to borrow $100,000 at an interest rate of 8 percent per annum and maturing on December 1, 1996. The proceeds from this loan were used to fund the initial contribution to AG Arbor Management, LLC, a joint venture Arbor entered into subsequent to year end (See Note 20). This loan was repaid by Arbor on February 1, 1996.

4.  SECURITIES AND WHOLE LOANS PURCHASED UNDER
    AGREEMENT TO RESELL:

The Company had no securities and whole loans purchased under agreement to resell at December 31, 1995 or 1994 (unaudited).

However, during 1994, TeleBanc entered into purchases of U.S. Treasury and mortgage-backed securities and mortgage loans under agreements to resell the same securities or loans. Fixed coupon repurchase agreements are treated as short-term liquid assets. The securities underlying the agreements are book entry securities, and the broker retains possession of the securities collateralizing the repurchase agreements. For the year ended December 31, 1994 (unaudited), the weighted average interest rate, weighted average balance, and maximum month end balance was 4.70 percent, $1,875,000 and $2,637,000 respectively.

5.   INVESTMENT SECURITIES:

The amortized cost basis and estimated fair values of investment securities available-for-sale at December 31, 1995 and 1994 (unaudited), by contractual maturity, are shown below (in thousands):

                                                          Amortized        Gross              Gross              Estimated
                                                          Cost             Unrealized         Unrealized         Fair
                                                          Basis            Gains              Losses             Values
                                                          -----            -----              ------             ------
1995:
Due within one year-
     Agency Notes                                       $  3,359         $     -          $      -              $  3,359
Due within one to five years-
     Municipal Bonds                                       2,946              15                 -                 2,961
Due in five to ten years-
     Corporate Debt                                        6,162              79                 -                 6,241
     Municipal Bonds                                       5,942              74                 -                 6,016
Due after ten years-
     Corporate Debt                                       16,688           1,058                 -                17,746
     Municipal Bonds                                       3,472             263                 -                 3,735
                                                        --------         -------          --------              ---------
                                                         $38,569          $1,489          $      -              $ 40,058
                                                        ========         =======          ========              =========
1994 (unaudited):
Due within one year-
     Securities Purchased Under
      Agreement to Resell                               $  1,181         $     -          $      -              $  1,181
Due within one to five years-
     Municipal Bonds                                       1,023               -               (36)                  987
Due in five to ten years-
     Municipal Bonds                                       8,176               -              (604)                7,572
Due after ten years-
     Municipal Bonds                                       1,261               -               (98)                1,163
     Domestic Corporate Debt                                 823               3                 -                   826
                                                        --------         -------          --------              ---------
                                                        $ 12,464         $     3          $   (738)             $ 11,729
                                                        ========         =======          ========              ========

For the period ended December 31, 1995, total proceeds on sale of securities equaled $24,146,000, resulting in gross realized gains of $3,421,000 and gross realized losses of $12,000.

The  amortized  cost  and  estimated   fair  values  of  investment   securities
held-to-maturity at December 31, 1994 (unaudited), by contractual maturity, are shown below (in thousands):
                                               Gross        Gross      Estimated
                                 Amortized   Unrealized   Unrealized     Fair
                                 Cost Basis    Gains        Losses      Values
                                 ----------    -----        ------      ------

1994 (unaudited):
  Due within one to five years-
    Domestic Corporate Debt       $  989        $11          $ -         $1,000
  Due within one to five years-
    ESOP Note Receivable             300          -            -            300
  Due within five to ten years-
    Domestic Corporate Debt          607          -           (6)           601
                                  ------        ---          ---         ------
                                  $1,896        $11          $(6)        $1,901
                                  ======        ===          ===         ======

6.   MORTGAGE-BACKED AND RELATED SECURITIES:

Mortgage-backed and related securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. TeleBanc has also invested in collateralized mortgage obligations ("CMOs") which are securities issued by special purpose entities generally collateralized by pools of mortgage-backed securities. TeleBanc's CMOs are senior tranches collateralized by federal agency securities or whole loans. The fair value of mortgage-backed and related securities fluctuate according to current interest rate conditions and prepayments. Fair value is estimated using quoted market prices. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term, coupon, payment characteristics, and other information.

The amortized cost basis and estimated fair values of mortgage-backed securities available-for-sale at December 31, 1995 and 1994 (unaudited), by contractual maturity, are shown as follows: (in thousands)

                                                                          Gross              Gross             Estimated
                                                        Amortized         Unrealized         Unrealized        Fair
                                                        Cost Basis        Gains              Losses            Values
                                                       -----------      ------------       ------------       -----------
1995:
  Due within one to five years-
    Private issuer                                     $    2,371        $     -           $      (15)        $    2,356
    Agency certificates                                     9,594             62                    -              9,656
  Due within five to ten years-
    Private issuer                                          5,993              -                 (111)             5,882
    Agency certificates                                     3,085              -                   (6)             3,079
  Due after ten years-
    Private issuer                                        181,481            260                    -            181,741
    Agency certificates                                    22,252            686                    -             22,938
    Collateralized mortgage obligations                     8,325            233                    -              8,558
                                                         --------        -------           ----------         ----------
                                                         $233,101        $ 1,241           $     (132)        $  234,210
                                                         ========        =======           ==========         ==========

                                                                          Gross              Gross            Estimated
                                                        Amortized       Unrealized         Unrealized           Fair
                                                        Cost Basis        Gains              Losses            Values
                                                        ----------        -----              ------            ------
1994 (unaudited):
     Due within one to five years-
          Agency certificates                          $    5,921        $      -            $(185)         $    5,736
     Due within five to ten years-
          Agency certificates                               3,990               -              (24)              3,966
     Due after ten years-
          Agency certificates                               2,890               8              (81)              2,817
          Private issuer                                    2,360             580                -               2,940
                                                        ---------         -------            -----           ---------
                                                        $  15,161         $   588            $(290)          $  15,459
                                                        =========         =======            =====           =========

The amortized cost and estimated fair values of mortgage-backed and related securities held-to-maturity at December 31, 1994 (unaudited), by contractual maturity, are as follows (in thousands):

                                                                          Gross              Gross            Estimated
                                                        Amortized       Unrealized         Unrealized           Fair
                                                        Cost Basis        Gains              Losses            Values
                                                        ----------        -----              ------            ------
1994 (unaudited):
     Due in one to five years-
          Private issuer                                    1,689        $     -            $     (23)        $    1,666
     Due in five to ten years-
          Private issuer                                    4,369              -                 (379)             3,990
     Due after ten years-
          Private issuer                                  168,784            363               (4,889)           164,258
          Collateralized mortgage obligations               4,043              -                  (92)             3,951
          Agencies                                         42,184              -               (1,880)            40,304
     Less- allowance for losses                               (64)             -                    -                (64)
                                                        ---------        -------            ---------           --------
                                                        $ 221,005        $   363            $  (7,263)          $214,105
                                                        =========        =======            =========           ========

At  December 31, 1995  and  1994  (unaudited),   $108,460,000  and  $91,724,000
respectively, of private issuer mortgage-backed securities were pledged as collateral for reverse repurchase agreements.

7.   LOANS RECEIVABLE:

Loans receivable at December 31, 1995 and 1994 (unaudited), are summarized as follows (in thousands):

                                                         1995             1994
                                                      ----------     -----------
                                                                     (Unaudited)

First mortgage loans (principally conventional):
     Secured by one-to-four family residences          $ 254,678      $ 147,150
     Secured by commercial real estate                     4,553          4,385
     Secured by mixed-use property                         1,792          1,953
     Secured by five or more dwelling units                1,286          1,114
     Secured by land                                         384            387
                                                      ----------     -----------
                                                         262,693        154,989

Less:
     Net deferred loan origination fees                      (42)           (50)
     Unamortized discounts, net                          (14,129)        (2,835)
                                                      ----------     -----------
          Total first mortgage loans                     248,522        152,104

Other loans:
     Home equity and second mortgage loans                 2,202          3,395
     Other                                                    79            168
                                                      ----------     -----------
                                                         250,803        155,667

Less- Allowance for loan losses                           (2,136)          (925)
                                                      ----------     -----------
     Net loans receivable                              $ 248,667      $ 154,742
                                                      ==========     ===========

The unpaid principal balance of mortgage loans owned by TeleBanc but serviced by others was $103,349,000 and $101,176,000 at December 31, 1995 and 1994
(unaudited), respectively.

Loans on non-accrual status and loans past due ninety days or more at December 31, 1995 and 1994 (unaudited), are summarized as follows (in thousands):

                                                    1995        1994
                                                   ------      ------
                                                             (Unaudited)

First mortgage loans:
     Secured by one-to-four family residences      $4,526      $1,296
     Secured by commercial real estate                261         702

Home equity and second mortgage loans                 136          41

Other                                                  --          27
                                                   ------      ------
                                                   $4,923      $2,066

All loans past due ninety days are on non-accrual status. If all nonperforming loans had been performing during 1995, 1994 (unaudited) and 1993 (unaudited), the Bank would have recorded $365,000, $113,000, and $46,000, respectively, in additional interest income. There were no commitments to lend additional funds to these borrowers as of December 31, 1995 and 1994 (unaudited). There was no allowance for uncollected interest at December 31, 1995 or 1994 (unaudited).

Troubled debt restructurings ("TDRs") are loans to which TeleBanc has granted certain concessions in consideration of the borrower's financial difficulty. The objective of granting these concessions through a modification of terms is to maximize the recovery of the Bank's investment. These modifications may include reduction in principal, stated interest rate, extension of maturity, and/or reduction of accrued interest. The principal balance of loans that underwent a TDR totaled $602,000 and $688,000 at December 31, 1995 and 1994 (unaudited), respectively. There were no commitments to lend additional funds to these borrowers as of December 31, 1995 and 1994 (unaudited). Interest income on TDRs that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended December 31, 1995 and 1994 (unaudited), is summarized as follows (in thousands):

                                                       1995       1994
                                                       ----      ------
                                                               (Unaudited)

Interest income that would have been recognized        $76        $95
Interest income recognized                             (45)       (9)
                                                       ----      -----
Interest income foregone                               $31        $86
                                                       ====      =====

Activity in the allowance for loan losses for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited) is summarized as follows (in thousands):

                                   1995         1994          1993
                                   -------      -----        -------
                                            (Unaudited)    (Unaudited)

Balance, beginning of the year     $   925      $835           $659
     Provision for loan losses       1,211       392            211
     Charge-offs, net                    -      (302)           (35)
                                   -------      -----        -------
Balance, end of year                $2,136      $925           $835
                                   =======      =====        =======

The table below presents impaired loans as of December 31, 1995. In accordance with SFAS No. 114, the statement was adopted prospectively on January 1, 1995, and, therefore, prior periods are not presented:


                                                                           Amount of            Amount of
                                                      Total                Recorded             Recorded
                                                     Recorded             Investment           Investment
                                                     Investment              With                Without
                                                    in Impaired            Specific             Specific
Description of Loans                                  Loans                Reserves             Reserves
--------------------                                  -----                --------             --------
Impaired loans that have not been
  charged-off fully:
     Commercial real estate                           $   261              $   222             $    39
     One- to four-family                                4,662                1,070               3,592
                                                      -------              -------             -------
          Total                                       $ 4,923              $ 1,292             $ 3,631
                                                      =======              =======             =======
Restructured loans:
     Commercial real estate                           $   255              $    38             $   217
     One- to four-family                                  110                   26                  84
                                                      -------              -------             -------
          Total                                       $   365              $    64             $   301
                                                      =======              =======             =======

The average recorded investment in impaired loans at December 31, 1995, was $1.8 million. The related amount of interest income recognized for the year ending December 31, 1995, was $60,000. Specific reserves of $482,000 for impaired loans are included in the reserves for loan losses, as discussed in
Note 1. TeleBanc's charge-off policy for impaired loans is consistent with its charge-off policy for other loans. Impaired loans are charged-off when, in the opinion of management all principal and interest due on the impaired loan will not be fully collected.

SFAS No.118 allows a creditor to use existing methods for recognizing interest income on an impaired loan. Consistent with TeleBanc's method for nonaccrual loans, interest received on impaired loans is recognized as interest income, except when it is doubtful that full payment will be collected, in which case, interest received is applied to principal. The balance of impaired loans at January 1, 1995, totaled approximately $1.5 million. The initial adoption of SFAS No.114 and SFAS No.118 did not require an increase in reserves for loan losses and was not material to TeleBanc's consolidated financial statements or results from operations.

8. REAL  ESTATE  ACQUIRED  THROUGH  FORECLOSURE:

Real  estate  acquired  through   foreclosure  at  December 31,  1995  and  1994
(unaudited), is summarized as follows (in thousands):
                                                          1995           1994
                                                       ---------      ---------
                                                                     (Unaudited)

Real estate acquired through foreclosure               $   1,003      $   885
Less- Allowance for losses                                  (213)         (92)
                                                       ---------      ---------
Net real estate acquired through foreclosure           $     790      $   793
                                                       =========      =========

Activity in the allowance for real estate losses for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited), is summarized as follows (in thousands):

                                               1995       1994        1993
                                             ------     -------     ------
                                                      (Unaudited) (Unaudited)
Balance, beginning of year                    $  92       $ 221       $ 162
     Provision for real estate losses           256          22         218
     Charge-offs                               (135)       (151)       (159)
                                              -----       -----       -----
Balance, end of year                          $ 213       $  92       $ 221
                                              =====       =====       =====

9.   LOANS SERVICED FOR OTHERS:

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition because the related loans are not owned by TeleBanc. The unpaid principal balances of these loans at December 31, 1995 and 1994 (unaudited), are summarized as follows (in thousands):

                                                              1995       1994
                                                            --------  ----------
                                                                     (Unaudited)

Mortgage loans underlying pass-through securities:
     Federal Home Loan Mortgage Corporation                 $ 3,574     $ 4,342
     Federal National Mortgage Association                    5,307       3,318
                                                            --------  ----------
                                                              8,881       7,660
Mortgage loan portfolio serviced for-
     Other investors                                          9,315       1,853
                                                            --------  ----------
                                                            $18,196     $ 9,513
                                                            ========  ==========

Custodial  escrow  balances held in connection with the foregoing loans serviced
were  approximately   $168,000  and  $57,000  at  December 31,  1995  and  1994
(unaudited), respectively.

In August 1995, the Bank purchased a loan secured by mortgage servicing rights that were owned by an affiliate for $2.5 million. The loan was paid off in October 1995 in conjunction with the Bank's purchase of the underlying servicing rights for $3.3 million. Purchased mortgage servicing rights of $3.3 million and $340,000 as of December 31, 1995 and 1994 (unaudited), respectively are included in other assets.

10.   ACCRUED INTEREST RECEIVABLE:


Accrued interest receivable is included in other assets at December 31, 1995 and 1994 (unaudited), is summarized as follows (in thousands):

                                                              1995      1994
                                                            ------     ------
                                                                    (Unaudited)
Loans receivable                                            $2,276     $1,276
Mortgage-backed and related securities                       1,537      1,634
Investment securities                                          565        171
                                                            ------     ------
                                                            $4,378     $3,081
                                                            ======     ======

11.  DEPOSITS:

Deposits at December 31, 1995 and 1994 (unaudited), are summarized as follows (in thousands):

                                                     Weighted
                                                 Average Rate at
                                                  December 31,                          Amount                Percent
                                              --------------------             -----------------------  -------------------
                                                1995          1994                 1995        1994     1995        1994
                                              ------        ------             --------    -----------  -------   ---------
                                                          (Unaudited)                      (Unaudited)           (Unaudited)
Demand accounts, non interest-bearing             - %           - %            $  2,020    $    299        0.7%      0.1%
Money market                                   5.23          5.01                75,732      10,390       24.7       4.9
Passbook savings                               3.00          3.00                 1,748       2,700        0.6       1.3
Certificates of deposit                        6.53          6.67               227,000     199,022       74.0      93.7
                                                                               --------    ----------   ------     -----
                                                                               $306,500    $212,411      100.0%    100.0%
                                                                               ========    ==========   ======     =====

Certificates of deposit and money market accounts, classified by rates as of December 31, 1995 and 1994 (unaudited), are as follows (in thousands):

                Amount                      1995               1994
              ----------                ----------        -------------
                                                           (Unaudited)
               2 - 3.99%                 $      --           $  1,844
               4 - 5.99%                   141,750             75,923
               6 - 7.99%                   158,375            106,915
               8 - 9.99%                     1,817             22,549
              10 - 11.99%                      790              2,181
                                        ----------        -------------
                                          $302,732           $209,412
                                        ==========        =============

At December 31, 1995, scheduled maturities of certificates of deposits and money market accounts are as follows (in thousands):

              Less than      1-2       2-3       3-4          4-5      5+
Amount         one year     years     years     years        years    years        Total
----------    --------   --------   --------   --------   --------   --------   --------
4 - 5.99%     $111,568   $ 10,708   $  9,128   $  9,453   $    865   $     28   $141,750

6 - 7.99%       51,759     47,356      4,299     41,628      8,877      4,456    158,375

8 - 9.99%          236        973        508         67         --         33      1,817

10 - 11.99%         --        790         --         --         --         --        790
              --------   --------   --------   --------   --------   --------   --------

              $163,563   $ 59,827   $ 13,935   $ 51,148   $  9,742   $  4,517   $302,732
              ========   ========   ========   ========   ========   ========   ========

The aggregate amount of certificates of deposit with denominations greater than or equal to $100,000 was $20,020,000 and $23,105,000 at December 31, 1995 and
1994 (unaudited), respectively.

Interest expense on deposits for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited) , is summarized as follows (in thousands):

                                              1995          1994       1993
                                             -------       -------    -------
                                                         (Unaudited) (Unaudited)
Money market                                 $ 2,036       $   417       $   550
Passbook savings                                  78            92           135
Certificates of Deposit                       14,919         9,218         7,009
                                             -------       -------       -------
                                             $17,033       $ 9,727       $ 7,694
                                             =======       =======       =======

Accrued interest payable on deposits at December 31, 1995 and 1994 (unaudited), was $452,000 and $1,471,000, respectively.

12.  ADVANCES  FROM  THE FHLB OF ATLANTA:

Advances to the Bank from the FHLB of Atlanta at December 31, 1995 and 1994 (unaudited), were as follows (dollars in thousands):


                      Weighted                      Weighted
                      Average      Interest          Average        Interest
Maturity                1995        Rate             1994             Rate
--------            -----------    ---------      -------------  --------------
                                                          (Unaudited)
1995                 $     --         --%             $ 45,000        4.71%
1996                   51,000       5.52                51,000        5.13
1997                   29,500       5.72                    --          --
1999                   25,000       5.59                    --          --
                     --------      -----             ---------      -------
                     $105,500       5.59%             $  96,00        4.93%
                     ========      =====             =========      =======



All advances, except for $2.0 million, are floating rate advances and adjust quarterly or semi-annually to the London InterBank Offering Rate ("LIBOR"). In 1995 and 1994 (unaudited), the advances were collateralized by a specific lien on mortgage loans in accordance with an "Advances, Specific Collateral Pledge and Security Agreement" with the FHLB of Atlanta, executed September 10, 1980. Under this agreement, the Bank is required to maintain qualified collateral equal to 120 to 160 percent of the Bank's FHLB advances, depending on the collateral type. As of December 31, 1995 and 1994 (unaudited), TeleBanc secured these advances with an assignment of specific mortgage loan collateral from its loan and mortgage-backed security portfolio. These 1-4 family whole first mortgage loans and securities pledged as collateral totaled approximately $140,178,000 and $104,345,000 at December 31, 1995 and 1994 (unaudited), respectively.

TeleBanc is required to be a member of the FHLB System and to maintain an investment in the stock of the FHLB of Atlanta at least equal to the greater of 1 percent of the unpaid principal balance of its residential mortgage loans or 1 percent of 30 percent of its total assets or 1/20th of its outstanding advances from the FHLB.

13.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

Information concerning borrowings under fixed and variable rate coupon reverse repurchase agreements is summarized as follows (dollars in thousands):

                                                                 1995       1994
                                                              ---------   ---------
                                                                         (Unaudited)
Weighted average balance during the year                      $ 97,692    $ 45,759

Weighted average interest rate during the year                    6.29%       4.92%

Maximum month-end balance during the year                      119,507      79,613

Balance at year-end                                             93,905      79,613

Private issuer mortgage-backed securities underlying the
  agreements as of the end of the year:
     Carrying value, including accrued interest                103,590      93,608
     Estimated market value                                    103,891      89,224

The securities sold under the reverse repurchase agreements at December 31, 1995, are due in less than one year. TeleBanc enters into sales of securities under agreements to repurchase the same securities. Reverse repurchase agreements are collateralized by fixed and variable rate mortgage-backed securities or investment grade securities. Reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreement remains in the asset accounts. The securities underlying the agreements are physical and book entry securities and the brokers retain possession of the securities collateralizing the reverse repurchase agreements. If the counterparty in a reverse repurchase agreement were to fail,

TeleBanc might incur an accounting loss for the excess collateral posted with the counterparty. Below is data concerning reverse repurchase agreements under which the amount at risk with the listed counterparties exceeded 10 percent of the Company's stockholders' equity at December 31, 1995:

                                                                   Weighted
                                             Weighted              Average
                                             Average               Maturity               Amount
Name of Counterparty                         Coupon               (in Months)             at Risk
--------------------                         --------             ----------          -------------
Goldman Sachs                                 6.08%                  0.50               $  588,547
Salomon Brothers                              6.18                   6.44                1,216,820
Lehman Brothers                               6.09                   5.64                2,323,445
Morgan Stanley                                5.84                   2.57                  193,723
Nomura                                        5.95                   0.76                  951,456

14.  SUBORDINATED DEBT:

In May and June 1994, TeleBanc issued 15,000 units of subordinated debt at a price of $15.0 million and 2,250 additional units at a price of $2.3 million, respectively. Each unit consists of $1,000 of 11.5 percent subordinated notes due in 2004 and 20 detachable warrants to purchase one share each of TeleBanc common stock. The notes may not be redeemed prior to May 1, 1999. The notes are redeemable at the option of TeleBanc after May 1, 1999, at an initial redemption price of 105.75 percent of the principal amount plus accrued interest with the redemption price declining to 104.60 percent, 103.45 percent, 102.30 percent, and 101.15 percent annually each year thereafter. Interest is payable semi-annually on May 1 and November 1, commencing November 1, 1994. The indenture, among other things, restricts the ability of TeleBanc under certain circumstances to incur additional indebtedness, limits cash dividends and other capital distributions by TeleBanc, requires the maintenance of a reserve initially equal to 150 percent of TeleBanc's annual interest expense on all indebtedness, restricts disposition of the Bank or its assets and limits transactions with affiliates.

The total value of the 345,000 TeleBanc warrants was $948,750 which resulted in an original issue discount on the subordinated debt in the amount of $899,289. The original issue discount is amortized on a level yield basis over the life of the debt. The TeleBanc warrants became transferable on November 27, 1994 and are exercisable on or after May, 27, 1995. The exercise price of each warrant is $7.65625.

15. PENSION PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN:

TeleBanc sponsors an Employee Stock Ownership Plan ("ESOP"). All full-time employees of TeleBanc who meet limited qualifications participate in the ESOP. Under the ESOP, TeleBanc contributes cash to a separate trust fund maintained exclusively for the benefit of those employees who have become participants. Participants will have shares of TeleBanc common stock, valued at market value, allocated to their personal plan accounts based on a uniform percentage of wages. At December 31, 1995, TeleBanc carried a $240,000 note receivable from the ESOP which was collateralized by TeleBanc's common stock. The ESOP owned 67,600 shares of TeleBanc's stock at December 31, 1995 with approximately 18,000 shares vested. In addition, the ESOP owns 368 shares of MET Holdings Class A Common Stock and 132 Class B Common Stock as of December 31, 1995. Subsequent to fiscal year end the ESOP purchased 310 shares of MET Holdings, newly issued, Class B Serial Preferred Stock at $600 per share. TeleBanc's contribution to the ESOP, which is reflected in compensation expense, was $210,000, $104,000 and $130,000 for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited), respectively.

16.  INCOME  TAXES:

As of January 1, 1993, the Bank adopted SFAS No.109, "Accounting for Income Taxes." The cumulative impact of this change in accounting principle at January 1, 1993 resulted in an increase in earnings of $170,000 which is reported separately in the consolidated statements of operations. Prior years' financial statements have not been restated to apply the provisions of SFAS No.109.

For federal income tax purposes, MET Holdings and Arbor have entered into a tax sharing agreement and file on a consolidated basis their federal income tax return. TeleBanc is not part of the same consolidated group for federal tax purposes and, therefore, files a separate federal income tax return. TeleBanc and TeleBank have entered into a tax sharing agreement and file a consolidated basis federal income tax return. Furthermore, each entity files separate income tax returns for state and local purposes.

Income tax provision for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited), is summarized as follows (in thousands):

                              1995             1994        1993
                         ---------         --------      ---------
                                                   (Unaudited)
Current:
     Federal              $ 1,954           $   171       $   698
     State                    181                59           154
                         ---------         --------      ---------
                            2,135               230           852
                         ---------         --------      ---------
Deferred:
     Federal                 (474)              (86)         (170)
     State                    (85)              (15)          (19)
                         ---------         --------      ---------
                             (559)             (101)         (189)
                         ---------         --------      ---------
Total:
     Federal                1,480                85           528
     State                     96                44           135
                         ---------         --------      ---------
                          $ 1,576           $   129       $   663
                         =========         ========      =========

A  reconciliation  of the  statutory  federal  income tax rate to MET  Holdings'
effective income tax rate for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited), is as follows:

                                                                                             1995       1994       1993
                                                                                             ----       ----       ----
                                                                                                           (Unaudited)
Federal income tax at statutory rate                                                         34.0%      34.0%      34.0%
State taxes, net of federal benefit                                                           4.5        4.8        5.5
Municipal bond interest, net of disallowed interest expense                                  (7.4)     (21.2)        --
Other                                                                                         7.1        3.4        2.1
                                                                                             ----       ----       ----

                                                                                             38.2%      21.0%      41.6%
                                                                                             ====       ====       ====

Deferred income taxes result from temporary differences in the recognition of income and expense for tax versus financial reporting purposes. The sources of these temporary differences and the related tax effects, primarily due to the operations of TeleBanc, for the years ended December 31, 1995 and 1994 (unaudited), are as follows (in thousands):

                                                                         1995      1994
                                                                         ----      ----
                                                                               (Unaudited)
Deferred tax liabilities:
     Acquired loan servicing rights                                    $ (15)   $ (18)
     Purchase accounting premium - land and building                     (37)     (75)
     Purchase accounting premium on investments                           (3)      (4)
     Depreciation                                                        (15)     (12)
     Tax reserve in excess of base year                                  (93)     (93)
     Prepaid expenses                                                    (25)     (95)
     FHLB stock dividends                                               (168)    (168)
                                                                       -----    -----
          Total                                                         (356)    (465)
                                                                       -----    -----
Deferred tax assets:
     Purchase accounting discount on loan portfolio                    $   4    $   3
     General reserves and real estate owned losses                       674      222
     Deferred loan fees                                                   16       19
                                                                       -----    -----
          Total                                                          694      244
                                                                       -----    -----
          Net deferred tax asset (liability)                             338     (221)
                                                                       -----    -----
Tax effect of securities available-for-sale adjustment to fair value
(Notes 5 and 6)                                                         (832)      62
                                                                       -----    -----
Adjusted net deferred tax liability                                    $(494)   $(159)
                                                                       =====    =====

TeleBanc carries an accumulated tax bad debt reserve of $785,000 for which income taxes have not been provided. If the Bank were to convert from its thrift charter, the Bank would pay taxes of approximately $100,000 on this bad debt reserve. In addition, the Bank has entered into a tax sharing agreement with TeleBanc under which it is allocated its share of income tax expense or benefit based on its portion of consolidated income or loss.

Subsequent to December 31, 1995, legislation was passed which repealed the reserve method which afforded thrift institutions favorable treatment when calculating the tax deduction for bad debt. Management does not believe that this legislation will have a material impact on the Bank's consolidated financial statements.

17. FINANCIAL  INSTRUMENTS:

TeleBanc enters into swap agreements to make fixed-rate interest payments in exchange for receiving variable market-indexed interest payments. The effect of these agreements is to lengthen short-term variable liabilities into longer term fixed-rate liabilities. The net costs of these agreements are charged to interest expense. Two such agreements were outstanding at December 31, 1995. On November 28, 1995, TeleBanc entered into a forward swap agreement, with a notional principal of $25.0 million, under which TeleBanc will pay 5.97 percent and receives 3 month LIBOR in exchange. This agreement is effective January 12, 1996, through October 12, 2000, and hedges certain current and anticipated FHLB advances. On December 28, 1995, TeleBanc entered into the second interest rate swap, which has a notional principal of $15.0 million, under which TeleBanc will pay 5.875 percent and receive 3-month LIBOR in exchange. This agreement is effective December 28, 1995, through December 29, 2002, and also hedges certain current and anticipated FHLB advances.

Interest rate exchange agreements for the years ended December 31, 1995 and 1994 (unaudited), are summarized as follows (dollars in thousands):

                                                                      1995           1994
                                                                   ----------    ----------
                                                                                 (Unaudited)
Weighted average fixed rate payments                                     5.93%         5.78%
Weighted average original term                                           6.0 yrs       2.0 yrs
Weighted average variable rate obligation at December31, 1995            5.63%         6.31%
Net cost for the year                                              $       18    $      119
Notional Amount                                                    $   40,000    $   10,000

TeleBanc enters into interest rate cap agreements to hedge outstanding FHLB advances and reverse repurchase agreements. Under the terms of the interest rate cap agreements, TeleBanc generally receives an amount equal to the difference between 3 month LIBOR and the cap's strike rate, multiplied by the notional amount. The interest rate cap agreements are summarized as follows (dollars in thousands):


                                               Notional
Cap Strike Rate       Effective Date           Balance          Maturity Date
---------------       --------------           -------          -------------

4%                    July 1992               $10,000           July 1999
5%                    July 1992                10,000           July 1997
7%                    December 1994            10,000           July 1998
7%                    July 1995                10,000           July 1997
8%                    October 1994             10,000           January 1997
9%                    October 1994             14,000           December 1998
9.5%                  January 1995             10,000           April 1997
10%                   November 1994            10,000           January 2002
10%                   January 1995             10,000           January 1997

The counterparties to the interest rate cap agreements are Goldman Sachs, Lehman Brothers, Salomon Brothers, UBS and Nomura and contain credit risk of $974,000, $440,000, $198,000, $21,000 and $13,000, respectively. Because no amounts were due to the Bank under these agreements, credit risk is attributable to the unamortized cap premium at December 31,1995. The total amortization expense for premiums on interest rate caps was $213,000, $292,000 and $332,000 for the years ended December 31, 1995, 1994 (unaudited) and 1993 (unaudited), respectively.

18.  FAIR VALUE DISCLOSURE OF FINANCIAL
     INSTRUMENTS:

The fair value information for financial instruments, which is provided below, is based on the requirements of SFAS No.107, "Disclosure About Fair Value of Financial Instruments," and does not represent the aggregate net fair value of the Bank. Much of the information used to determine fair value is subjective and judgmental in nature, therefore, fair value estimates, especially for less marketable securities, may vary. In addition, the amounts actually realized or paid upon settlement or maturity could be significantly different. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is reasonable to estimate that value:

CASH AND INTEREST-BEARING DEPOSITS - Fair value is estimated to be carrying value.

FEDERAL  FUNDS SOLD - Fair value is estimated to be carrying  value.

SECURITIES PURCHASED UNDER AGREEMENT TO RESELL - Fair value is estimated to be carrying value.

INVESTMENT SECURITIES - Fair value is estimated by averaging two quoted market prices for most securities. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term coupon, payment characteristics, and other information.

MORTGAGE-BACKED AND RELATED SECURITIES - Fair value is estimated using quoted market prices. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term coupon, payment characteristics, and other information.

LOANS RECEIVABLE - For certain residential mortgage loans, fair value is estimated using quoted market prices for similar types of product. The fair value of other certain types of loans is estimated using quoted market prices for securities backed by similar loans.

The fair value for loans which could not be reasonably established using the previous two methods was estimated by discounting future cash flows using current rates for similar loans. Management adjusts the discount rate to reflect the individual characteristics of the loan, such as credit risk, coupon, term, payment characteristics, and the liquidity of the secondary market for these types of loans.

DEPOSITS - For passbook savings, checking and money market accounts, fair value is estimated at carrying value. For certificates of deposit, fair value is estimated by discounting future cash flows at the currently offered rates for deposits of similar remaining maturities.

ADVANCES FROM THE FHLB OF ATLANTA - For adjustable rate advances, fair value is estimated at carrying value. For fixed rate advances, fair value is estimated by discounting future cash flows at the currently offered rates for fixed-rate advances of similar remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Fair value is estimated using carrying value. The securities are repriced on a semiannual basis.

OFF-BALANCE SHEET INSTRUMENTS - The fair value of interest rate exchange agreements is the net cost to TeleBanc to terminate the agreement as determined from market quotes.

The fair value of financial instruments as of December 31, 1995 and 1994 (unaudited), is as follows (in thousands):

                                                                            1995             1995             1994             1994
                                                                         Carrying            Fair            Carrying          Fair
                                                                           Value             Value            Value           Value
                                                                          -------            -------          -------        -------
                                                                                                                   (Unaudited)
Assets:
     Cash and interest-bearing deposits                                  $  8,853        $  8,853        $  5,932        $  5,932
     Federal funds sold                                                       905             905             647             647
     Investment securities available-for-sale                              40,058          40,058          10,548          10,548
     Mortgage-backed securities available-for-sale                        234,210         234,210          15,459          15,459
     Loans receivable                                                     248,667         261,198         154,742         155,713

Liabilities:
     Deposits                                                             306,500         311,476         212,411         213,615
     Advances from the FHLB Atlanta                                       105,500         105,526          96,000          96,000
     Securities sold under agreements to repurchase                        93,905          93,905          79,613          79,613
     Subordinated debt, net                                                16,496          16,123          16,390          16,390
     Off-balance sheet instruments                                             --             212              --           2,820

19.  STOCKHOLDERS' EQUITY:

MET Holdings' common shares outstanding consist of Class A and Class B Common Stock. Voting power is vested exclusively in the holders of Class A Common
Stock. Shares of Class A Common Stock are convertible at the option of the holder thereof at any time into the same number of shares of Class B Common
Stock. Holders of Class A and Class B Common Stock share ratably in any dividends or in the event of any dissolution, liquidation or winding up of the Company.

As mandated by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Director of the OTS requires all thrift institutions to maintain capital in accordance with capital standards which include maintenance of: (1) tangible capital equal to at least 1.5 percent of adjusted total assets, (2) core capital equal to at least 3 percent of adjusted total assets, and (3) core capital equal to at least 4 percent of risk-weighted assets (tier 1 capital ratio), and (4) total capital including general loan loss allowances equal to at least 8 percent of risk-weighted assets. There are limitations to the amount of the loan loss allowance which may be included in regulatory capital. At December 31, 1995, TeleBanc exceeded all current and fully phased-in capital requirements promulgated by the OTS. At December 31, 1995, the Bank had tangible capital of
5.36 percent, core capital of 5.31 percent and risk-based capital of 11.74 percent which exceeded the minimum OTS requirements to be adequately capitalized.

The Federal Deposit Insurance Improvement Act of 1991 ("FDICIA") required each federal regulatory agency to mandate minimum capital levels at which an institution is considered "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized." Certain prompt corrective action is required to be taken with respect to those institutions which fall below minimum regulatory capital standards. Under the prompt corrective action regulations adopted by the OTS, which became effective in December 1992, the following capital standards were required in order to be considered well capitalized: (1) core capital of at least 5 percent, (2) tier 1 risk-based capital of at least 6 percent, and (3) risk-based capital of at least 10 percent. TeleBanc is considered to be well capitalized at December 31, 1995 under the prompt corrective action regulations.

TeleBanc is authorized to issue up to 500,000 shares of preferred stock with a par value of $1.00 per share. No preferred stock is outstanding at December 31, 1995.

TeleBanc is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval in accordance with the OTS. At December 31, 1995 approximately $7.3 million of retained earnings were available for dividend declaration without prior regulatory approval.

ARBOR REGULATORY CAPITAL

As a registered broker-dealer, Arbor is subject to the SEC's Uniform Net Capital Rule 15c3-1 which requires that the Arbor maintain minimum net capital, as defined, of one fifteenth of aggregate indebtedness, as defined, or $100,000, whichever is greater. As of December 31, 1995, Arbor had net capital of $303,222 which exceeded the requirements by $203,222. Arbor is exempt from the provisions of Rule 15c3-3 under Paragraph (k)(2)(ii) because it clears its customers' securities transactions on a fully disclosed basis through two nonrelated clearing brokers.

20. COMMITMENTS AND CONTINGENCIES:

In the ordinary course of business, TeleBanc has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements. The principal commitments of TeleBanc are as follows:

(a) At December 31, 1995, TeleBanc was obligated under an operating lease for office space with an original term of ten years. Net rent expense under operating leases was approximately $127,000 for the year ended December 31, 1995, and $60,000 for the years ended December 31, 1994 (unaudited) and 1993 (unaudited).

The projected minimum rental payments under the terms of the lease are as follows (in thousands):

            Year Ended
            December 31,
            ------------
               1996                                 $141,078
               1997                                  159,363
               1998                                   89,274
               1999                                   89,274
               2000 and thereafter                   461,251
                                                    --------
                                                    $940,240
                                                    ========

(b) In 1995, officers and employees were issued 32,000 options to purchase 32,000 shares of TeleBanc common stock at a price of $5.50. Directors and officers have been issued options in 1994 to purchase 242,730 shares of common stock of TeleBanc at prices ranging from $6.125 to $7.125. As of December 31, 1995 and 1994 (unaudited), 114,892 and 56,946 of the shares were vested at exercise prices ranging from $5.50 to $6.125. The options' exercise price was the market value of the stock at the date of the offering. No options have been exercised or canceled.
(c) As of December 31, 1995, TeleBanc had commitments to purchase $24.7 million of mortgage loans.
(d) The Federal government has considered, but not enacted, a plan to recapitalize the Savings Association Insurance Fund ("SAIF") with a one-time assessment on savings institutions. Subsequently, banks would share with thrifts in proportion to their deposits the interest costs for the Financing Corporation ("FICO") bonds. The cost to the Bank of the one-time assessment is estimated to be between $2.2 million and $2.3 million. However, until the legislation is formally enacted management cannot determine with any certainty the impact of such legislation.
(e) TeleBanc self-insures for a portion of health insurance expenses paid by TeleBanc as a benefit to its employees. At December 31, 1995 and 1994 (unaudited), the reserve for incurred but not reported claims under this insurance arrangement was insignificant.

Arbor is obligated under a five-year operating lease for office space expiring November 30, 1997. In addition to base rent, the lease is subject to escalation on certain costs incurred by the landlord. Minimum rent commitments under the terms of the lease are as follows:

               Year Ending
               December 31,
               ------------
                    1996                        $124,167
                    1997                         114,583



Arbor has entered into clearing agreements with various brokerage firms for minimum monthly fees aggregating $7,500. Beginning in March 1996, due to a change in one of the brokerage firms, the minimum monthly fees will be reduced to $6,500. These agreements are cancelable upon thirty days with a written notice from either party.

21.  SUBSEQUENT EVENTS:

PREFERRED STOCK

Subsequent to December 31, 1995, MET Holdings authorized the issuance of two classes of Serial Preferred Stock consisting of 5,000 shares of 6 percent Class A Serial Preferred Stock, and 5,000 shares of 6 percent Class B Serial Preferred Stock ("Class B"). Both classes of Serial Preferred Stock have a par value of $0.10 per share. On February 1, 1996, MET Holdings issued 5,000 shares of its Class B Serial Preferred Stock to certain of the current common shareholders of the Company at $600 per share. Net proceeds were approximately $3,000,000.

JOINT VENTURES

Subsequent to December 31, 1995, TeleBanc received regulatory approval to establish and fund 50 percent of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT will service performing loans for a fee (including those held by TeleBank) and perform servicing and workout services for troubled loans for a fee. AGT commenced operations in May 1996. In addition, TeleBanc received approval to fund 50 percent of the capital commitment for a second new entity, AGT-PRA LLC ("AGT PRA"). The primary business of AGT PRA will be its investment in Portfolio Recovery Associates LLC ("PRA"). PRA will acquire and collect delinquent consumer debt obligations for its own portfolio and may also service troubled consumer loans for third parties. PRA commenced operations on March 30, 1996.

In 1996, Arbor entered into a third joint venture with Angelo Gordon & Co., LP ("Angelo Gordon"), a New York based money management firm, to form AG Arbor Management, LLC ("AG Arbor" or the Managing Partner), a Delaware limited liability company. AG Arbor serves as the managing partner for two investment partnerships, AG Spruce, LP and AGEA Partners, LP (the Funds), and will manage a combined total of at least approximately $75,000,000 of non-performing and credit impaired mortgage securities and whole loans. The Company and Angelo
Gordon have committed to invest 10 percent of each Fund's total capital commitment, subject to a maximum commitment of $2.5 million each for a total of $5,000,000. These funds were formed on February 1, 1996.

DEPOSITS ACQUISITION

On May 2, 1996, TeleBanc entered into an agreement to assume certain deposit liabilities with First Commonwealth Savings Bank FSB ("First Commonwealth"), First Commonwealth Financial Corp., and John York, Jr. Pursuant to this agreement, TeleBanc assumed certain brokered and telephone solicited deposits accounts of First Commonwealth, which deposits had a current balance of approximately $53,100,000 as of April 30, 1996. In the deposit assumption, First Commonwealth will pay TeleBanc the amount of the deposit liabilities assumed, plus the amount of the deposit liabilities (less certain renewals) multiplied by
0.25 percent. Also, pursuant to the federal law enacted which may require payment by TeleBanc of a one-time fee to recapitalize the Savings Association Insurance Fund, First Commonwealth has agreed to pay the tax effected amount of the fee attributable to the deposits transferred, up to 0.527 percent of such deposits.

SUPERVISORY AGREEMENTS

In May 1993, the Bank entered into a supervisory agreement with the OTS pursuant to which the Bank agreed to (i) adopt and implement certain policies and procedures in connection with investment activities, particularly with respect to the use of futures transactions and other hedging strategies and activities;
(ii) submit for OTS review a comprehensive business plan with a strategy for maintaining compliance with Regulatory Bulletin 3a-1 ("RB3a-1") regarding asset growth restrictions; (iii) adopt and implement certain policies and procedures regarding executive compensation; (iv) not extend credit or be a party to any indebtedness of any holding company of the Bank or any affiliate of the Bank, except upon providing prior notice to the OTS, and otherwise not engage in any affiliated transactions, except to the extent permitted by applicable law; and
(v) adopt and effect specified loan underwriting and appraisal policies and procedures. The supervisory agreement also required the Bank to establish certain valuation allowances, to enter into a tax sharing agreement with TeleBanc and to continue the disposition of certain investments in the Bank's service corporation subsidiary. Furthermore, under the supervisory agreement, the Bank was required to increase the size of its Board of Directors, appoint independent Board members and classify the terms of such Directors. In February, 1996, TeleBanc nominated a new director to replace a director who had resigned in January, 1996. The OTS has since approved this nomination. The Board was required to appoint a compliance committee for monitoring and coordinating the Bank's adherence to the provisions of the supervisory agreement. The Bank believed it is substantially in compliance with the supervisory agreement at December 31, 1995.

On August 8, 1996, the OTS terminated the Supervisory Agreement with TeleBank, discussed above, subsequent to the completion of a full scope safety and soundness examination of the Bank.

NEW  LEGISLATION

On September 30, 1996, legislation designed to recapitalize the Savings Association Insurance Fund ("SAIF") with a one-time assessment on savings institutions such as the Bank was enacted into law. This one-time assessment is estimated to be approximately 0.657 percent of the savings institution's SAIF-insured deposits outstanding as of March 31, 1995. The cost of this one-time assessment to the Bank is estimated to be approximately $1.7 million. In addition, the assessment is required to be paid no later than November 29, 1996, but will be accrued in the Bank's financial statements as of September 30, 1996.

22.  CONDENSED FINANCIAL INFORMATION (PARENT
     COMPANY ONLY):

                        Statements of Financial Condition
                             As of December 31, 1995
                                 ($ In Thousands)
                                     ASSETS
Assets:
     Cash                                                            $    186
     Equity in net assets of bank subsidiary                           13,576
     Equity in net assets of other subsidiaries                           599
     Accrued interest receivable                                            1
     Premises and equipment                                                36
     Other assets                                                         115
                                                                     --------
          Total assets                                               $ 14,513

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Reverse repurchase agreements and other borrowings              $  2,495
     Taxes payable and other liabilities                                   18
                                                                     --------
          Total liabilities                                             2,513
                                                                     ========
Stockholders' equity:
     Common stock                                                           2
     Additional paid in capital                                         7,205
     Retained earnings                                                  4,637
     Treasury stock                                                      (831)
     Unrealized gain/loss on securities available-for-sale                987
                                                                     --------
          Total stockholders' equity                                   12,000
                                                                     --------
          Total liabilities and stockholders' equity                 $ 14,513
                                                                     ========

                            Statements of Operations
                                 ($ in thousands)

                                                                                       For the Years Ended December31,
                                                                                   1995          1994          1993
                                                                                -------          -------     -------
                                                                                                      (Unaudited)
Interest income                                                                 $   171          $    84     $     6
Interest expense                                                                    150              153          96
                                                                                -------          -------     -------
          Net interest income                                                        21              (69)        (90)
Non interest income                                                                  34               44           6
                                                                                -------          -------     -------
          Total income                                                               55              (25)        (84)
Non interest expense                                                                 79              182         371
                                                                                -------          -------     -------
          Net loss before income taxes and undistributed
            earnings                                                                (24)            (207)       (455)
Income taxes                                                                         --              (78)       (178)
Equity in undistributed earnings of bank subsidiary                               1,733              553       1,377
Equity in undistributed (losses) earnings of other subsidiaries                    (124)              74          --
                                                                                -------          -------     -------
          Net income                                                            $ 1,585          $   498     $ 1,100
                                                                                =======          =======     =======

                            Statements of Cash Flows
                                 ($ in thousands)

                                                                                                       For the Years Ended
                                                                                                          December 31,
                                                                                         -------------------------------------------
                                                                                            1995            1994             1993
                                                                                           ------             ----           ------
                                                                                                                  (Unaudited)
Cash flows from operating activities:
Net income                                                                                $ 1,585          $   498          $ 1,100
Adjustments to reconcile net income to net cash provided by
(used in) operating activities-
     Equity in undistributed earnings of bank subsidiary                                   (1,733)            (553)          (1,377)
     Equity in undistributed (losses) earnings of other
      subsidiaries                                                                            124              (74)            --
     Depreciation and amortization of premises and equipment                                   13               19               12
     Amortization of goodwill and other intangibles                                          --                 22               24
     Decrease (increase) in other assets                                                      152             (170)             (92)
     Increase (decrease) in accrued expenses and other liabilities                              8                7              (46)
                                                                                           ------             ----           ------
          Net cash provided by (used in) operating activities                                 149             (251)            (379)
                                                                                           ------             ----           ------

                            Statements of Cash Flows
                                 ($ in thousands)
                                   (Continued)

                                                                                      For the Years Ended December31,


                                                                                         1995             1994             1993
                                                                                       --------          -------          ---------
                                                                                                               (Unaudited)
Cash flows from investing activities:
     Investment in bank subsidiary                                                      $    --          $    --           $(1,663)
     Investment in other subsidiaries                                                      (374)           1,332              (233)
     Proceeds from sale of investment securities available for sale                          --              365                --
     Purchase of equipment                                                                   --               --               (36)
     Disposition of equipment                                                                 4               --                --
                                                                                       --------          -------          ---------
          Net cash (used in) provided by investing activities                              (370)           1,697            (1,932)
                                                                                       --------          -------          ---------
Cash flows from financing activities:
     Proceeds from borrowings                                                                --               --             2,727
     Principal payments on borrowings                                                        --             (232)               --
     Adjustment to basis of subsidiary                                                       --             (870)               --
     Purchase of treasury stock                                                              --               --              (831)
                                                                                       --------          -------          ---------
          Net cash (used in) provided by financing activities                                --           (1,102)            1,896
                                                                                       --------          -------          ---------
          Net (decrease) increase cash and cash equivalents                                (221)             344              (415)
Cash and cash equivalents, beginning of period                                              407               63               478
                                                                                       --------          -------          ---------
Cash and cash equivalents, end of period                                                $   186          $   407           $    63
                                                                                       ========          =======          =========

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145 of the DGCL is set forth as Exhibit 99 to this Registration Statement and is incorporated herein by reference.

         (b) Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may include:

                  A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under ss. 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with ss. 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

         (c) Section 5.5 of the Registrant's Certificate of Incorporation provides:

                  5.5.  Limitation of Liability.

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to the effective date of such repeal or modification.

         (d) Article 12 of the Registrant's Certificate of Incorporation provides:

12.  INDEMNIFICATION.

                  To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (e) Article 13 of the Registrant's Certificate of Incorporation provides:

13.      AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                  Except as set forth in this Article 13 or as otherwise specifically required by law, no amendment of any provision of this Amended and Restated Certificate of Incorporation shall be made unless such amendment has been first proposed by the Board of Directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this Article 13 or in Article 5, 6, 7, 8, 9, 10, or 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding shares of stock of the Corporation entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in Article 11 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

         (f)      Article 7 of the Registrant's Bylaws provides:

7.       INSURANCE.

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

         (g)      Article 8 of the Registrant's Bylaws provides:

8.       INDEMNIFICATION.

             8.1. Indemnification in Actions, Suits or Proceedings Other Than Those by or in Right of the Corporation.

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in right of the Corporation) by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and any appeal therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

             8.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 8.3 hereof) that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

             8.3.     Authorization of Indemnification.

                  Any indemnification under this Article 8 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof and, if applicable, is fairly and reasonably entitled to indemnity as set forth in Section 8.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the stockholders entitled to vote generally in the election of directors. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.4.     Good Faith Defined.

                  For purposes of any determination under Section 8.3 hereof, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 8.1 or 8.2 hereof, as the case may be.

             8.5.     Indemnification by a Court.

                  Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 8.1 and 8.2 above, as the case may be. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.6.     Advancement of Expenses.

                  The Corporation may advance expenses (including attorneys' fees) incurred by a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Corporation as authorized in this Article 8.

             8.7.     Contract, Non-exclusivity and Survival of Indemnification.

                  The indemnification provided by this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article 8 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section
8.3 hereof concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 of this Article 8 but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

             8.8.     Meaning of "Corporation" for Purposes of Article 8.

                  For purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 8 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.

EXHIBIT NUMBER    EXHIBIT DESCRIPTION

    2.1 Agreement and Plan of Merger, dated as of May 10, 1996, by and among TeleBanc Financial Corporation ("TeleBanc") and MET Holdings Corporation ("MET Holdings") (included in Annex A to Proxy Statement/Prospectus).

    2.2 First Amendment to Agreement and Plan of Merger, dated October 7, 1996, by and among TeleBanc and MET Holdings (included in Annex A to Proxy Statement/Prospectus).

    2.3 Stock Exchange Agreement, dated as of _____________, 1996, by and among TeleBanc, MET Holdings and William M. Daugherty (included as Annex D to Proxy Statement/Prospectus).*

     5 Opinion of Hogan & Hartson L.L.P. regarding the legality of securities being issued.

     8            Opinion of Arthur Andersen LLP regarding certain tax matters.*

    13.1          Annual  Report on Form 10-K of  TeleBanc  for the fiscal  year
                  ended   December  31,   1995,  filed  on  March  __,  1996 and
                  incorporated by reference herein.

    13.2 Quarterly Report on Form 10-Q of TeleBanc for the quarter ended June 30, 1996, filed on August 14, 1996 and incorporated by reference herein.

    23.1          Consent of Arthur Andersen LLP (MET Holdings and TeleBanc).

    23.2          Consent of KPMG Peat Marwick LLP (TeleBanc).

    23.3          Consent of Corporate Finance of Washington, Inc.

    23.4 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5 hereto).*

    99.1          Section 145 of the Delaware General Corporation Law.

    99.2          Form of proxy for MET Holdings.

    99.3          Form of proxy for TeleBanc.

----------

          *       To be filed by amendment.

ITEM 22. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (e) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 7, 1996.


                                                TeleBanc FINANCIAL CORPORATION


                                                By: /s/ David A. Smilow
                                                    --------------------------
                                                    David A. Smilow
                                                    Chairman of the Board
                                                     and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints David A. Smilow and Mitchell H. Caplan, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1996.





/s/ David A. Smilow              Chairman of the Board and Chief Executive
-----------------------------    Officer (Principal Executive Officer)
    David A. Smilow




/s/ Mitchell H. Caplan           President, Chief Operating Officer and Director
-----------------------------
    Mitchell H. Caplan




/s/ Aileen Lopez Pugh            Executive Vice President-Chief Financial
-----------------------------    Officer/Treasurer (Principal Financial Officer)
    Aileen Lopez Pugh




/s/ David DeCamp                 Director
-----------------------------
    David DeCamp

/s/ Arlen Gelbard                Director
-----------------------------
    Arlen Gelbard




/s/ Mark Rollinson               Director
-----------------------------
    Mark Rollinson

                                  EXHIBIT INDEX
                                                                  PAGE NUMBER IN
                                                                    SEQUENTIALLY
                                                                        NUMBERED
                                                                    REGISTRATION
EXHIBIT NUMBER              DESCRIPTION OF DOCUMENT                    STATEMENT
--------------              -----------------------                    ---------

    2.1 Agreement and Plan of Merger, dated as of May 10, 1996, by and among TeleBanc Financial Corporation ("TeleBanc") and MET Holdings Corporation ("MET Holdings") (included in Annex A to Proxy Statement/Prospectus).

    2.2           First  Amendment  to  Agreement  and Plan of
                  Merger, dated October 7, 1996, by and among TeleBanc and MET Holdings (included in Annex
                  A to Proxy Statement/Prospectus).

    2.3 Stock Exchange Agreement, dated as of _______, 1996, by and among TeleBanc, MET Holdings and William M. Daugherty (included as Annex D to
                  Proxy Statement/Prospectus).*

    5 Opinion of Hogan & Hartson L.L.P. regarding the legality of securities being issued.*

    8 Opinion of Arthur Andersen LLP regarding certain tax matters.*

    13.1 Annual Report on Form 10-K of TeleBanc for the fiscal year ended December 31, 1995, filed on March __, 1996 and incorporated by reference herein.

    13.2 Quarterly Report on Form 10-Q of TeleBanc for the quarter ended June 30, 1996, filed on August 14, 1996 and incorporated by reference herein.

    23.1          Consent of Arthur Andersen LLP (MET Holdings and TeleBanc).

    23.2          Consent of KPMG Peat Marwick LLP (TeleBanc).

    23.3          Consent  of   Corporate Finance of Washington,
                  Inc.

    23.4 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5 hereto).*

    99.1          Section   145   of  the   Delaware   General
                  Corporation Law.

    99.2          Form of proxy for MET Holdings.

    99.3          Form of proxy for TeleBanc.

----------

           *      To be filed by amendment.